Exhibit 10.1

TACO BELL FUNDING, LLC,
as Issuer

and

CITIBANK, N.A.,
as Trustee and Securities Intermediary

SECOND AMENDED AND RESTATED BASE INDENTURE

Dated as of September 24, 2025

TABLE OF CONTENTS

i

ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS

Exhibit A	Form of Weekly Manager’s Certificate
Exhibit B	Form of Quarterly Noteholders’ Report
Exhibit C-1	Form of Notice of Grant of Security Interest in Trademarks
Exhibit C-2	Form of Notice of Grant of Security Interest in Patents
Exhibit C-3	Form of Grant of Security Interest in Copyrights
Exhibit D-1	Form of Supplemental Notice of Grant of Security Interest in Trademarks
Exhibit D-2	Form of Supplemental Notice of Grant of Security Interest in Patents
Exhibit D-3	Form of Supplemental Grant of Security Interest in Copyrights
Exhibit E	Form of Investor Request Certification
Exhibit F	Form of Notice of Non-Election of Controlling Class Representative
Exhibit G	Form of CCR Election Notice
Exhibit H	Form of CCR Nomination for Controlling Class Representative
Exhibit I	Form of CCR Ballot for Controlling Class Representative
Exhibit J	Form of CCR Acceptance Letter
Exhibit K	Form of Note Owner Certificate

SCHEDULES

Schedule 7.3	Consents
Schedule 7.7	Proposed Tax Assessments
Schedule 7.18	Insurance
Schedule 7.20	Pending Actions or Proceedings Relating to the Securitization IP
Schedule 8.11	Non-Perfected Liens
Schedule 8.14	Employee Benefit Plans

v

SECOND AMENDED AND RESTATED BASE INDENTURE, dated as of September 24, 2025, by and among TACO BELL FUNDING, LLC, a Delaware limited liability company (the “Issuer”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee previously entered into that certain Base Indenture, dated as of May 11, 2016 (as amended by the Amendment No. 1 to Base Indenture, dated as of August 23, 2016 and the Amendment No. 2 to Base Indenture, dated as of November 28, 2018, exclusive of the Series Supplements thereto, the “Original Base Indenture”) to provide for the issuance from time to time of one or more Series of Notes;

WHEREAS, the Issuer and the Trustee amended and restated the Original Base Indenture in the form of that certain Amended and Restated Base Indenture, dated as of August 19, 2021 (the “Existing Base Indenture”);

WHEREAS, the Issuer desires to amend and restate the Existing Base Indenture in the manner set forth in this Base Indenture (as defined below) pursuant to Section 13.2(a) of the Existing Base Indenture;

WHEREAS, the parties hereto acknowledge the Base Indenture (as defined below) shall be deemed to be a Supplement pursuant to Section 13.1 of the Existing Base Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this second amended and restated Base Indenture (the Existing Base Indenture, as amended and restated hereby and as the same may be further amended, restated, supplemented or otherwise modified from time to time, this “Base Indenture”) to provide for the amendment and restatement of the Original Base Indenture and to provide for the continued issuance from time to time of one or more series of notes (the “Notes”), as provided in this Base Indenture and in supplements to this Base Indenture; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee (or registered, in the case of Uncertificated Notes) hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), to amend and restate the Existing Base Indenture as follows:

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1          Definitions.

(a)            Capitalized terms used herein (including the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Base Indenture Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

(b)            Any terms used in the Indenture (including, without limitation, for purposes of Article III) that are defined in the UCC and pertaining to Collateral shall be construed and defined as set forth in the UCC, unless otherwise defined in the Indenture.

Section 1.2          Cross-References.

Unless otherwise specified, references in the Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of the Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3          Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Transaction Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Transaction Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Document shall be made without duplication.

Section 1.4          Rules of Construction.

In the Indenture and the other Transaction Documents, unless the context otherwise requires:

(a)            the singular includes the plural and vice versa;

(b)            reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the other applicable Transaction Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c)            reference to any gender includes the other gender;

(d)            reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e)            “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(f)            the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”), unless used in an “either ... or” construction;

(g)            reference to any contract or agreement means such contract or agreement as amended, supplemented or otherwise modified from time to time; and

(h)            with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”.

Article II

THE NOTES

Section 2.1          Designation and Terms of Notes.

(a)            Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Issuer, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer of the Issuer executing such Notes, as evidenced by execution of such Notes by such Authorized Officer. All Notes of any Series shall, except as specified in the applicable Series Supplement and in this Base Indenture, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery (or registration, in the case of Uncertificated Notes), all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered (or, with respect to Uncertificated Notes, registered) under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

(b)            With respect to any Class A-1 Note Purchase Agreement entered into by the Issuer in connection with the issuance of any Class A-1 Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall be true (except to the extent that the Series Supplement with respect to such Class of Notes or such Class A-1 Note Purchase Agreement provides otherwise):

(i)          for purposes of any provision of any Indenture Document relating to any vote, consent, direction, waiver or the like to be given by such Class on any date, with respect to the related Class A-1 Notes Outstanding, the relevant principal amount of such Class A-1 Notes to be used in tabulating the percentage of such Class voting, consenting, directing, waiving or the like shall be deemed to be the related Class A-1 Notes Voting Amount;

(ii)         for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Class A-1 Note Purchase Agreement have been terminated thereunder and the Outstanding Principal Amount of such Class shall have been reduced to zero; and

(iii)        notwithstanding the foregoing, and for the avoidance of doubt, a Series Supplement or such Class A-1 Note Purchase Agreement may provide for different treatment of commitments of a Noteholder of a Class A-1 Note subject to such Series Supplement or such Class A-1 Note Purchase Agreement that has failed to make a payment required to be made by it under the terms of such Class A-1 Note Purchase Agreement, that has provided written notification that it does not intend to make a payment required to be made by it thereunder when due or that has become the subject of an Event of Bankruptcy.

Section 2.2          Notes Issuable in Series.

(a)            The Notes shall be issued in one or more Series of Notes in one or more Classes, including as Additional Notes of an existing Series, Class, Subclass or Tranche of Notes. Each Series of Notes shall be issued pursuant to a Series Supplement. Additional Notes of an existing Series, Class, Subclass or Tranche of Notes shall be issued pursuant to an amendment to the existing Series Supplement. Any Series of Class A-1 Senior Notes may be uncertificated if provided for in the related Series Supplement.

(b)            So long as each of the certifications described in clauses (iii)(H) and (vi) below are true and correct as of the related Series Closing Date, the Notes to be issued may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request (which, for the avoidance of doubt, may be the same as the Company Order provided pursuant to in Section 2.2(b)(i) below) at least five (5) Business Days (except in the case of the issuance of the first Series of Notes on the Original Closing Date and other than with respect to Uncertificated Notes, which may from time to time be registered in accordance with this Base Indenture and the applicable Series Supplement) in advance of the related Series Closing Date (which Company Request will be revocable by the Issuer upon notice to the Trustee no later than 5:00 p.m. (New York City time) two (2) Business Days prior to the related Series Closing Date) and upon performance or delivery by the Issuer to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i)         a Company Order authorizing and directing the authentication and delivery (or with respect to Uncertificated Notes, registration) of such Notes by the Trustee and specifying the designation of such Notes, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of the Notes to be authenticated (or registered in the case of uncertificated notes), if applicable, and the Note Rate with respect to such Notes (if any);

(ii)         a Series Supplement for a new Series of Notes or an amendment to the related Series Supplement for Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, as applicable, satisfying the criteria set forth in Section 2.3 executed by the Issuer and the Trustee and specifying the Principal Terms of such new Series of Notes or Additional Notes;

(iii)        in the case of any new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, if there is one or more Series of Notes Outstanding (apart from such new Series of Notes or Additional Notes) on the applicable Series Closing Date (unless all Series of Notes Outstanding (apart from such new Series of Notes or Additional Notes) will be repaid in full from the proceeds of the issuance of such new Series of Notes or Additional Notes or otherwise on the applicable Series Closing Date):

(A)            no Cash Trapping Period is in effect or will commence as a result of the issuance of such Notes;

(B)            written confirmation from either the Manager or the Issuer that the Rating Agency Condition with respect to the issuance of such Notes has been satisfied;

(C)            no Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of such Notes;

(D)            no Manager Termination Event has occurred and is continuing or will occur as a result of the issuance of such Notes;

(E)            subject to Section 5.16, the Additional Notes DSCR is greater than or equal to 2.00:1.00, in each case after giving pro forma effect to the issuance of such Notes, the use of the proceeds thereof and any repayment of existing Indebtedness, including amounts to fund a defeasance deposit or other similar escrow arrangement in connection with the repayment of Indebtedness from such Notes;

(F)            (1)  the Senior Leverage Ratio is less than or equal to 6.50:1.00 (or, on and after the 2021 Springing Amendments Implementation Date, 7.00:1.00) and the Holdco Leverage Ratio is less than or equal to 7.00:1.00 (or, on and after the 2021 Springing Amendments Implementation Date, 7.50:1.00), in each case after giving pro forma effect to the issuance of such Notes, the use of the proceeds thereof and any repayment of existing Indebtedness, including amounts to fund a defeasance deposit or other similar escrow arrangement in connection with the repayment of Indebtedness from such Notes or (2), to the extent the Senior Leverage Ratio is greater than 6.50:1.00 (or, on and after the 2021 Springing Amendments Implementation Date, 7.00:1.00) or the Holdco Leverage Ratio is greater than 7.00:1.00 (or, on and after the 2021 Springing Amendments Implementation Date, 7.50:1.00), in each case, after giving pro forma effect to the issuance of such Additional Notes and any repayment of existing Indebtedness from such Additional Notes, the use of the proceeds thereof and any repayment of existing Indebtedness, including amounts to fund a defeasance deposit or other similar escrow arrangement in connection with the repayment of such existing Indebtedness, such Additional Notes (or the applicable portion thereof) constitute Permitted Refinancing Indebtedness;

(G)            the Series Legal Final Maturity Date of any new Class of Notes will not be prior to the Series Legal Final Maturity Date of any Class of Notes then Outstanding;

(H)            an Officer’s Certificate, executed by an Authorized Officer of the Issuer, dated as of the applicable Series Closing Date, certifying to the matters set forth in clauses (A) through (G) above and to the effect that:

(1)	all conditions precedent with respect to the authentication and delivery (or with respect to Uncertificated Notes, registration) of such Notes provided in the Indenture and, if applicable, the related Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such Notes have been satisfied or waived;

(2)	the Guarantee and Collateral Agreement is in full force and effect as to such Notes;

(3)	each of the parties to the Transaction Documents with respect to such Notes has covenanted and agreed in the Transaction Documents that, prior to the date which is (a) one year and one day, or (b) if longer, the applicable preference period in effect, and in case of (a) or (b) plus one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity, any involuntary bankruptcy, arrangement, Insolvency proceedings or other proceedings under any federal or state bankruptcy or similar law; and

(4)	all representations and warranties of the Issuer in this Base Indenture and the other Transaction Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date in all material respects);

(I)              other than increases in the aggregate principal amount of an existing Series, Class, Subclass or Tranche of Notes in connection with the issuance of Additional Notes of such existing Series, Class, Subclass or Tranche of Notes, the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under this Base Indenture or the applicable Series Supplement as evidenced by an Officer’s Certificate delivered to the Trustee and the Control Party;

(J)             all costs, fees and expenses with respect to the issuance of such Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date have been paid or will be paid from the proceeds of the issuance of such Notes; and

(K)            if such Notes include Subordinated Debt, the terms of such Notes include the Subordinated Debt Provisions to the extent applicable;

(iv)        a Tax Opinion, dated the applicable Series Closing Date; provided that, if there are no Notes Outstanding or if all Series of Notes Outstanding will be repaid in full from the proceeds of the issuance of such Notes or otherwise on the applicable Series Closing Date, only the opinions set forth in clauses (b) and (c) of the definition of “Tax Opinion” will be required to be given in connection with the issuance of such Notes;

(v)        one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that:

(A)            all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement and such Notes are permitted to be authenticated (or registered in the case of Uncertificated Notes) by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement (except that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the first Series of Notes on the Original Closing Date);

(B)            the related Series Supplement and, if applicable, the amendment to the related Series Supplement pursuant to which Additional Notes of an existing Series, Class, Subclass or Tranche of Notes are issued, has been duly authorized, executed and delivered by the Issuer and constitute a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms;

(C)            such Notes have been duly authorized by the Issuer, and, when such Notes have been duly authenticated and delivered (or registered in the case of Uncertificated Notes) by the Trustee, such Notes will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

(D)            none of the Securitization Entities is required to be registered under the Investment Company Act within the meaning of Section 3(a)(1) thereof;

(E)            the Lien and the security interests created by this Base Indenture and the Guarantee and Collateral Agreement on the Collateral remain perfected as required by this Base Indenture and the Guarantee and Collateral Agreement, and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such Notes;

(F)            based on a reasoned analysis, the assets and liabilities of each Securitization Entity as a debtor in bankruptcy would not be substantively consolidated with the assets and liabilities of TBC;

(G)            neither the execution and delivery by the Issuer of such Notes (or registered in the case of Uncertificated Notes) and the Series Supplement (or amendment to the Series Supplement pursuant to which Additional Notes of an existing Series, Class, Subclass or Tranche of Notes are issued if applicable) nor the performance by the Issuer of its obligations under such Notes and the Series Supplement (or the amendment to the Series Supplement pursuant to which Additional Notes of an existing Series, Class, Subclass or Tranche of Notes are issued if applicable) (i) conflicts with the Charter Documents of the Issuer, (ii) constitutes a violation of, or a default under, any material agreement to which the Issuer is a party (which agreements may be set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to the Issuer (which orders and decrees may be set forth in a schedule to such opinion);

(H)            neither the execution and delivery by the Issuer of such Notes (or registration in the case of Uncertificated Notes) and the Series Supplement (or the amendment to the Series Supplement pursuant to which such Notes are issued if applicable) nor the performance by the Issuer of its payment obligations under such Notes and the related Series Supplement (or the amendment to the Series Supplement pursuant to which Additional Notes of an existing Series, Class, Subclass or Tranche of Notes are issued if applicable) (i) violates any applicable law, rule or regulation of any relevant jurisdiction or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any applicable law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(I)            there is no action, proceeding or investigation pending or threatened against TBC or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a Material Adverse Effect on the business or assets of the Securitization Entities;

(J)            unless such Notes are being offered pursuant to a registration statement that has been declared effective under the Securities Act, it is not necessary in connection with the offer and sale of such Notes by the Issuer to the initial purchasers thereof or by the initial purchasers to the initial investors in such Notes to register such Notes under the Securities Act; and

(K)            all conditions precedent to such issuance have been satisfied and the related Series Supplement (or the amendment to the Series Supplement pursuant to which Additional Notes of an existing Series, Class, Subclass or Tranche of Notes are issued if applicable) is authorized or permitted pursuant to the terms and conditions of the Indenture (except that no such Opinion of Counsel relating to the satisfaction of conditions precedent shall be required to be delivered in connection with the issuance of the first Series of Notes on the Original Closing Date).

(vi)       one or more Officer’s Certificates, each executed by an Authorized Officer of the Issuer, dated as of the applicable Series Closing Date to the effect that:

(A)            the related Series Supplement (or the amendment to the Series Supplement pursuant to which Additional Notes of an existing Series, Class, Subclass or Tranche of Notes are issued if applicable) has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms; and

(B)            all conditions precedent to such issuance have been satisfied and the related Series Supplement (or the amendment to the Series Supplement pursuant to which such Notes are issued if applicable) is authorized or permitted pursuant to the terms and conditions of the Indenture;

(vii)      any related Series Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.29(a); and

(viii)     such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(c)            Upon satisfaction, or waiver (as directed by the Controlling Class Representative) by the Control Party (which waiver shall be in writing), of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver (or register in the case of Uncertificated Notes), as provided above, such Notes upon execution thereof by the Issuer.

(d)            With regard to any new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes issued pursuant to this Section 2.2, the proceeds from such issuance may only be used to repay (i) Senior Subordinated Notes and Subordinated Notes if all Senior Notes have been repaid and (ii) Subordinated Notes if all Senior Notes and Senior Subordinated Notes have been repaid; provided that at any time on or after the Series Anticipated Repayment Date for any Series of Notes, the proceeds from the issuance of Subordinated Notes may only be used to repay Senior Notes, Senior Subordinated Notes or all Outstanding Classes of Senior Notes and Senior Subordinated Notes.

(e)            The issuance of a new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes shall not be subject to the consent of the Holders of any Series of Notes Outstanding. A new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes may be issued for any purpose consistent with the Transaction Documents, including acquisitions by the Securitization Entities.

Section 2.3          Series Supplement for Each Series.

In conjunction with the issuance of a new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, the parties hereto shall execute a Series Supplement for such new Series of Notes or an amendment to the Series Supplement for such existing Series, Class, Subclass or Tranche of Notes, as applicable, which shall specify the relevant terms with respect to such new Series of Notes or Additional Notes of such existing Series, Class, Subclass or Tranche of Notes, which may include, without limitation:

(a)            its name or designation;

(b)            the Initial Principal Amount with respect to such new Series of Notes or each Class, Subclass or Tranche of such new Series of Notes or Additional Notes;

(c)            the Note Rate with respect to such new Series of Notes or each Class, Subclass or Tranche of such new Series of Notes or Additional Notes;

(d)            the Series Closing Date;

(e)            the Series Anticipated Repayment Date with respect to such new Series of Notes or each Class, Subclass or Tranche of such new Series of Notes, if any;

(f)            the Series Legal Final Maturity Date with respect to new such Series of Notes or each Class, Subclass or Tranche of such new Series of Notes;

(g)            the principal amortization schedule with respect to such new Series of Notes or each Class, Subclass or Tranche of such new Series of Notes or Additional Notes, if any;

(h)            each Rating Agency rating such new Series of Notes or each Class, Subclass or Tranche of such new Series of Notes or Additional Notes, if any;

(i)              the name of the Clearing Agency or Clearing Agencies, if any, for such new Series of Notes or each Class, Subclass or Tranche of such new Series of Notes or Additional Notes;

(j)              the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such new Series of Notes or Additional Notes and the terms governing the operation of any such account and the use of moneys therein;

(k)             the method of allocating amounts deposited into any Series Distribution Account with respect to such new Series of Notes or Additional Notes;

(l)              whether the new Series of Notes or such Additional Notes will be issued in one or more Classes, Subclasses or Tranches, the rights and priorities of each such Class, Subclass or Tranche, if any;

(m)            any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date;

(n)            whether the new Series of Notes or Additional Notes may be issued as either Definitive Notes and/or Book-Entry Notes and any limitations imposed thereon;

(o)            whether such new Series of Notes or Additional Notes include Senior Notes, Senior Subordinated Notes and/or Subordinated Notes;

(p)            whether such new Series of Notes or Additional Notes include Class A-1 Notes or subfacilities of Class A-1 Notes issued pursuant to a Class A-1 Note Purchase Agreement;

(q)            the terms of any related Series Hedge Agreement and the applicable Hedge Counterparty, if any;

(r)             whether the Notes of such Series, Class, Subclass or Tranche are Uncertificated Notes, Book-Entry Notes or Definitive Notes; and

(s)             any other relevant terms of such Series, Class, Subclass or Tranche of Notes or Additional Notes (all such terms, the “Principal Terms” of such Series, Class, Subclass or Tranche of Notes).

Section 2.4          Execution and Authentication.

(a)            A new Series of Notes or Additional Notes (other than Uncertificated Notes) of an existing Series, Class, Subclass or Tranche of Notes shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Issuer by an Authorized Officer of the Issuer and delivered by the Issuer to the Trustee for authentication and redelivery as provided herein. The signature of such Authorized Officer on the Notes may be manual or facsimile. If an Authorized Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b)            At any time and from time to time after the execution and delivery of this Base Indenture, the Issuer may deliver Notes of any particular Series (issued pursuant to Section 2.2) executed by the Issuer to the Trustee for authentication (other than Uncertificated Notes), together with one or more Company Orders for the authentication and delivery of such Notes (or registration in the case of Uncertificated Notes), and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes (or register such Notes, in the case of Uncertificated Notes).

(c)            No Note (other than Uncertificated Notes) shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate any applicable Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Notes of a Series issued under the within mentioned Indenture.

Citibank, N.A., as Trustee

By:
Name:
Title: Authorized Signatory”

(d)            Each Note (other than Uncertificated Notes) shall be dated and issued as of the date of its authentication by the Trustee.

(e)            Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation (or deregistration) as provided in Section 2.14 together with a written statement to the Trustee and the Servicer (which need not comply with Section 14.3) stating that such Note has never been issued and sold by the Issuer, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered (or registered) hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5          Note Registrar and Paying Agent.

(a)            The Issuer shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (or deregistration in the case of Uncertificated Notes) (the “Note Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes (or evidence of ownership of Uncertificated Notes) may be presented for payment. The Note Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the commitment of each Noteholder, if applicable, and the principal amount owing to each Noteholder from time to time. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent, and the term “Note Registrar” shall include any co-registrars. The Issuer may change the Paying Agent or the Note Registrar without prior notice to any Noteholder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Note Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Issuer to the Trustee and those addressed to the Issuer) in connection with the Notes to the Issuer. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor Note Registrar or, in the absence of such appointment, the Issuer shall assume the duties of the Note Registrar.

(b)            The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Issuer shall appoint a replacement Note Registrar or Paying Agent, as applicable.

Section 2.6          Paying Agent to Hold Money in Trust.

(a)            The Issuer will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i)         hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)        give the Trustee notice of any default by the Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii)       at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv)       immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v)       comply with all requirements of the Code and other applicable tax law (including for the avoidance of doubt, FATCA) with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)            The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c)            Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon delivery of a Company Request. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Issuer shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London, if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other commercially reasonable means of notification of such repayment.

Section 2.7          Noteholder List.

(a)            The Trustee will furnish or cause to be furnished by the Note Registrar to the Issuer, the Manager, the Control Party, the Back-Up Manager, the Controlling Class Representative or the Paying Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Issuer, the Manager, the Control Party, the Back-Up Manager, the Controlling Class Representative or the Paying Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Every Noteholder, by receiving and holding a Note, agrees that none of the Trustee, the Note Registrar, the Issuer, the Servicer, the Back-Up Manager, the Controlling Class Representative nor any of their respective agents shall be held accountable by reason of any disclosure of any such information as to the names and addresses of the Noteholders in the Note Register.

(b)            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Note Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each Quarterly Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8          Transfer and Exchange.

(a)            Upon surrender for registration of transfer of any Note (or as set forth in any Series Supplement with respect to the transfer or deregistration of any Uncertificated Note) at the office or agency of the Note Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Issuer shall (except in the case of Uncertificated Notes) execute and, after the Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass or Tranche) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged (or deregistered) for other Notes (or registered Uncertificated Notes) of the same Series and Class (and, if applicable, Subclass or Tranche) in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender (or deregistration) of the Notes to be exchanged at any office or agency of the Note Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered (or deregistered) for exchange, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Issuer shall execute (other than Uncertificated Notes) and, after the Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder the Notes (other than Uncertificated Notes) which the Noteholder making the exchange is entitled to receive.

(b)            Every Note (other than Uncertificated Notes) presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Issuer and the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee and the Note Registrar may require to document the identities and/or signatures of the transferor and the transferee (including but not limited to the applicable Internal Revenue Service Form W-8 or W-9). The Issuer shall execute and deliver to the Trustee or the Note Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c)            All Notes issued and authenticated upon any registration of transfer or exchange of the Notes (including any transfer of Uncertificated Notes) shall be the valid obligations of the Issuer, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)            The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee, the Issuer or the Note Registrar, as the case may be, shall not be required (A) to issue, register the transfer of or exchange (or de-registration) any Note of any Series for a period beginning at the opening of business fifteen (15) days preceding the selection of any Series of Notes for redemption and ending at the close of business on the day of the mailing or delivery to DTC, as applicable, of the relevant notice of redemption or (B) to register the transfer of or exchange any Note so selected for redemption, and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a) or as otherwise set forth in a Series Supplement with respect to Uncertificated Notes.

(e)            No service charge shall be payable for any registration of transfer or exchange (or de-registration) of Notes, but the Note Registrar or the Trustee, as the case may be, may require payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange (or de-registration) of Notes.

(f)            Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13 or any applicable Series Supplement with respect to Uncertificated Notes, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Issuer or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

Section 2.9          Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note (or any other transfer and de-registration of Uncertificated Notes), the Trustee, the Servicer, the Controlling Class Representative, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (other than purposes in which the vote or consent of a Note Owner is expressly required pursuant to this Base Indenture or the applicable Series Supplement), whether or not such Note is overdue, and none of the Trustee, the Servicer, the Controlling Class Representative, any Agent nor the Issuer shall be affected by notice to the contrary.

Section 2.10          Replacement Notes.

(a)            If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to hold the Issuer and the Trustee harmless, then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Issuer shall execute (other than with respect to Uncertificated Notes) and, upon the Issuer’s request, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

(b)            Upon the issuance of any replacement Note (or registration of Uncertificated Notes) under this Section 2.10, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Note Registrar) connected therewith.

(c)            Every replacement Note issued (or registration of Uncertificated Notes) pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d)            The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11          Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class, Subclass or Tranche of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by the Issuer or any Affiliate of the Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12          Book-Entry Notes.

(a)            Unless otherwise provided in any applicable Series Supplement, the Notes of each Class, Subclass or Tranche of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class, Subclass or Tranche. The Notes of each Class, Subclass or Tranche of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class, Subclass or Tranche of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13 (or as otherwise set forth in any applicable Series Supplement with respect to Uncertificated Notes):

(i)            the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(ii)          the Issuer, the Paying Agent, the Note Registrar, the Trustee, the Servicer and the Controlling Class Representative may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii)         to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Series of the Notes or such Class, Subclass or Tranche;

(iv)         subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5(b), the rights of Note Owners of each such Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the procedures of the Clearing Agency; and

(v)          subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5(b), whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a Series or Class, Subclass or Tranche, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class, Subclass or Tranche of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b)            Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c)            Except with respect to the Initial CCR Election, whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13 (or as otherwise set forth in any applicable Series Supplement with respect to Uncertificated Notes), the Trustee and the Issuer shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners in accordance with the Applicable Procedures of such Clearing Agency.

Section 2.13          Definitive Notes.

(a)            The Notes of any Series or Class, Subclass or Tranche of any Series, to the extent provided in the related Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. All Class A-1 Notes of any Series shall be issued in the form of Definitive Notes or Uncertificated Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes (or transfer and deregistration with respect to Uncertificated Notes) and such other restrictions as may be applicable.

(b)            With respect to the Notes of any Series, Class, Subclass or Tranche issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Issuer advises the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Issuer are unable to locate a qualified successor or (ii) after the occurrence of a Rapid Amortization Event, with respect to any Series, Class, Subclass or Tranche of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, Class, Subclass or Tranche, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes (or Uncertificated Notes) to Note Owners of such Series, Class, Subclass or Tranche. Upon surrender to the Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Issuer shall execute (other than with respect to Uncertificated Notes) and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series or Class, Subclass or Tranche of such Series of Notes, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Class, Subclass or Tranche of such Series as Noteholders of such Series, Class, Subclass or Tranche of such Series hereunder and under the applicable Series Supplement.

Section 2.14          Cancellation.

The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered (or registered in the case of Uncertificated Notes) hereunder which the Issuer or an Affiliate thereof may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled (or de-registered) by the Trustee. Immediately upon the delivery of any Notes by the Issuer to the Trustee for cancellation pursuant to this Section 2.14 (or as set forth in any applicable Series Supplement with respect to deregistration of Uncertificated Notes), the security interest of the Secured Parties in such Notes shall automatically be deemed to be released by the Trustee, and the Trustee shall execute and deliver to the Issuer any and all documentation reasonably requested and prepared by the Issuer at its expense to evidence such automatic release. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment (or de-registration of Uncertificated Notes). The Trustee shall cancel (or de-register) all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation (or de-registration of Uncertificated Notes). Except as provided in any Class A-1 Note Purchase Agreement executed and delivered in connection with the issuance of any Series or any Class, Subclass or Tranche of any Series of Notes, the Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation (or de-registered). All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Issuer shall direct that cancelled Notes be returned to it for destruction pursuant to a Company Order. No cancelled (or de-registered) Notes may be reissued. No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled pursuant to and in accordance with this Section 2.14.

Section 2.15          Principal and Interest.

(a)            The principal of and premium, if any, on each Series, Class, Subclass or Tranche of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and subject to and in accordance with the Priority of Payments.

(b)            Each Series, Class, Subclass or Tranche of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Quarterly Payment Date in accordance with the Priority of Payments.

(c)            Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation (or de-registration) of such Note upon any registration of transfer, exchange or substitution (or de-registration) of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d)            Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), except as otherwise provided pursuant to any Class A-1 Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Issuer or the applicable Class A-1 Administrative Agent, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding taxes.

Section 2.16          Tax Matters.

(a)            The Issuer has structured this Base Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuer or, if the Issuer is treated as a division of another entity, such other entity, and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) (or registration of an Uncertificated Note) agrees to treat the Notes (or beneficial interests therein) for all purposes of federal, state and local income or franchise taxes, and any other tax imposed on or measured by income, as indebtedness of the Issuer or, if the Issuer is treated as a division of another entity, such other entity.

(b)            Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees to provide and shall provide to the Indenture Trustee, Paying Agent and/or the Issuer (or other Person responsible for withholding of taxes) with the Tax Information, and will update or replace such Tax Information as necessary at any time required by law or promptly upon request. Further, each Noteholder and Note Owner is deemed to understand, acknowledge and agree that the Indenture Trustee, Paying Agent and Issuer (or other Person responsible for withholding of taxes) have the right to withhold on payments with respect to a Note (without any corresponding gross-up) where an applicable party fails to comply with the requirements set forth in the preceding sentence or the Indenture Trustee, Paying Agent or Issuer (or other Person responsible for withholding of taxes) is otherwise required to so withhold under applicable law.

Article III

SECURITY

Section 3.1          Grant of Security Interest.

(a)            To secure the Obligations, the Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in the Issuer’s right, title and interest in, to and under all of the following property to the extent now owned or at any time hereafter acquired by the Issuer (collectively, the “Indenture Collateral”):

(i)            (x) the Equity Interests of IP Holder owned by the Issuer and all rights as a member, shareholder or partner of each such Person under the Charter Documents of such Person and (y) any rights to receive any asset contribution fees under the applicable Contribution Agreements to which the Issuer is a party entered into in connection with the Securitization Transaction;

(ii)          each Account established in the name of the Issuer and all amounts on deposit in or otherwise credited to such Account;

(iii)          any rights of the Issuer under or in respect of any Interest Reserve Letter of Credit;

(iv)         the books and records (whether in physical, electronic or other form) of the Issuer, including those books and records maintained by the Manager on behalf of the Issuer relating to the Franchise Assets;

(v)          the rights, powers, remedies and authorities of the Issuer under (x) each of the Transaction Documents (other than the Indenture and the Notes) to which it is a party and (y) each of the documents relating to the Franchise Assets to which it is a party;

(vi)         any and all other property of the Issuer now or hereafter acquired, including, without limitation, all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, health-care-insurance receivables, instruments, inventory, securities, securities accounts and other investment property and letter-of-credit rights (in each case, as defined in the New York UCC); and

(vii)        all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing;

provided that (A) the Indenture Collateral shall exclude the Collateral Exclusions; (B) the Issuer shall not be required to pledge, and the Collateral shall not include, more than 65% of the Voting Equity Interests (and any rights associated with such Voting Equity Interests) of any foreign Subsidiary (or any domestic Subsidiary, substantially all of the assets which consist of equity (or equity and debt) of one or more foreign Subsidiaries) of the Issuer that is a corporation for United States federal income tax purposes; (C) the Issuer shall not be required to pledge any assets owned by a foreign Subsidiary; (D) the security interest in (1) each Senior Notes Interest Reserve Account, each Series Distribution Account with respect to the Senior Notes and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Noteholders (or, in the case of a Series Distribution Account, Holders of a Class, Subclass or Tranche thereof, as set forth in the applicable Series Supplement) and the Trustee, in its capacity as trustee for the Senior Noteholders (or, in the case of a Series Distribution Account, Holders of a Class, Subclass or Tranche thereof, as set forth in the applicable Series Supplement), (2) the Senior Subordinated Notes Interest Reserve Account, the Series Distribution Account with respect to the Senior Subordinated Notes and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Subordinated Noteholders, and (3) the Series Distribution Account with respect to the Subordinated Notes and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Subordinated Noteholders and the Trustee, in its capacity as trustee for the Subordinated Noteholders; and (E) any cash collateral deposited by any Non-Securitization Entities with the Issuer to secure such Non-Securitization Entities’ obligations under any Letter of Credit Reimbursement Agreement will not constitute Indenture Collateral until such time (if any) as the Issuer is entitled to withdraw such funds from the applicable bank account pursuant to the terms of such Letter of Credit Reimbursement Agreement to reimburse the Issuer for any amounts due by such Non-Securitization Entities to the Issuer pursuant to such Letter of Credit Reimbursement Agreement that such Non-Securitization Entities have not paid to the Issuer in accordance with the terms thereof. The Trustee, on behalf of the Secured Parties, acknowledges that it shall have no security interest in any Collateral Exclusions.

(b)            The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements, all as provided in this Base Indenture. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c)            The parties hereto agree and acknowledge that each certificated Equity Interest constituting Indenture Collateral may be held by a custodian on behalf of the Trustee.

(d)            To the extent that any real property, Company-Owned Restaurants or other assets are elected to be contributed by any Non-Securitization Entity to any Securitization Entity, such Securitization Entity shall do such acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers and instruments, if any, as the Control Party and such Securitization Entity shall agree, with respect to obtaining or maintaining the security interest of the Trustee in such real property, Company-Owned Restaurants or other assets on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), or assuring and confirming to the Trustee, the Control Party or the other Secured Parties their rights, powers and remedies hereunder, including, without limitation, security agreements, mortgages, title insurance policies, surveys, environmental reports and Opinions of Counsel, in each case, in form and substance reasonably satisfactory to the Control Party and the Trustee.

Section 3.2          Certain Rights and Obligations of the Issuer Unaffected.

(a)            Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Issuer acknowledges that the Manager, on behalf of the Securitization Entities, shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Managing Standard, all consents, requests, notices, directions, approvals, extensions and waivers, if any, which are required or permitted to be given by the Issuer under the Collateral Documents, and to enforce all rights, remedies, powers, privileges and claims of the Issuer under the Collateral Documents and (ii) to take any other actions required or permitted under the terms of the Management Agreement.

(b)            The grant of the security interest by the Issuer in the Indenture Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve the Issuer from the performance of any term, covenant, condition or agreement on the Issuer’s part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the other Secured Parties to perform or observe any such term, covenant, condition or agreement on the Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the other Secured Parties for any act or omission on the part of the Issuer or from any breach of any representation or warranty on the part of the Issuer.

(c)            The Issuer hereby agrees to indemnify and hold harmless the Trustee and each other Secured Party (including their respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable and documented out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Issuer or otherwise, including, without limitation, the reasonable and documented out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any other Secured Party in enforcing the Indenture or any other Transaction Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any other Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or such other Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3          Performance of Collateral Documents.

Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) a Transaction Document or (b) a Franchise Document (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Issuer’s expense, the Issuer agrees to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Issuer, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Issuer shall have failed, within fifteen (15) Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) the Issuer refuses to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, in any such case the Control Party (at the direction of the Controlling Class Representative) may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Control Party (at the direction of the Controlling Class Representative)), at the expense of the Issuer, such previously directed action and any related action permitted under this Base Indenture which the Control Party (at the direction of the Controlling Class Representative) thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Issuer to take such action), on behalf of the Issuer and the Secured Parties.

Section 3.4          Stamp, Other Similar Taxes and Filing Fees.

The Issuer shall indemnify and hold harmless the Trustee and each other Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax, and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Transaction Document or any Indenture Collateral. The Issuer shall pay, and indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Transaction Document.

Section 3.5          Authorization to File Financing Statements.

(a)            The Issuer hereby irrevocably authorizes the Control Party on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments with respect to the Indenture Collateral to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. The Issuer authorizes the filing of any such financing statement, document or instrument naming the Trustee as secured party and indicating that the collateral covered thereby includes the Indenture Collateral (other than the Collateral Exclusions) regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Securitization IP. The Issuer agrees to furnish any information necessary to accomplish the foregoing promptly upon the Control Party’s request. The Issuer also hereby ratifies and authorizes the filing on behalf of the Secured Parties of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

(b)            The Issuer acknowledges that the Indenture Collateral may include certain rights of the Issuer as a secured party under the Transaction Documents. To the extent the Issuer is a secured party under the Transaction Documents, the Issuer hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect such security interests and authorizes the Control Party on behalf of the Secured Parties to make such filings as it deems necessary to reflect the Trustee as secured party of record with respect to such financing statements.

Article IV

REPORTS

Section 4.1          Reports and Instructions to Trustee.

(a)            Weekly Manager’s Certificate. By 4:30 p.m. (New York City time) on the Business Day prior to each Weekly Allocation Date, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee, the Back-Up Manager and the Servicer a certificate substantially in the form of Exhibit A specifying the allocation of Collections on the following Weekly Allocation Date (each, a “Weekly Manager’s Certificate”); provided that such Weekly Manager’s Certificate shall be considered confidential information and shall not be disclosed by such recipients to any Noteholder, Note Owner or other Person without the prior written consent of the Issuer. Notwithstanding anything herein to the contrary, the initial Weekly Manager’s Certificate shall not be required to be delivered, and amounts credited to the Accounts shall not be required to be allocated pursuant to the Priority of Payments, until the first Weekly Allocation Date that occurs after the date that was twenty-one (21) days after the Original Closing Date; provided that the initial Weekly Manager’s Certificate shall include allocations of any amounts received during the period from the Original Closing Date until the last day of the prior Weekly Collection Period.

(b)            Quarterly Noteholders’ Report. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Issuer shall furnish, or cause the Manager to furnish, a statement substantially in the form of Exhibit B with respect to each Series of Notes (each, a “Quarterly Noteholders’ Report”), including the Manager’s statement specified in such exhibit, to the Trustee, each Rating Agency, the Servicer and each Paying Agent, with a copy to the Back-Up Manager. Following an increase or decrease (in each case pursuant to the terms of the related Transaction Document) to the thresholds set forth in (i) any Rapid Amortization Event in Section 10.1(a), (d) or (e), (ii) the Manager Termination Event set forth in Section 6.1(a)(i) of the Management Agreement, (iii) the definition of “Cash Trapping DSCR Threshold” or (iv) the definition of “Cash Trapping Percentage,” the Quarterly Noteholders Report with respect to the period in which such increase or decrease occurs shall set forth the changes to such thresholds.

(c)            Quarterly Compliance Certificates. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee and each Rating Agency (with a copy to each of the Servicer and the Back-Up Manager) an Officer’s Certificate to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing (each, a “Quarterly Compliance Certificate”).

(d)            Scheduled Principal Payments Deficiency Notices. On the Quarterly Calculation Date with respect to any Quarterly Fiscal Period, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee and each Rating Agency (with a copy to each of the Servicer and the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes that occurred with respect to such Quarterly Fiscal Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(e)            Annual Accountants’ Reports. Within one hundred and fifty (150) days after the end of each fiscal year, commencing with the fiscal year ending on December 27, 2016, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee, the Servicer, the Back-Up Manager (to the extent the Back-Up Manager is not providing such report) and each Rating Agency the report of the Independent Auditors or the Back-Up Manager required to be delivered to the Issuer by the Manager pursuant to Section 3.3 of the Management Agreement.

(f)            Securitization Entity Financial Statements. The Manager on behalf of the Securitization Entities shall provide to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding the following financial statements:

(i)            (i) solely after the occurrence and during the continuance of a Warm Back-Up Management Trigger Event, as soon as available and in any event within the later of (x) sixty (60) days after the end of each of the first three Quarterly Fiscal Periods of each fiscal year and (y) five (5) Business Days after YBI files (or otherwise would have been required to file under applicable Requirements of Law) a Quarterly Report on Form 10-Q for each of the first three (3) YBI Quarterly Fiscal Periods of each fiscal year, an unaudited consolidated balance sheet of the Issuer as of the end of such fiscal quarter and unaudited consolidated statements of operations and comprehensive income and cash flows of the Issuer for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year; and

(ii)            as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of the Issuer as of the end of such fiscal year and audited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows of the Issuer for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of the Securitization Entities and the results of their operations and cash flows in accordance with GAAP and provided, for the avoidance of doubt, that in no event shall the delivery requirements set forth in this paragraph apply to the Back-Up Manager while it is acting as Interim Successor Manager.

(g)            Manager Financial Statements. The Manager, acting on behalf of the Securitization Entities, shall provide to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding the following financial statements commencing with the first fiscal quarter or fiscal year (as applicable), if any, in which the financial statements of the Manager are no longer consolidated with the financial statements of YBI in accordance with GAAP;

(i)            as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited consolidated balance sheet of the Manager as of the end of such fiscal quarter and unaudited consolidated statements of operations and comprehensive income and cash flows of the Manager for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year); and

(ii)           as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of the Manager as of the end of such fiscal year and audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows of the Manager for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of the Manager and the results of its operations and cash flows in accordance with GAAP and provided, for the avoidance of doubt, that in no event shall the delivery requirements set forth in this paragraph apply to the Back-Up Manager while it is acting as Interim Successor Manager.

(h)            Additional Information. The Issuer shall furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of TBC or any Securitization Entity as the Trustee, the Servicer, the Manager or the Back-Up Manager may reasonably request, subject to Requirements of Law and to the confidentiality provisions of the Transaction Documents to which such recipient is a party.

(i)            Instructions as to Withdrawals and Payments. The Issuer shall furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Servicer, the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account, as contemplated herein and in any Series Supplement; provided that such written instructions (other than those contained in Quarterly Noteholders’ Reports) shall be considered confidential information and shall not be disclosed by such recipients to any other Person without the prior written consent of the Issuer; provided, further, that such written instructions shall be subject in all respects to the confidentiality provisions of any Transaction Documents to which such recipient is a party. The Trustee and the Paying Agent shall promptly follow any such written instructions.

(j)            Copies to each Rating Agency. The Issuer shall deliver, or shall cause the Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency at its address as listed in or otherwise designated pursuant to Section 14.1 or in the applicable Series Supplement, including any e-mail address.

(k)            Transitional Officer Appointment. No transitional officer may be appointed unless the Back-Up Manager provides the Trustee prior written notice of the identity of the proposed transitional officer, together with a certification that such transitional officer satisfies the requirements for a transitional officer set forth in the applicable limited liability company agreement of the related Securitization Entity and, upon the delivery of such certification, the approval of the Trustee to such appointment shall be deemed given.

Section 4.2          Reserved.

Section 4.3          Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer agrees to provide to any Noteholder or Note Owner, and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, within a reasonable time after receipt of a written request therefor, any information required to be provided to such holder, owner or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4          Reports, Financial Statements and Other Information to Noteholders.

(a)            This Base Indenture, the Guarantee and Collateral Agreement, each Series Supplement, the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Sections 4.1(f) and 4.1(g) and the reports referenced in Section 4.1(e) shall be made available to (a) each Rating Agency pursuant to Section 4.1(j) above and (b) the Servicer, the Manager, the Back-Up Manager, the Note Owners and the other Noteholders (but not to prospective investors) in a password-protected area of the Trustee’s website at www.sf.citidirect.com (or such other address as the Trustee may specify from time to time) or on a third-party investor information platform or such other address as the Issuer may specify from time to time. Assistance in using the Trustee’s website can be obtained by calling the Trustee’s customer service desk at (888) 855-9695 or such other telephone number as the Trustee may specify from time to time. The Trustee or any such third-party platform, as the case may be, shall require each party (other than the Deemed Permitted Recipient) accessing such password-protected area to register as a Permitted Recipient and to make the applicable representations and warranties described below in an Investor Request Certification (which, for the avoidance of doubt, may take the form of an electronic submission). The Trustee and any such third-party platform may disclaim responsibility for any information distributed by it for which the Trustee or such third-party, as the case may be, was not the original source. Each time a Noteholder accesses such website, it shall be deemed to have confirmed such representations and warranties as of the date thereof. The Trustee or any such third-party platform shall provide the Servicer and the Manager with copies of such Investor Request Certifications, including the identity, contact information, e-mail address and telephone number of such Noteholders, upon request, but shall have no responsibility for any of the information contained therein. The Trustee shall have the right to change the way any such information is made available in order to make such distribution more convenient and/or more accessible to the Noteholders and the Trustee, and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

(b)            The Trustee shall (or shall request that the Manager) make available, upon reasonable advance notice and at the expense of the requesting party, copies of the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Sections 4.1(f) and 4.1(g) and the reports referenced in Section 4.1(e) to any Permitted Recipient (other than a Deemed Permitted Recipient) that provides the Trustee with an Investor Request Certification to the effect that such party (i) is a Permitted Recipient, (ii) understands that the materials contain confidential information, (iii) is requesting the information solely for use in evaluating such party’s investment or potential investment, as applicable, in the Notes and will keep such information strictly confidential (provided that such party may disclose such information only (A) to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors that have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable Requirements of Law or (B) by judicial process), and (iv) is not a Competitor. Deemed Permitted Recipients will be permitted access to the password-protected area without completing an Investor Request Certification. Notwithstanding the foregoing, a recipient of such materials may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulation Section 1.6011-4(b)(3).

Section 4.5          Manager.

Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Issuer. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Issuer. Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement or Class A-1 Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.6          No Constructive Notice.

Delivery of reports, information, Officer’s Certificates and/or documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports, information, Officer’s Certificates and documents will not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including any Securitization Entity’s, the Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Transaction Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

Article V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1          Management Accounts.

(a)            Establishment of the Management Accounts. As of the Original Closing Date, the Issuer has established in the name of and for the benefit of the Issuer (i) the Concentration Account and the related Lock-Box Accounts and (ii) the Asset Disposition Proceeds Account. Such accounts and lock-boxes, as of the Original Closing Date and at all times thereafter, shall be (A) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (B) in the case of each other Management Account, if not established with the Trustee, subject to an Account Control Agreement; provided that only the Qualified Institution holding a Lock-Box Account shall have access to the items deposited therein. Each Management Account shall be an Eligible Account and, in addition, from time to time, the Issuer or any other Securitization Entity may establish additional accounts for the purpose of depositing Collections therein (each such account and any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b), an “Additional Management Account”); provided that each such Additional Management Account is (A) an Eligible Account, (B) pledged by the Issuer or such other Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement.

(b)            Administration of the Management Accounts. The Issuer (or the Manager or a Sub-Manager on its behalf) may invest any amounts held in the Management Accounts in Eligible Investments, and such amounts may be transferred by the Issuer (or the Manager or a Sub-Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the applicable Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in any Management Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. Notwithstanding anything herein or in any other Transaction Document, the Issuer and the Manager shall not transfer any funds into any such investment account until such time as an Account Control Agreement is entered into with respect thereto (if such account is not established with the Trustee), it being agreed that the execution and delivery of such Account Control Agreement shall not be required as a condition precedent to the issuance of Notes on the Original Closing Date. All income or other gain from such Eligible Investments shall be credited to the related Management Account, and any loss resulting from such Eligible Investments shall be charged to the related Management Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment. Prior to any Sub-Manager acting on behalf of any Securitization Entity in accordance with this Section 5.1(b), it will provide to the Trustee all applicable know-your-customer documentation required by the Trustee.

(c)            Earnings from the Management Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Management Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10(e)(ii).

(d)            No Duty to Monitor. The Trustee shall have no duty or responsibility to monitor the amounts of deposits into or withdrawals from any Management Account.

Section 5.2          Senior Notes Interest Reserve Accounts.

(a)            Establishment of the Senior Notes Interest Reserve Accounts. As of the Original Closing Date, the Issuer has established with the Trustee an account in the name of Taco Bell Franchisor (bearing account number 11583500) (the “Senior Notes Interest Reserve Account I”) and an account in the name of Franchisor Holdco (bearing account number 11600300) in each case for the benefit of the Secured Parties (the “Senior Notes Interest Reserve Account II” and, together with the Senior Notes Interest Reserve Account I and any future account established by the Issuer with the Trustee in the name of any Future Securitization Entity for the benefit of the Secured Parties for similar purposes pursuant to this Section 5.2(a), each, a “Senior Notes Interest Reserve Account” and collectively, the “Senior Notes Interest Reserve Accounts”). The Issuer shall cause Taco Bell Franchisor and Franchisor Holdco to direct the Trustee to establish and maintain the Senior Notes Interest Reserve Accounts in their name and for their benefit pursuant to Section 3.5(a) of the Guarantee and Collateral Agreement. Following the Original Closing Date, the Issuer may establish with the Trustee one or more additional accounts to be designated as Senior Notes Interest Reserve Accounts in the name of and for the benefit of any Future Securitization Entity that from time to time acts as the “franchisor” or licensor with respect to Franchise Agreements and/or Development Agreements for the same or similar purposes as the Senior Notes Interest Reserve Accounts established by the Issuer as of the Original Closing Date. The Issuer shall cause the Future Securitization Entities to direct the Trustee to establish and maintain such additional Senior Notes Interest Reserve Accounts in their name and for their benefit pursuant to Section 3.5(a) of the Guarantee and Collateral Agreement. The Senior Notes Interest Reserve Accounts, as of the Original Closing Date and at all times thereafter, shall be (A) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (B) if not established with the Trustee, subject to an Account Control Agreement. Each Senior Notes Interest Reserve Account shall be an Eligible Account.

(b)            Administration of the Senior Notes Interest Reserve Accounts. All amounts held in the Senior Notes Interest Reserve Accounts shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the Issuer (or the Manager on its behalf), and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Senior Notes Interest Reserve Accounts (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Accounts shall be invested as fully as practicable the Standby Investment or will otherwise be held in cash. All income or other gain from such Eligible Investments shall be credited to the Senior Notes Interest Reserve Accounts, and any loss resulting from such Eligible Investments shall be charged to the Senior Notes Interest Reserve Accounts. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment. The Issuer (or the Manager on its behalf) shall be permitted to instruct the Trustee on any Business Day to transfer all or a portion of the balance of any Senior Notes Interest Reserve Account to one or more other Senior Notes Interest Reserve Accounts on the following Business Day; provided that any such instruction is delivered the Business Day prior to the date of such proposed transfer; provided, further, that the aggregate balance of the Senior Notes Interest Reserve Accounts after giving effect to any such transfer is no less than the Senior Notes Interest Reserve Amount at such time.

(c)             Earnings from the Senior Notes Interest Reserve Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10(e)(ii).

(d)            Certain Deposits to the Senior Notes Interest Reserve Accounts. Taco Bell Franchisor, Franchisor Holdco and any Future Securitization Entity that from time to time acts as the “franchisor” or “licensor” with respect to Franchise Agreements and/or Development Agreements (or the Manager on each of their behalf) may deposit to any Senior Notes Interest Reserve Account, or any future account established in respect of similar purposes which shall be a Senior Notes Interest Reserve Account for all purposes under this Base Indenture, unrestricted funds (including Residual Amounts) or the proceeds of capital contributions thereto directed to be made to such account necessary to meet large-franchisor exemptions or similar exemptions under applicable franchise laws therein. The amounts on deposit in any such Senior Notes Interest Reserve Account shall not be subject to any limitations (other than the balance in such account not exceeding the Manager’s reasonable estimate of the amounts required to meet any such exemptions), except that the aggregate amount held on deposit in the Senior Notes Interest Reserve Accounts shall at all times be equal to or greater than the Senior Notes Interest Reserve Amount. The Manager may deposit or cause to be deposited to one or more of the Senior Notes Interest Reserve Accounts unrestricted funds as a contribution to (x) Taco Bell Franchisor, (y) Franchisor Holdco or (z) any Future Securitization Entity that from time to time acts as the “franchisor” or licensor with respect to Franchise Agreements or Development Agreements, in each case to be credited in support of any franchisor liquidity or net worth requirement of any Governmental Authority applicable to Taco Bell Franchisor, the Franchisor Holdco or such Future Securitization Entity, including in respect of eligibility for any exemptions applicable to franchisors or licensors of franchises. Any amounts on deposit in a Senior Notes Interest Reserve Account pursuant to this Section 5.2(d) shall be deemed to held in a Franchise Capital Account. The Trustee shall have no obligation whatsoever to monitor the amounts held in the Senior Notes Interest Reserve Accounts other than with respect to deposits to and withdrawals from the Senior Notes Interest Reserve Accounts and transfers between the Senior Notes Interest Reserve Accounts pursuant to Section 5.11 (which shall be made pursuant to the applicable Weekly Manager’s Certificate), and shall act solely upon the written instructions of the Manager with respect to any deposits to and withdrawals from the Senior Notes Interest Reserve Accounts and transfers between the Senior Notes Interest Reserve Accounts.

Section 5.3          Senior Subordinated Notes Interest Reserve Account.

(a)            Establishment of the Senior Subordinated Notes Interest Reserve Account. After the Original Closing Date in connection with the initial issuance of any Senior Subordinated Notes, the Issuer shall establish with the Trustee an account in the name of Taco Bell Franchisor (the “Senior Subordinated Notes Interest Reserve Account”) subject to the lien of the Trustee for the benefit of the Secured Parties. The Issuer shall cause Taco Bell Franchisor to direct the Trustee to establish and maintain the Senior Subordinated Notes Interest Reserve Account in its name and for the benefit of the Secured Parties pursuant to Section 3.5(b) of the Guarantee and Collateral Agreement. The Senior Subordinated Notes Interest Reserve Account, as of the date of establishment and at all times thereafter, shall be (A) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (B) if not established with the Trustee, subject to an Account Control Agreement. The Senior Subordinated Notes Interest Reserve Account shall be an Eligible Account.

(b)            Administration of the Senior Subordinated Notes Interest Reserve Account. All amounts held in the Senior Subordinated Notes Interest Reserve Account shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the Issuer (or the Manager on its behalf), and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Senior Subordinated Notes Interest Reserve Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be invested as fully as practicable the Standby Investment or will otherwise be held in cash. All income or other gain from such Eligible Investments shall be credited to the Senior Subordinated Notes Interest Reserve Account, and any loss resulting from such Eligible Investments shall be charged to the Senior Subordinated Notes Interest Reserve Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)            Earnings from the Senior Subordinated Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10(e)(i).

(d)            Certain Deposits to the Senior Subordinated Notes Interest Reserve Account. Taco Bell Franchisor (or the Manager on its behalf) may deposit to the Senior Subordinated Notes Interest Reserve Account unrestricted funds (including Residual Amounts) or the proceeds of capital contributions thereto directed to be made to such account necessary to meet large-franchisor exemptions or similar exemptions under applicable franchise laws therein. The amounts on deposit in the Senior Subordinated Notes Interest Reserve Account shall not be subject to any limitations (other than the balance in such account not exceeding the Manager’s reasonable estimate of the amounts required to meet any such exemptions, except that the aggregate amount held on deposit in the Senior Subordinated Notes Interest Reserve Account shall at all times be equal to or great than the Senior Subordinated Notes Interest Reserve Amount. The Manager may deposit or cause to be deposited to the Senior Subordinated Notes Interest Reserve Account unrestricted funds as a contribution to Taco Bell Franchisor to be credited in support of any franchisor liquidity or net worth requirement of any Governmental Authority applicable to Taco Bell Franchisor, including in respect of eligibility for any exemptions applicable to franchisors or licensors of franchises. Any amounts on deposit in the Senior Subordinated Notes Interest Reserve Account pursuant to this Section 5.2(d) shall be deemed to held in a Franchise Capital Account. The Trustee shall have no obligation whatsoever to monitor the amounts held in the Senior Subordinated Notes Interest Reserve Account other than with respect to deposits to and withdrawals from the Senior Subordinated Notes Interest Reserve Account pursuant to Section 5.11 (which shall be made pursuant to the applicable Weekly Manager’s Certificate), and shall act solely upon the written instructions of the Manager with respect to any deposits to and withdrawals from the Senior Subordinated Notes Interest Reserve Account and transfers between the Senior Subordinated Notes Interest Reserve Account.

Section 5.4          Cash Trap Reserve Account.

(a)            Establishment of the Cash Trap Reserve Account. As of the Original Closing Date, the Issuer has established with the Trustee the Cash Trap Reserve Account in the name of the Issuer subject to the lien of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Cash Trap Reserve Account shall be an Eligible Account.

(b)            Administration of the Cash Trap Reserve Account. All amounts held in the Cash Trap Reserve Account shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the Issuer (or the Manager on its behalf), and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Cash Trap Reserve Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Account shall be invested as fully as practicable in the Standby Investment or will otherwise be held in cash. All income or other gain from such Eligible Investments shall be credited to the Cash Trap Reserve Account, and any loss resulting from such Eligible Investments shall be charged to the Cash Trap Reserve Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)            Earnings from the Cash Trap Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10(g)(i).

Section 5.5          Collection Account.

(a)            Establishment of Collection Account. As of the Original Closing Date, the Issuer has established with the Trustee the Collection Account in the name of the Issuer subject to the lien of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall be an Eligible Account.

(b)            Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the Issuer (or the Manager on its behalf), and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Collection Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall be invested as fully as practicable in the Standby Investment or will otherwise be held in cash. All income or other gain from such Eligible Investments shall be credited to the Collection Account, and any loss resulting from such Eligible Investments shall be charged to the Collection Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)            Earnings from the Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.10(e)(i).

Section 5.6          Collection Account Administrative Accounts.

(a)            Establishment of Collection Account Administrative Accounts. The following administrative accounts associated with the Collection Account, each of which shall be an Eligible Account, shall be established by the Trustee in the name of the Trustee of the Issuer subject to the lien for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (collectively, the “Collection Account Administrative Accounts”), either as of the Original Closing Date or, in the case of any Collection Account Administrative Accounts with respect to the Senior Subordinated Notes or the Subordinated Notes, after the Original Closing Date in connection with the initial issuance of any such Notes:

(i)            an account for the deposit of the Class A-1 Notes Quarterly Commitment Fees Amounts (bearing account number 11599500) (the “Class A-1 Notes Commitment Fees Account”);

(ii)           an account for the deposit of the Senior Notes Quarterly Interest Amount (bearing account number 11599600) (the “Senior Notes Interest Payment Account”);

(iii)          an account for the deposit of the Senior Subordinated Notes Quarterly Interest Amount, if any (the “Senior Subordinated Notes Interest Payment Account”);

(iv)         an account for the deposit of the Subordinated Notes Quarterly Interest Amount, if any (the “Subordinated Notes Interest Payment Account”);

(v)          an account for the deposit of the amounts allocable to the payment of principal of the Senior Notes (bearing account number 11599700) (the “Senior Notes Principal Payment Account”);

(vi)         an account for the deposit of the amounts allocable to the payment of principal of the Senior Subordinated Notes, if any (the “Senior Subordinated Notes Principal Payment Account”);

(vii)        an account for the deposit of the amounts allocable to the payment of principal of the Subordinated Notes, if any (the “Subordinated Notes Principal Payment Account”);

(viii)       an account for the deposit of Senior Notes Quarterly Post-ARD Contingent Additional Interest (bearing account number 11599800) (the “Senior Notes Post-ARD Contingent Additional Interest Account”);

(ix)          an account for the deposit of Senior Subordinated Notes Quarterly Post-ARD Contingent Additional Interest, if any (the “Senior Subordinated Notes Post-ARD Contingent Additional Interest Account”);

(x)           an account for the deposit of Subordinated Notes Quarterly Post-ARD Contingent Additional Interest, if any (the “Subordinated Notes Post-ARD Contingent Additional Interest Account”); and

(xi)          an account for the deposit of Securitization Operating Expenses (bearing account number 11599900) (the “Securitization Operating Expense Account”).

(b)            Administration of the Collection Account Administrative Accounts. All amounts held in the Collection Account Administrative Accounts shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the Issuer (or the Manager on its behalf), and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Collection Account Administrative Accounts (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall be invested as fully as practicable in the Standby Investment or will otherwise be held in cash. All income or other gain from such Eligible Investments shall be credited to the related Collection Account Administrative Account, and any loss resulting from such Eligible Investments shall be charged to the related Collection Account Administrative Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)            Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10(e)(i).

Section 5.7          Hedge Payment Account.

(a)            Establishment of the Hedge Payment Account. On or prior to the Series Closing Date of the first Series of Notes issued pursuant to this Base Indenture providing for a Series Hedge Agreement, the Issuer (or the Manager on its behalf) shall establish and maintain with the Trustee the Hedge Payment Account in the name of the Issuer subject to the lien of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Hedge Payment Account shall be an Eligible Account.

(b)            Administration of the Hedge Payment Account. All amounts held in the Hedge Payment Account shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the Issuer (or the Manager on its behalf), and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Hedge Payment Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Hedge Payment Account shall be invested as fully as practicable the Standby Investment or will otherwise be held in cash. All income or other gain from such Eligible Investments shall be credited to the Hedge Payment Account, and any loss resulting from such Eligible Investments shall be charged to the Hedge Payment Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)            Earnings from the Hedge Payment Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Hedge Payment Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10(e)(i).

Section 5.8          Trustee as Securities Intermediary.

(a)            The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively, the “Trustee Accounts”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Issuer shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.8.

(b)            The Securities Intermediary agrees that:

(i)            the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii)          the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)         all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to any Trustee Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer;

(iv)         all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

(v)          each item of property (whether investment property, security, instrument or cash) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi)         if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person;

(vii)        the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement; for purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction, and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii)       the Securities Intermediary has not entered into, and until termination of this Base Indenture will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.8(b)(vi); and

(ix)          except for the claims and interest of the Trustee, the Secured Parties, the Issuer and the other Securitization Entities in the Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, the Trustee Accounts or any Financial Asset credited thereto; if the Securities Intermediary or the Trustee has Actual Knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Servicer, the Manager, the Back-Up Manager and the Issuer thereof.

(c)            At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided that at all other times the Issuer shall, subject to the terms of the Indenture and the other Transaction Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the Trustee Accounts.

Section 5.9          Establishment of Series Accounts; Legacy Accounts.

(a)            Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

(b)            Legacy Accounts. In the case of any mandatory or optional redemption in full of any Class or Series of Notes issued pursuant to this Base Indenture, on the Notes Discharge Date with respect to such Class or Series of Notes, the Issuer may (but is not required to) elect to have all or any portion of the funds held in any Legacy Account with respect to such Class, Subclass, Tranche or Series of Notes transferred to the applicable distribution account for such Class, Subclass, Tranche or Series of Notes, for application toward the prepayment of such Class, Subclass, Tranche or Series of Notes. If the Issuer does not elect to have such funds so transferred, or if the Issuer elects to have only a portion of such funds so transferred, any funds remaining in the applicable Legacy Account after the applicable Notes Discharge Date shall be deposited into the Collection Account for application in accordance with the Priority of Payments. When the balance of any Legacy Account has been reduced to zero, the Trustee may close such account. The Trustee shall make the distributions and transfers and shall close any accounts as contemplated by this Section 5.9 pursuant to instructions delivered by the Issuer to the Trustee.

Section 5.10          Collections and Investment Income.

(a)            Deposits to the Concentration Account. Until the Indenture is terminated pursuant to Section 12.1, the Issuer and each other Securitization Entity shall deposit (or cause to be deposited) the following amounts to the Concentration Account, in each case, to the extent owed to it or the other Securitization Entities and promptly after receipt (but in any event on or prior to the Weekly Allocation Date relating to the Weekly Collection Period in which such amount was received):

(i)            all Franchisee Payment Amounts shall be deposited directly to the Concentration Account or made to a Lock-Box Account; provided that all Franchisee Payment Amounts made to a Lock-Box Account shall be withdrawn for deposit to the Concentration Account promptly after receipt thereof;

(ii)           all Company-Owned Restaurant Royalty Payment Amounts shall be deposited promptly in the Concentration Account;

(iii)          all amounts received under any IP License Agreements, other license fees and any other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(iv)         equity contributions, if any, made by any Non-Securitization Entity to the Issuer to the extent such equity contributions are directed to be made to the Concentration Account; and

(v)          all other amounts constituting Retained Collections not referred to in the preceding clauses other than Indemnification Amounts, Asset Disposition Proceeds and other amounts required to be deposited directly to other Management Accounts or to the Collection Account.

(b)            Withdrawals from the Concentration Account. The Manager may (and in the case of subclause (iv) below, shall) withdraw available amounts on deposit in the Concentration Account to make the following payments and deposits:

(i)           on a daily basis, as necessary, to the extent of amounts deposited to the Concentration Account that the Manager determines were required to be deposited to another account or were deposited to the Concentration Account in error;

(ii)          on a daily basis, as necessary, to pay or distribute any amounts reasonably determined by the Manager to constitute Excluded Amounts (other than Marketing Fees);

(iii)         as soon as practicable, to transfer any Marketing Fees to the NAFA Account; and

(iv)         on a weekly basis at or prior to 10:00 a.m. (New York City time) on each Weekly Allocation Date, all Retained Collections with respect to the preceding Weekly Collection Period then on deposit in the Concentration Account to the Collection Account (which, for the avoidance of doubt, will include any Investment Income with respect thereto) for application to make payments and deposits in the order of priority set forth in the Priority of Payments.

(c)            Deposits and Withdrawals from the Asset Disposition Proceeds Account. If any Securitization Entity disposes of property pursuant to a Permitted Asset Disposition or any other disposition not permitted under the terms of this Base Indenture, (i) to the extent the proceeds thereof do not constitute Asset Disposition Proceeds as determined by the Manager, on behalf of the related Securitization Entity, such proceeds (net of the amounts described in clause (B) of the definition of “Asset Disposition Proceeds” and, in the case of Post-Issuance Acquired Assets only, further net of (without duplication of any amounts in such clause (B)) the original cost of acquisition of such asset, including reasonable and customary related expenses) shall be treated as Collections with respect to the Quarterly Fiscal Period in which such proceeds are received; and (ii) to the extent the proceeds thereof constitute Asset Disposition Proceeds as determined by the Manager, on behalf of the related Securitization Entity, such Asset Disposition Proceeds shall be promptly deposited by the applicable Securitization Entities (or the Manager on their behalf) to the Asset Disposition Proceeds Account and applied in accordance with priority (i) of the Priority of Payments, and any applicable prepayment consideration shall be due in connection with such mandatory prepayment. At the election of such Securitization Entity or the Manager on its behalf, the Securitization Entities may reinvest such Asset Disposition Proceeds in Eligible Assets within the Asset Disposition Reinvestment Period (as defined below) and/or utilize such Asset Disposition Proceeds to pay, or to allocate funds to the Collection Account to reimburse the Securitization Entities for amounts previously paid, for investments in Eligible Assets made within the Asset Disposition Reinvestment Period prior to the receipt of such Asset Disposition Proceeds; provided that after the occurrence and during the continuance of any Rapid Amortization Period, (A) all amounts withdrawn from the Asset Disposition Proceeds Account shall be withdrawn substantially in accordance with a Quarterly Fiscal Period budget submitted to, and approved by, the Control Party (in consultation with the Back-Up Manager) prior to such withdrawal and (B) withdrawals of any amounts from the Asset Disposition Proceeds Account in excess in any material respect of amounts set forth in such Quarterly Fiscal Period budget will be subject to (i) the delivery by the Manager to the Control Party, the Trustee and the Back-Up Manager of an explanation in reasonable detail for the variance together with related information and (ii) the prior approval of the Control Party (in consultation with the Back-Up Manager). To the extent such Asset Disposition Proceeds have not been so invested in Eligible Assets within one (1) calendar year of the date of receipt of such Asset Disposition Proceeds (or, if any Securitization Entity or the Manager on its behalf shall have entered into a binding commitment to reinvest such Asset Disposition Proceeds in Eligible Assets within one (1) calendar year of the date of receipt of such Asset Disposition Proceeds, within eighteen (18) months of the date of receipt of such Asset Disposition Proceeds) (each such period, an “Asset Disposition Reinvestment Period”), the Issuer (or the Manager on its behalf) shall withdraw an amount equal to all such un-reinvested Asset Disposition Proceeds and promptly deposit such amount to the Collection Account to be applied in accordance with priority (i) of the Priority of Payments on the Weekly Allocation Date immediately following the deposit of such Asset Disposition Proceeds to the Collection Account and the related prepayment shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate. In the event that such Securitization Entity has elected not to reinvest such Asset Disposition Proceeds, such Asset Disposition Proceeds shall instead be deposited to the Collection Account promptly following such decision and applied in accordance with priority (i) of the Priority of Payments on the following Weekly Allocation Date and the related prepayment shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate unless used to reimburse the Securitization Entities for amounts previously paid as set forth above.

(d)            Deposits to the Collection Account. The Manager (or, with respect to clause (vi) below, the Trustee at the direction of the Issuer, or the Manager on its behalf) will deposit or cause to be deposited to the Collection Account the following amounts, in each case, promptly after receipt (unless otherwise specified below):

(i)           the amounts required to be withdrawn from the Concentration Account and deposited to the Collection Account pursuant to and in accordance with Section 5.10(b)(iv);

(ii)          Indemnification Amounts within five (5) Business Days following either (i) the receipt by the Manager of such amounts if TBC is not the Manager or (ii) if TBC is the Manager, the date such amounts are required to be paid by the related Contributor or by the Manager under the Management Agreement or any other Transaction Document;

(iii)         Asset Disposition Proceeds remaining in the Asset Disposition Proceeds Account on the immediately succeeding Business Day following the expiration of the Asset Disposition Reinvestment Period and Asset Disposition Proceeds where the applicable Securitization Entity (or the Manager on its behalf) elects not to reinvest such amounts promptly upon the later of such election and receipt of such Asset Disposition Proceeds;

(iv)         the Series Hedge Receipts, if any, received by the Securitization Entities in respect of any Series Hedge Agreements entered into by the Securitization Entities in connection with the issuance of additional Series of Notes following the Original Closing Date shall be deposited directly to the Collection Account;

(v)          upon the occurrence of any Interest Reserve Release Event, the amounts on deposit in either of the Senior Notes Interest Reserve Accounts, as applicable, or the Senior Subordinated Notes Interest Reserve Account, as applicable, to the extent that no Senior Notes Interest Reserve Account Deficit Amount or Senior Subordinated Notes Interest Reserve Account Deficit Amount, as applicable, will be outstanding on the immediately following Quarterly Payment Date;

(vi)         any other amounts required to be deposited to the Collection Account hereunder or under any other Transaction Document; and

(vii)        amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any of its rights under the Indenture, including, without limitation, under Article IX hereof, upon receipt thereof;

(e)            Investment Income. On a weekly basis at or prior to 10:00 a.m. (New York City time) on each Weekly Allocation Date, (i) the Trustee shall transfer any Investment Income on deposit in the Indenture Trust Accounts (other than the Collection Account) to the Collection Account in accordance with the instructions set forth in the Weekly Manager’s Certificate relating to such Weekly Allocation Date and (ii) the Issuer (or the Manager on its behalf) shall transfer any Investment Income on deposit in the Management Accounts to the Collection Account, in each case for application as Collections on that Weekly Allocation Date.

(f)            Payment Instructions. In accordance with and subject to the terms of the Management Agreement, the Issuer shall cause the Manager to instruct (i) each Franchisee obligated at any time to pay Franchisee Payment Amounts to make such payment to the Concentration Account or a Lock-Box Account and (ii) any Person (not an Affiliate of the Issuer) obligated at any time to make any payments with respect to the Securitization Assets, including, without limitation, the Securitization IP, to make such payment to the Concentration Account, the Collection Account or a Lock-Box Account, as determined by the Issuer or the Manager.

(g)            Misdirected Collections. The Issuer agrees that if any Collections shall be received by the Issuer or any other Securitization Entity in an account other than an Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by the Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by the Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Manager certifies to the Trustee and the Servicer are not Retained Collections and pay such amounts to or at the direction of the Manager. All monies, instruments, cash and other proceeds of the Collateral received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V.

Section 5.11          Application of Weekly Collections on Weekly Allocation Dates. On each Weekly Allocation Date (unless the Issuer shall have failed to deliver by 4:30 p.m. (New York City time) on the day prior to such Weekly Allocation Date the Weekly Manager’s Certificate relating to such Weekly Allocation Date, in which case the application of Retained Collections relating to such Weekly Allocation Date shall occur on the Business Day immediately following the day on which such Weekly Manager’s Certificate is delivered), commencing on June 3, 2016, the Trustee shall, based solely on the information contained in the Weekly Manager’s Certificate or, on and after the 2021 Springing Amendments Implementation Date, if delivered in accordance with the terms of the Transaction Documents, based solely on the information contained in an Omitted Payable Sums Certification to the extent of the information contained therein, withdraw the amount on deposit in the Collection Account as of 10:00 a.m. (New York City time) on such Weekly Allocation Date in respect of such preceding Weekly Collection Period for allocation or payment in the following order of priority:

(i)            first, solely with respect to any funds consisting of Indemnification Amounts and Asset Disposition Proceeds on deposit in the Collection Account on such Weekly Allocation Date in the following order of priority: (A) to reimburse the Trustee and, then, the Servicer, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), then (C) on and after any Class A-1 Notes Renewal Date (after giving effect to any extensions), to make an allocation to the applicable Principal Payment Account, in the amount necessary to prepay and permanently reduce the commitments under all related Class A-1 Notes on a pro rata basis, then (D) to make an allocation to the applicable Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Notes of each Class on a pro rata basis (other than Class A-1 Notes) in alphanumerical order of designation, then (E) to make an allocation to the applicable Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Subordinated Notes of each Class on a pro rata basis in alphanumerical order of designation, then (F) to make an allocation to the applicable Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Subordinated Notes of each Class on a pro rata basis in alphanumerical order of designation;

(ii)            second, (A)(i) to reimburse the Trustee and, then, the Servicer and (ii) on and after the 2021 Springing Amendments Implementation Date, then, the Back-Up Manager, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), and then (C) to pay the Servicer (i) all Servicing Fees, Liquidation Fees and Workout Fees for such Weekly Allocation Date and (ii) on and after the 2021 Springing Amendments Implementation Date, any such fees previously accrued and unpaid following the Series 2021-1 Closing Date;

(iii)            third, to pay Successor Manager Transition Expenses, if any;

(iv)            fourth, (A) to pay the Weekly Management Fee to the Manager and (B) on and after the 2021 Springing Amendments Implementation Date, to pay any previously accrued and unpaid Weekly Management Fee to the Manager following the Series 2021-1 Closing Date;

(v)            fifth, pro rata, (A) to deposit to the Securitization Operating Expense Account, an amount equal to any previously accrued and unpaid Securitization Operating Expenses together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date, in an aggregate amount not to exceed the Capped Securitization Operating Expenses Amount with respect to the annual period in which such Weekly Allocation Date occurs after giving effect to all deposits previously made to the Securitization Operating Expense Account in such annual period, to be distributed pro rata based on the amount of each type of Securitization Operating Expense payable on such Weekly Allocation Date pursuant to this priority (v) and (B) so long as an Event of Default has occurred and is continuing, to the Trustee for payment of the Post-Default Capped Trustee Expenses Amount for such Weekly Allocation Date; provided that, on and after the 2021 Springing Amendments Implementation Date, the deposit to the applicable Securitization Operating Expense Account of an amount equal to all accrued and unpaid fees, expenses and indemnities payable to the Trustee and all indemnities payable to the Servicer, and, on and after the 2025 Springing Amendments Implementation Date, an amount equal to all accrued and unpaid fees, expenses and indemnities payable to the Back-Up Manager, and the payment of such sums to the Trustee and of indemnity sums to the Servicer and, on and after the 2025 Springing Amendments Implementation Date, the Back-Up Manager, as applicable, will not be subject to the Capped Securitization Operating Expense Amount after an Event of Default has occurred and is continuing regardless of whether or not an Event of Default exists at the time of such payment;

(vi)           sixth, to deposit to the applicable Indenture Trust Account, ratably according to the amounts required to be deposited as set forth in subclauses (A) through (C) below, the following amounts until the amounts required to be deposited pursuant to subclauses (A) through (C) below are deposited in full: (A) to allocate to the applicable Interest Payment Account for each Class of Senior Notes, pro rata by amount due within each such Series, an amount equal to the Senior Notes Accrued Quarterly Interest Amount, (B) to allocate to the Class A-1 Notes Commitment Fees Account, the Class A-1 Notes Accrued Quarterly Commitment Fees Amount and (C) to allocate to the Hedge Payment Account, the amount of the accrued and unpaid Series Hedge Payment Amount, if any, payable on or before the next Quarterly Payment Date to a Hedge Counterparty, if any; provided that the deposit to the Hedge Payment Account pursuant to this subclause (C) will exclude any termination payment payable to a Hedge Counterparty, if any;

(vii)          seventh, to pay to each Class A-1 Administrative Agent pursuant to the related Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of the Capped Class A-1 Notes Administrative Expenses Amount due for such Weekly Allocation Date;

(viii)         eighth, to allocate to the applicable Interest Payment Account for each Class of Notes that are Senior Subordinated Notes, pro rata by amount due within each such Class, an amount equal to the Senior Subordinated Notes Accrued Quarterly Interest Amount;

(ix)            ninth, to deposit in the applicable Interest Reserve Accounts, an amount equal to any Senior Notes Interest Reserve Account Deficit Amount and any Senior Subordinated Notes Interest Reserve Account Deficit Amount for each Class of Senior Notes and Senior Subordinated Notes in alphanumerical order of designation;

(x)            tenth, pro rata, (A) to allocate to the applicable Principal Payment Account, an amount equal to the sum of (1) any Senior Notes Accrued Scheduled Principal Payments Amount, (2) any Senior Notes Scheduled Principal Payment Deficiency Amount with respect to prior Quarterly Payment Dates and (3) amounts then known by the Manager that will become due under any Class A-1 Note Purchase Agreement prior to the immediately succeeding Quarterly Payment Date with respect to the cash collateralization of letters of credit issued under such Class A-1 Note Purchase Agreement and (B) to deposit to the applicable Series Distribution Account in respect of each Series of Class A-1 Notes for which the Class A-1 Notes Renewal Date has not occurred, any outstanding amounts due and payable in respect of principal for such Series, for payment to the applicable Noteholders of such Series of Class A-1 Notes on such Weekly Allocation Date;

(xi)            eleventh, to pay any Supplemental Management Fee, together with any previously accrued and unpaid Supplemental Management Fee;

(xii)           twelfth, on and after any Class A-1 Notes Renewal Date (after giving effect to any extensions) for one or more Series of Notes, if the related Class A-1 Notes of such Series have not been repaid on or before such date, 100% of the amounts remaining on deposit in the Collection Account to the Senior Notes Principal Payment Account to allocate to such Class A-1 Notes of such Series on a pro rata basis (including a commensurate permanent reduction of any remaining related Class A-1 Note Commitments in respect thereof) until the Outstanding Principal Amount of such Class A-1 Notes of such Series will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account allocable to such Class A-1 Notes;

(xiii)          thirteenth, so long as no Rapid Amortization Event has occurred and is continuing, and such Weekly Allocation Date occurs during a Cash Trapping Period, to deposit into the Cash Trap Reserve Account an amount equal to the Cash Trapping Amount, if any, on such Weekly Allocation Date;

(xiv)          fourteenth, if a Rapid Amortization Event has occurred and is continuing, to allocate (x) first, 100% of the amounts remaining on deposit in the Collection Account to the Senior Notes Principal Payment Account to each Class of Senior Notes, first, to the Class A-1 Notes on a pro rata basis (including a commensurate permanent reduction of any remaining Class A-1 Note Commitments) and then, to each remaining Class of Senior Notes on a pro rata basis until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account, and then (y) second, 100% of the amounts remaining on deposit in the Collection Account to the Senior Subordinated Notes Principal Payment Account to each Class of Senior Subordinated Notes until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Subordinated Notes Principal Payment Account;

(xv)           fifteenth, so long as no Rapid Amortization Event has occurred and is continuing, to allocate to the Senior Subordinated Notes Principal Payment Account an amount equal to the sum of (1) the Senior Subordinated Notes Accrued Scheduled Principal Payments Amount, if any, and (2) the Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount, if any;

(xvi)          sixteenth, to allocate to the Subordinated Notes Interest Payment Account for each Class of Subordinated Notes, pro rata by amount due within each such Class, an amount equal to the Subordinated Notes Accrued Quarterly Interest Amount;

(xvii)         seventeenth, so long as no Rapid Amortization Event has occurred and is continuing, to allocate to the Subordinated Notes Principal Payment Account an amount equal to the sum of (1) the Subordinated Notes Accrued Scheduled Principal Payments Amount, if any, and (2) the Subordinated Notes Scheduled Principal Payment Deficiency Amount, if any;

(xviii)        eighteenth, if a Rapid Amortization Event has occurred and is continuing, to allocate 100% of the amounts remaining on deposit in the Collection Account to the Subordinated Notes Principal Payment Account to each Class of Subordinated Notes until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Subordinated Notes Principal Payment Account;

(xix)          nineteenth, to deposit to the Securitization Operating Expense Account, an amount equal to any accrued and unpaid Securitization Operating Expenses (together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date) in excess of the Capped Securitization Operating Expenses Amount after giving effect to priority (v) above;

(xx)            twentieth, to each Class A-1 Administrative Agent pursuant to the related Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of the Excess Class A-1 Notes Administrative Expenses Amounts due for such Weekly Allocation Date;

(xxi)          twenty-first, to each Class A-1 Administrative Agent pursuant to the related Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of each Class A-1 Notes Other Amounts due for such Weekly Allocation Date;

(xxii)         twenty-second, to allocate to the Senior Notes Post-ARD Contingent Additional Interest Account, any Senior Notes Accrued Quarterly Post-ARD Contingent Additional Interest Amount for the Senior Notes for such Weekly Allocation Date;

(xxiii)        twenty-third, to allocate to the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account, any Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Additional Interest Amount for the Senior Subordinated Notes for such Weekly Allocation Date;

(xxiv)        twenty-fourth, to allocate to the Subordinated Notes Post-ARD Contingent Additional Interest Account, any Subordinated Notes Accrued Quarterly Post-ARD Contingent Additional Interest Amount for the Subordinated Notes for such Weekly Allocation Date;

(xxv)         twenty-fifth, to deposit to the Hedge Payment Account, (A) any accrued and unpaid Series Hedge Payment Amount that constitutes a termination payment payable to a Hedge Counterparty; and (B) any other due and unpaid amounts payable to a Hedge Counterparty, pursuant to the related Series Hedge Agreement, in each case pro rata to each Hedge Counterparty, if any, according to the amount due and payable to each of them;

(xxvi)        twenty-sixth, to allocate to the applicable Principal Payment Account(s) an amount equal to any unpaid premiums and make-whole prepayment consideration; and

(xxvii)       twenty-seventh, to pay the remaining funds, if any (the “Residual Amount”), at the direction of the Issuer.

Following the 2021 Springing Amendments Implementation Date, in addition, to the extent any amounts become payable by the Trustee to an account bank or securities intermediary under an Account Control Agreement with respect to any Management Accounts, amounts held in the Collection Account may be withdrawn and paid to such account bank or securities intermediary.

Following the Series 2025-1 Closing Date, the Manager may elect that any date that would otherwise be a Weekly Allocation Date shall not be a Weekly Allocation Date such that, on the Weekly Allocation Date with respect to such election, the Trustee will be directed not to withdraw the amounts on deposit in the Collection Account for application in accordance with the Priority of Payments until the next Weekly Allocation Date, so long as (v) the Manager does not make such election for two (2) consecutive Weekly Collection Periods, (w) the Manager does not make such election with respect to the eleventh (11th) Weekly Allocation Date or any subsequent Weekly Allocation Date with respect to any Quarterly Collection Period unless 100% of the amounts required to be accrued for deposit to the applicable Indenture Trust Accounts for payment on the next Quarterly Payment Date have been deposited to the applicable Indenture Trust Accounts on the preceding Weekly Allocation Dates, (x) no Event of Default, Manager Termination Event, Advance Period or any other Rapid Amortization Event that has occurred is continuing as of the date of such election, (y) no Cash Trapping Period that has occurred is continuing as of the date of such election and (z) such election is made with at least one (1) Business Day prior written notice from the Manager to the Trustee and the Servicer. The Issuer (or the Manager on its behalf) may make such an election by delivering a Weekly Manager’s Certificate that indicated that no allocations will be made on the designated Weekly Allocation Date.

Section 5.12          Quarterly Payment Date Applications.

(a)            Senior Notes Interest Payment Account. On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such Quarterly Payment Date, (i) to withdraw the funds allocated to the Senior Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period (or, to the extent necessary to pay any Class A-1 Notes Interest Adjustment Amount, the then-current Quarterly Fiscal Period) to be paid to the Senior Notes, up to the accrued and unpaid Senior Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Senior Notes Interest Payment Account referred to in the foregoing subclause (i) is less than the accrued and unpaid Senior Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Notes ending most recently prior to such Quarterly Payment Date, to withdraw an amount equal to such insufficiency (a “Senior Interest Shortfall”) (to the extent of funds available and pro rata with any Commitment Fees Shortfall and any Hedge Payment Shortfall) from first, the Subordinated Notes Post-ARD Contingent Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account (to the extent of funds on deposit therein), third, the Senior Notes Post-ARD Contingent Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Notes Principal Payment Account, and ninth, the Senior Subordinated Notes Interest Payment Account, to be paid to the Senior Notes, up to the accrued and unpaid Senior Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the Senior Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts. On each Quarterly Payment Date, after the application of funds pursuant to this Section 5.12, the funds on deposit in the Senior Notes Interest Reserve Accounts (or, if the aggregate amount of funds on deposit in the Senior Notes Interest Reserve Accounts are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes issued pursuant to any Class A-1 Note Purchase Agreement for any Series of Class A-1 Notes that may be issued following the Series 2021-1 Closing Date or on and after the 2021 Springing Amendments Implementation Date, by an Eligible Bank in the form of an Eligible Letter of Credit) shall be applied by the Trustee at the written instruction of the Manager (acting on behalf of the Issuer) to pay the following amounts, pro rata according to the amounts then due and payable: (i) the accrued and unpaid Senior Notes Quarterly Interest Amount on each Class of Senior Notes Outstanding to the extent that amounts on deposit in the Senior Notes Interest Payment Account are insufficient for such purpose and (ii) the accrued and unpaid Class A-1 Notes Quarterly Commitment Fees Amount, if any, to the extent that amounts on deposit in the Class A-1 Notes Commitment Fees Account are insufficient for such purpose, in each case with respect to such Quarterly Payment Date.

(b)            Senior Notes Interest Shortfall Amount. On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall determine the excess, if any (the “Senior Notes Interest Shortfall Amount”), of (i) the accrued and unpaid Senior Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Senior Notes in accordance with Section 5.12(a) on such Quarterly Payment Date. If, after giving effect to all Debt Service Advances made in accordance with Section 5.12(a) on such Quarterly Payment Date, the Senior Notes Interest Shortfall Amount with respect to such Quarterly Payment Date remains greater than zero, the payment of the Senior Notes Quarterly Interest Amount as reduced by such Senior Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Notes shall be paid to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Notes Interest Shortfall Amount. An additional amount of interest shall accrue on the Senior Notes Interest Shortfall Amount for each subsequent Interest Accrual Period at the applicable Note Rate until the Senior Notes Interest Shortfall Amount is paid in full.

(c)            Debt Service Advances. If the Senior Notes Interest Shortfall Amount as determined on any Quarterly Calculation Date pursuant to Section 5.12(b) is greater than zero, in accordance with the terms and conditions of the Servicing Agreement, by 3:00 p.m. (New York City time) on the Business Day preceding such Quarterly Payment Date, the Servicer shall make a Debt Service Advance in such amount unless the Servicer notifies the Issuer, the Manager, the Back-Up Manager and the Trustee by such time that it has, reasonably and in good faith, determined such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance. If the Servicer fails to make such Debt Service Advance (unless the Servicer has, reasonably and in good faith, determined that such Debt Service Advance (and interest thereon) would be a Nonrecoverable Advance), pursuant to Section 10.1(l), the Trustee shall make the Debt Service Advance unless it determines that such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance or an Advance Suspension Period is then in effect. In determining whether any Debt Service Advance (and interest thereon) is a Nonrecoverable Advance, the Trustee may conclusively rely on the determination of the Servicer. All Debt Service Advances shall be deposited into the Senior Notes Interest Payment Account. For the avoidance of doubt, no Debt Service Advance will be required to be made by the Servicer or the Trustee in respect of any Class A-1 Notes Interest Adjustment Amount to the extent such Debt Service Advance would be duplicative of a Debt Service Advance already made with respect to such Quarterly Calculation Date.

(d)            Class A-1 Notes Commitment Fees Account. On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such Quarterly Payment Date, (i) to withdraw the funds allocated to the Class A-1 Notes Commitment Fees Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period (or, to the extent necessary to pay any Class A-1 Notes Commitment Fees Adjustment Amount, the then-current Quarterly Fiscal Period) to be paid to the applicable Class A-1 Notes, up to the Class A-1 Notes Quarterly Commitment Fees Amounts accrued and unpaid with respect to the applicable Class A-1 Notes, pro rata among each Series of Class A-1 Notes based upon the Class A-1 Notes Quarterly Commitment Fees Amount payable with respect to each such Series, and deposit such funds into the applicable Series Distribution Account and (ii) if the amount of funds allocated to the Class A-1 Notes Commitment Fees Account referred to in the foregoing subclause (i) with respect to the immediately preceding Quarterly Fiscal Period is less than the aggregate accrued and unpaid Class A-1 Notes Quarterly Commitment Fees Amount for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, to withdraw an amount equal to such insufficiency (a “Commitment Fees Shortfall”) (to the extent of funds available and pro rata with any Senior Interest Shortfall and any Hedge Payment Shortfall) from first, the Subordinated Notes Post-ARD Contingent Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account, third, the Senior Notes Post-ARD Contingent Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Notes Principal Payment Account, and ninth, the Senior Subordinated Notes Interest Payment Account, to be paid to the Class A-1 Notes, up to the aggregate accrued and unpaid Class A-1 Notes Quarterly Commitment Fees Amounts, pro rata among each Series of Class A-1 Notes based upon the Class A-1 Notes Quarterly Commitment Fees Amount payable with respect to each such Series, and deposit such funds into the applicable Series Distribution Accounts.

On each Quarterly Payment Date, after application of funds pursuant to Section 5.12, the funds on deposit in the Senior Notes Interest Reserve Accounts (or, if the funds on deposit in the Senior Notes Interest Reserve Accounts are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes issued pursuant to any Class A-1 Note Purchase Agreement for any Series of Class A-1 Notes that may be issued following the Series 2021-1 Closing Date or on and after the 2021 Springing Amendments Implementation Date, by an Eligible Bank in the form of an Eligible Letter of Credit) shall be applied by the Trustee at the written instruction of the Manager (acting on behalf of the Issuer) to pay the following amounts, pro rata, according to the amounts then due and payable: (i) the accrued and unpaid Senior Notes Quarterly Interest Amount on each Class of Senior Notes Outstanding to the extent that amounts on deposit in the Senior Notes Interest Payment Account are insufficient for such purpose and (ii) the accrued and unpaid Class A-1 Notes Quarterly Commitment Fees Amount, if any, to the extent that amounts on deposit in the Class A-1 Notes Commitment Fees Account are insufficient for such purpose.

(e)            Class A-1 Notes Commitment Fees Shortfall Amount. On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall determine the excess, if any (the “Class A-1 Notes Commitment Fees Shortfall Amount”), of (i) the aggregate accrued and unpaid Class A-1 Notes Quarterly Commitment Fees Amount for the Interest Accrual Period ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments on the Class A-1 Notes in accordance with Section 5.12(d) on such Quarterly Payment Date. If the Class A-1 Notes Commitment Fees Shortfall Amount with respect to any Quarterly Payment Date is greater than zero, the payment of the accrued and unpaid Class A-1 Notes Quarterly Commitment Fees Amounts as reduced by such Class A-1 Notes Commitment Fees Shortfall Amount to be distributed on such Quarterly Payment Date to the Class A-1 Notes shall be paid to the Class A-1 Notes, pro rata among each Class of Class A-1 Notes based upon the amount of Class A-1 Notes Quarterly Commitment Fees Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Class A-1 Notes Commitment Fees Shortfall Amount. An additional amount of interest shall accrue on the Class A-1 Notes Commitment Fees Shortfall Amount for each subsequent Interest Accrual Period at the applicable Note Rate until the Class A-1 Notes Commitment Fees Shortfall Amount is paid in full.

(f)            Senior Subordinated Notes Interest Payment Account. On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such Quarterly Calculation Date, (i) to withdraw the funds allocated to the Senior Subordinated Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period to be paid to the Senior Subordinated Notes, up to the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Senior Subordinated Notes Interest Payment Account referred to in the foregoing subclause (i) is less than the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Subordinated Notes ending most recently prior to such Quarterly Payment Date, to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account and the Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii) or 5.12(t)(ii)) from first, the Subordinated Notes Post-ARD Contingent Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account, third, the Senior Notes Post-ARD Contingent Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Cash Trap Reserve Account, and eighth, the Senior Notes Principal Payment Account, to be paid to the Senior Subordinated Notes, up to the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the Senior Subordinated Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts. On each Quarterly Payment Date, the funds on deposit in the Senior Subordinated Notes Interest Reserve Account (or, if the funds on deposit in the Senior Subordinated Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes) shall be applied by the Trustee at the written instruction of the Manager (acting on behalf of the Issuer) to pay, pro rata, any accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount on the Senior Subordinated Notes Outstanding to the extent that amounts deposited into the applicable Series Distribution Accounts in accordance with the prior sentence are insufficient for such purposes.

(g)            Senior Subordinated Notes Interest Shortfall Amount. On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall determine the excess, if any (the “Senior Subordinated Notes Interest Shortfall Amount”), of (i) the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Subordinated Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Senior Subordinated Notes in accordance with Section 5.12(f) on such Quarterly Payment Date. If the Senior Subordinated Notes Interest Shortfall Amount with respect to such Quarterly Payment Date is greater than zero, the payment of the Senior Subordinated Notes Quarterly Interest Amount as reduced by such Senior Subordinated Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Subordinated Notes shall be paid to the Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Interest Shortfall Amount. An additional amount of interest shall accrue on the Senior Subordinated Notes Interest Shortfall Amount for each subsequent Interest Accrual Period at the applicable Note Rate until the Senior Subordinated Notes Interest Shortfall Amount is paid in full.

(h)            Senior Notes Principal Payment Account.

(i)            On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such Quarterly Payment Date, the funds allocated to the Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid in the following order: (A) to each applicable Class of Senior Notes up to the aggregate amount of Indemnification Amounts and Asset Disposition Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) to each applicable Class of Senior Notes in the amounts distributed to the Senior Notes Principal Payment Account pursuant to priorities (x), (xii), (xiv) and (xxvi) of the Priority of Payments owed to each such Class of Senior Notes (excluding any Principal Release Amounts), in the order of priority set forth in the Priority of Payments with respect to such priorities (x), (xii), (xiv) and (xxvi), and deposit such funds into the applicable Series Distribution Account.

(ii)          If a Rapid Amortization Event has occurred and is continuing or will occur on the following Quarterly Payment Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such Quarterly Payment Date, the amounts on deposit in the Cash Trap Reserve Account (after giving effect to any payments made as of such Quarterly Payment Date from the Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii) or 5.12(t)(ii)), if any, and deposit such funds into the applicable Series Distribution Account, to be paid to each applicable Class of Senior Notes up to the Outstanding Principal Amount of all Senior Notes (after giving effect to the application of the amounts on deposit in the Senior Notes Principal Payment Account referred to in the foregoing subclause (i)), sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the Outstanding Principal Amount of the Senior Notes of such Class and deposit such funds into the applicable Series Distribution Account.

(iii)          If the aggregate amount of funds allocated to the Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than the Senior Notes Scheduled Principal Payments Amounts owed to each applicable Class of Senior Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than the Indemnification Amounts and Asset Disposition Proceeds due to be applied as a mandatory prepayment on such Quarterly Payment Date with respect to each applicable Class of Senior Notes, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account and the Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii) or 5.12(t)(ii)) from first, the Subordinated Notes Post-ARD Contingent Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account, third, the Senior Notes Post-ARD Contingent Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, and seventh, the Cash Trap Reserve Account, and deposit such funds into the applicable Series Distribution Accounts, to be paid to each applicable Class of Senior Notes up to the amount of unpaid Senior Notes Scheduled Principal Payments Amounts, Indemnification Amounts and/or Asset Disposition Proceeds, as the case may be, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the Outstanding Principal Amount of the Senior Notes of such Class and deposit such funds into the applicable Series Distribution Account.

(iv)         If any payment of principal of any Class A-1 Notes of any Series of Notes pursuant to subclause (i) or (ii) above requires the deposit of funds (the “Cash Collateral”) with the applicable L/C Provider to serve as collateral and act as security to guarantee any obligations of the Issuer relating to any related letters of credit (the “Collateralized Letters of Credit”), then upon the expiration of the Collateralized Letters of Credit (x) so long as any Series of Notes remain Outstanding, the Cash Collateral shall be deposited into the Collection Account to be applied in accordance with the Priority of Payments and (y) if no Series of Notes remain Outstanding, the Cash Collateral shall be returned to the Issuer.

(v)          Notwithstanding any other provision hereof, the Issuer (or the Manager on its behalf) may elect on any Weekly Allocation Date that either (i) the Residual Amount for such Weekly Allocation Date or (ii) amounts in respect of an equity contribution to the Issuer not constituting a Retained Collections Contribution may be deposited directly into the Senior Notes Principal Payment Account for the purpose of making an Optional Scheduled Principal Payment on the next Quarterly Payment Date, and the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to so deposit and withdraw such amount.

(i)            Senior Subordinated Notes Principal Payment Account.

(i)           On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such Quarterly Payment Date, the funds allocated to the Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid in the following order: (A) to each applicable Class of Senior Subordinated Notes up to the aggregate amount of Indemnification Amounts and Asset Disposition Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) to each applicable Class of Senior Subordinated Notes in the amounts distributed to the Senior Subordinated Notes Principal Payment Account pursuant to priorities (xiv), (xv) and (xxvi) of the Priority of Payments owed to each such Class of Senior Subordinated Notes, in the order of priority set forth in the Priority of Payments with respect to such priorities (xiv), (xv), and (xxvi), and deposit such funds into the applicable Series Distribution Account.

(ii)          If the aggregate amount of funds allocated to the Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than the Senior Subordinated Notes Scheduled Principal Payments Amount owed to each applicable Class of Senior Subordinated Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than the Indemnification Amounts and Asset Disposition Proceeds due to be applied as a mandatory prepayment on such Quarterly Payment Date with respect to each applicable Class of Senior Subordinated Notes, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to any such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii) or 5.12(t)(ii)) from first, the Subordinated Notes Post-ARD Contingent Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account, third, the Senior Notes Post-ARD Contingent Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, and fifth, the Subordinated Notes Interest Payment Account, and deposit such funds into the applicable Series Distribution Accounts, to be paid to each applicable Class of Senior Subordinated Notes up to the amount of unpaid Senior Subordinated Notes Scheduled Principal Payments Amounts, Indemnification Amounts and/or Asset Disposition Proceeds, as the case may be, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class.

(j)            Subordinated Notes Interest Payment Account. On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such Quarterly Payment Date, (i) to withdraw the funds allocated to the Subordinated Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period to be paid to the Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Subordinated Notes Interest Payment Account referred to in the foregoing subclause (i) is less than the accrued and unpaid Subordinated Notes Quarterly Interest Amount due on the next Quarterly Payment Date and no Senior Notes or Senior Subordinated Notes are Outstanding, to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii) or 5.12(t)(ii)) from first, the Subordinated Notes Post-ARD Contingent Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account, third, the Senior Notes Post-ARD Contingent Additional Interest Account, and fourth, the Subordinated Notes Principal Payment Account, to be paid to the Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the Subordinated Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts.

(k)            Subordinated Notes Interest Shortfall Amount. On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall determine the excess, if any (the “Subordinated Notes Interest Shortfall Amount”), of (i) the accrued and unpaid Subordinated Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Subordinated Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Subordinated Notes in accordance with Section 5.12(j) on such Quarterly Payment Date. If the Subordinated Notes Interest Shortfall Amount with respect to such Quarterly Payment Date is greater than zero, the payment of the Subordinated Notes Quarterly Interest Amount as reduced by such Subordinated Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Subordinated Notes shall be paid to the Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Subordinated Notes Interest Shortfall Amount. An additional amount of interest shall accrue on the Subordinated Notes Interest Shortfall Amount for each subsequent Interest Accrual Period at the applicable Note Rate until the Subordinated Notes Interest Shortfall Amount is paid in full.

(l)            Subordinated Notes Principal Payment Account.

(i)           On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such Quarterly Payment Date, the funds allocated to the Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid in the following order: (A) to each applicable Class of Subordinated Notes up to the aggregate amount of Indemnification Amounts and Asset Disposition Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) to each applicable Class of Subordinated Notes in the amounts distributed to the Subordinated Notes Principal Payment Account pursuant to priorities (xvii), (xviii) and (xxvi) of the Priority of Payments owed to each such Class of Subordinated Notes, in the order of priority set forth in the Priority of Payments with respect to such priorities (xvii), (xviii) and (xxvi), and deposit such funds into the applicable Series Distribution Account.

(ii)          If the aggregate amount of funds allocated to the Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than the Subordinated Notes Scheduled Principal Payments Amount owed to each applicable Class of Subordinated Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than the Indemnification Amounts and Asset Disposition Proceeds due to be applied as a mandatory prepayment on such Quarterly Payment Date with respect to each applicable Class of Subordinated Notes, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to any such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii), 5.12(j)(ii) or 5.12(t)(ii)) from first, the Subordinated Notes Post-ARD Contingent Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account, and third, the Senior Notes Post-ARD Contingent Additional Interest Account, and deposit such funds into the applicable Series Distribution Accounts, to be paid to each applicable Class of Subordinated Notes up to the amount of unpaid Subordinated Notes Scheduled Principal Payments Amounts, Indemnification Amounts and/or Asset Disposition Proceeds, as the case may be, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the Outstanding Principal Amount of the Subordinated Notes of such Class.

(m)            Senior Notes Post-ARD Contingent Additional Interest Account.

(i)            On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date the funds allocated to the Senior Notes Post-ARD Contingent Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid to each applicable Class of Senior Notes, up to the amount of Senior Notes Quarterly Post-ARD Contingent Additional Interest distributed to such administrative account owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of Senior Notes Quarterly Post-ARD Contingent Additional Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)          If the aggregate amount of funds allocated to the Senior Notes Post-ARD Contingent Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period pursuant to the foregoing subclause (i) is less than the amount of Senior Notes Quarterly Post-ARD Contingent Additional Interest owed to each such Class of Senior Notes for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii), 5.12(j)(ii), 5.12(l)(ii) or 5.12(t)(ii)) from first, the Subordinated Notes Post-ARD Contingent Additional Interest Account, and second, the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account, to be paid to each Class of Senior Notes, up to the amount of Senior Notes Quarterly Post-ARD Contingent Additional Interest accrued and unpaid with respect to each applicable Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of Senior Notes Quarterly Post-ARD Contingent Additional Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(n)            Senior Subordinated Notes Post-ARD Contingent Additional Interest Account.

(i)           On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date the funds allocated to the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid to each applicable Class of Senior Subordinated Notes, up to the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Additional Interest distributed to such administrative account owed to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Additional Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)          If the aggregate amount of funds allocated to the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period pursuant to the foregoing subclause (i) is less than the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Additional Interest owed to each such Class of Senior Subordinated Notes for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii), 5.12(j)(ii), 5.12(l)(ii), 5.12(m)(ii) or 5.12(t)(ii)) from the Subordinated Notes Post-ARD Contingent Additional Interest Account, to be paid to each Class of Senior Subordinated Notes, up to the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Additional Interest accrued and unpaid with respect to each applicable Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Additional Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(o)            Subordinated Notes Post-ARD Contingent Additional Interest Account. On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such Quarterly Payment Date, the funds allocated to the Subordinated Notes Post-ARD Contingent Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid to each applicable Class of Subordinated Notes, up to the amount of Subordinated Notes Quarterly Post-ARD Contingent Additional Interest distributed to such administrative account owed to each Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of Subordinated Notes Quarterly Post-ARD Contingent Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(p)            Amounts on Deposit in the Senior Notes Interest Reserve Accounts, the Senior Subordinated Notes Interest Reserve Account and the Cash Trap Reserve Account.

(i)           On each Quarterly Calculation Date (A) preceding any Quarterly Payment Date that is a Cash Trapping Release Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date from funds on deposit in the Cash Trap Reserve Account an amount equal to the applicable Cash Trapping Release Amount and (B) preceding the first Quarterly Payment Date following the commencement of the Rapid Amortization Period (including a Rapid Amortization Period due to an Event of Default), the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date all funds then on deposit in the Cash Trap Reserve Account (after giving effect to any payments made as of such Quarterly Payment Date from the Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(h)(ii) or 5.12(t)(ii)), and, in each case, deposit such funds into the Collection Account for distribution in accordance with the Priority of Payments.

(ii)          In addition to the other permitted applications set forth herein, amounts on deposit in the Cash Trap Reserve Account shall be available to make an optional prepayment of any Series of Notes in the sole discretion of the Issuer after giving effect to payment in full of the other amounts identified in the following sentence. Any such amounts on deposit in the Cash Trap Reserve Account shall be allocated first, to the Trustee for any unreimbursed Advances (and accrued interest thereon at a rate equal to the Advance Interest Rate), second, to the Servicer for any unreimbursed Advances (and accrued interest thereon at a rate equal to the Advance Interest Rate), and third, pursuant to priorities (ii) through (xxvi) of the Priority of Payments (except for priority (xiii) thereof) and fourth, to the Senior Notes Principal Payment Account to make optional prepayments of principal on the Senior Notes (sequentially, in alphanumerical order of designation). Any such optional prepayment pursuant to the fourth clause shall be accompanied by any applicable make-whole prepayment consideration pursuant to the related Series Supplement.

(iii)         If the Issuer (or the Manager on its behalf) determines, with respect to any Series of Senior Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.12 on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Outstanding Principal Amount of such Series of Senior Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Notes Interest Reserve Accounts an amount equal to such insufficiency (and, to the extent the amounts in the Senior Notes Interest Reserve Accounts are insufficient, the Issuer (or the Manager on its behalf) shall instruct the Control Party to draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the Outstanding Principal Amount of the Senior Notes of each such Class.

(iv)         If the Issuer (or the Manager on its behalf) determines, with respect to any Series of Senior Subordinated Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.12 on any Series Legal Final Maturity Date related to such Series of Senior Subordinated Notes is less than the Outstanding Principal Amount of such Series of Senior Subordinated Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Subordinated Notes Interest Reserve Account an amount equal to such insufficiency (and, to the extent the amount in the Senior Subordinated Notes Interest Reserve Accounts is insufficient, the Issuer (or the Manager on its behalf) shall instruct the Control Party to draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Subordinated Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the Outstanding Principal Amount of the Senior Subordinated Notes of each such Class.

(v)          Upon the occurrence of any Interest Reserve Release Event, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to (i) withdraw the aggregate amounts on deposit in the Senior Notes Interest Reserve Accounts or the Senior Subordinated Notes Interest Reserve Account, as applicable, and deposit such amount into the Collection Account for distribution in accordance with the Priority of Payments or (ii) replace any Interest Reserve Letter of Credit, and the Trustee or the Control Party on its behalf shall deliver to the Issuer any such replaced Interest Reserve Letter of Credit simultaneously with the receipt of any Interest Reserve Letter of Credit in replacement thereof, whether by way of escrow or otherwise, in each case to the extent that no Senior Notes Interest Reserve Account Deficit Amount or Senior Subordinated Notes Interest Reserve Account Deficit Amount, as applicable, will be outstanding on the immediately following Quarterly Payment Date.

(vi)         On any date on which no Senior Notes are Outstanding, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Notes Interest Reserve Accounts and to deposit all remaining funds into the Collection Account and/or instruct the Control Party to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Notes Interest Reserve Accounts to the issuer thereof for cancellation.

(vii)        On any date on which no Senior Subordinated Notes are Outstanding, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Subordinated Notes Interest Reserve Account and to deposit all remaining funds into the Collection Account and/or to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Subordinated Notes Interest Reserve Account to the issuer thereof for cancellation.

(q)            Principal Release Amount.

(i)            If a Rapid Amortization Event or an Event of Default is continuing, the Principal Release Amount shall remain on deposit in the applicable Principal Payment Account and shall be applied in the order set forth in Section 5.12(h)(i) for amounts allocated to the Senior Notes Principal Payment Account.

(ii)          If (x) no Rapid Amortization Event or Event of Default is continuing and (y) if any Class A-1 Notes Renewal Date has occurred, the related Class A-1 Notes have been paid, extended or otherwise refinanced in full, on each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the immediately following Quarterly Payment Date the Principal Release Amount from the applicable Principal Payment Account and apply such funds on such Quarterly Payment Date to the extent necessary to pay, in the following order of priority, (A) to the Trustee, unreimbursed Advances (with interest thereon at the Advance Interest Rate), (B) to the Servicer, unreimbursed Advances (with interest thereon at the Advance Interest Rate), (C) unreimbursed Manager Advances (with interest thereon at the Advance Interest Rate), (D) pro rata, Senior Notes Quarterly Interest Amounts, Class A-1 Notes Quarterly Commitment Fees Amounts and unpaid Series Hedge Payment Amounts and (E) Senior Subordinated Notes Quarterly Interest Amounts, in each case, after giving effect to other amounts available for payment thereof as described in this Section 5.12. The Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to distribute the remainder of the Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xii) thereof.

(iii)         If no Rapid Amortization Period or Event of Default is continuing, but any Class A-1 Notes Renewal Date has occurred and the related Class A-1 Notes have not been paid, extended or otherwise refinanced in full, on each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the immediately following Quarterly Payment Date the Principal Release Amount from the applicable Principal Payment Account to the extent necessary to pay the Outstanding Principal Amount of such Class A-1 Notes Outstanding, and deposit such funds on such Quarterly Payment Date into the applicable Series Distribution Account for distribution to the holders of such Class A-1 Notes, pro rata, after giving effect to other amounts available for payment thereof. The Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to distribute the remainder of the Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xii) thereof.

(r)            Securitization Operating Expense Account. On each Weekly Allocation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date an amount equal to the lesser of (i) the sum of all Securitization Operating Expenses then due and payable and (ii) the amount on deposit in the Securitization Operating Expense Account after giving effect to any deposits thereto pursuant to the Priority of Payments on such date and apply such funds to pay any Securitization Operating Expenses then due and payable.

(s)            Optional Prepayments. The Issuer shall have the right to optionally prepay the Outstanding Principal Amount of any Series, Class, Subclass or Tranche of Notes, in full on any Business Day or in part, in each case, without prepayment in full or in part of any other Series, Class, Subclass or Tranche of Notes in accordance with the related Series Supplement; provided that all Optional Scheduled Principal Payments must be applied first, to Senior Notes, second, to Senior Subordinated Notes and third, to Subordinated Notes. The Issuer shall instruct the Trustee in writing to withdraw on each applicable optional prepayment date, including each such prepayment date that does not occur on a Quarterly Payment Date, the prepayment amount on deposit in the applicable Series Distribution Account in accordance with the applicable Series Supplement.

(t)            Hedge Payment Account.

(i)            On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such Quarterly Payment Date, to withdraw the funds allocated to the Hedge Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period to be paid to each applicable Series of Notes, up to the amount of the accrued and unpaid Series Hedge Payment Amount distributed to the Hedge Payment Account that is owed to such Series of Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the amount of the Series Hedge Payment Amount payable with respect to each such Series, and deposit such funds into the applicable Series Distribution Accounts.

(ii)          On each Quarterly Calculation Date, if (x) the amount of funds allocated to the Hedge Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than (y) the aggregate accrued and unpaid Series Hedge Payment Amount (excluding termination payments) due and payable since the immediately preceding Quarterly Payment Date (any such difference, a “Hedge Payment Shortfall”), the Issuer shall instruct the Trustee in writing to withdraw an amount equal to such Hedge Payment Shortfall (to the extent of funds available and pro rata with any Senior Interest Shortfall and any Commitment Fees Shortfall) from first, the Subordinated Notes Post-ARD Contingent Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Additional Interest Account, third, the Senior Notes Post-ARD Contingent Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Notes Principal Payment Account, and ninth, the Senior Subordinated Notes Interest Payment Account, to be paid to the Hedge Counterparties up to the accrued and unpaid Series Hedge Payment Amount (excluding termination payments), pro rata among each Hedge Counterparty based upon the Series Hedge Payment Amount (excluding termination payments) payable with respect to each such Series, and deposit such funds into the Hedge Payment Account for payment to the applicable Hedge Counterparties.

Section 5.13          Determination of Quarterly Interest.

Quarterly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.14          Determination of Quarterly Principal.

Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.15          Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.16          Retained Collections Contributions.

At any time after the Original Closing Date, the Issuer may (but is not required to) designate Retained Collections Contributions to be included in Net Cash Flow, but not more than (i) prior to the 2021 Springing Amendments Implementation Date, $25 million in any Quarterly Fiscal Period or more than $50 million during any period of four (4) consecutive Quarterly Fiscal Periods or more than $80 million from the Original Closing Date to the Series 2025-1 Legal Final Maturity Date or, (ii) on and after the 2021 Springing Amendments Implementation Date, (x) for all Retained Collections Contributions made in any single Quarterly Fiscal Period, the greater of (A) 5% of Net Cash Flow over the four Quarterly Fiscal Periods immediately preceding the relevant date of determination and (B) $30 million, (y) for all Retained Collections Contributions made during any period of four consecutive Quarterly Fiscal Periods, the greater of (A) 15% of Net Cash Flow over the four Quarterly Fiscal Periods immediately preceding the relevant date of determination and (B) $90 million and (z) for all Retained Collections Contributions made from the Series 2025-1 Closing Date to the Series Legal Final Maturity Date of the last Series of Notes Outstanding, the greater of (A) 25% of Net Cash Flow over the four Quarterly Fiscal Periods immediately preceding the relevant date of determination and (B) $150 million; provided that any Retained Collections Contribution made will be excluded from Net Cash Flow for purposes of calculating pro forma DSCR in connection with the issuance of any Additional Notes; provided, further, that on and after the 2021 Springing Amendments Implementation Date, any Retained Collections Contributions made to the Issuer following the end of a Quarterly Fiscal Period but on or before the related Quarterly Calculation Date may, at the Issuer’s discretion as designated in the next Weekly Manager’s Certificate or Quarterly Noteholders’ Report, as applicable, be included in Net Cash Flow for such Quarterly Fiscal Period indicated in such Weekly Manager’s Certificate or Quarterly Noteholders’ Report. For the avoidance of doubt, Optional Scheduled Principal Payments will not constitute Retained Collections Contributions. Further, solely for the purposes of calculating any financial measure pursuant to the Base Indenture and the other Transaction Documents, the Specified Deferred Amount will constitute “Retained Collections”, as if such Specified Deferred Amount was received (x) on the date due, instead of the date actually received, prior to the Series 2025-1 Closing Date and (y) on and after the Series 2025-1 Closing Date, at the election of the Manager, to the extent that the Manager makes a corresponding equity contribution equal to such Specified Deferred Amount (such contribution, “Deemed Retained Collections”); provided, that any Deemed Retained Collections made after the Series 2025-1 Closing Date will constitute a Retained Collections Contribution until the date of receipt of payment of the corresponding Specified Deferred Amount. If and when the Securitization Entities receive the Specified Deferred Amount relating to Deemed Retained Collections (i) such deferred Specified Deferred Amount will then constitute “Retained Collections” as if it had been received when initially due for purposes of calculating any financial measure pursuant to the Base Indenture and the other Transaction Documents (i.e. there will be no double-counting of Deemed Retained Collections and related Specified Deferred Amounts when such Specified Deferred Amounts are received) and (ii) the related Deemed Retained Collections will no longer be deemed to constitute a Retained Collections Contribution.

Section 5.17          Interest Reserve Letters of Credit.

(a)            The Issuer may, in lieu of funding (or as partial replacement for funding) the Senior Notes Interest Reserve Accounts and/or the Senior Subordinated Notes Interest Reserve Account in the amounts required hereunder, maintain one or more Interest Reserve Letters of Credit issued (i) under any Class A-1 Note Purchase Agreement or (ii) on and after the 2021 Springing Amendments Implementation Date, an Eligible Letter of Credit, each in a face amount equal to the amounts required to be funded in respect of such account(s) had such Interest Reserve Letter of Credit not been issued. Where on any Quarterly Calculation Date the Issuer (or the Manager on its behalf) instructs the Trustee (or the Control Party, in the case of an Interest Reserve Letter of Credit) to withdraw funds from the Senior Notes Interest Reserve Accounts or the Senior Subordinated Notes Interest Reserve Account, as applicable, for allocation or payment on the following Quarterly Payment Date, such funds shall be drawn first, from the aggregate amount on deposit in the Senior Notes Interest Reserve Accounts or the Senior Subordinated Notes Interest Reserve Accounts (with the Manager instructing the Trustee in writing as to the Senior Notes Interest Reserve Account or Senior Subordinated Notes Interest Reserve Account from which such amounts shall be withdrawn), on such Quarterly Calculation Date and second, from amounts available to be drawn under any applicable Interest Reserve Letter of Credit.

(b)            Each such Interest Reserve Letter of Credit (i) shall name the Control Party and the Trustee, for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, as the beneficiary thereof; (ii) shall allow the Trustee (or the Control Party) to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever aggregate amounts would otherwise be required to be withdrawn from the Senior Notes Interest Reserve Accounts or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to Section 5.12; (iii) shall have an expiration date of no later than (A) with respect to an Interest Reserve Letter of Credit issued under any Class A-1 Note Purchase Agreement, ten (10) Business Days prior to the Class A-1 Notes Renewal Date (after giving effect to any extensions) specified in the related Class A-1 Note Purchase Agreement pursuant to which such Interest Reserve Letter of Credit was issued or (B) on and after the 2021 Springing Amendments Implementation Date, with respect to an Eligible Letter of Credit, one (1) year after the issuance date of such Eligible Letter of Credit and that permits drawing thereon prior to non-renewal; and (iv) shall indicate by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the Senior Notes Interest Reserve Account as directed in writing by the Manager or the Senior Subordinated Notes Interest Reserve Account.

(c)            If, on the date that is ten (10) Business Days prior to the expiration of any such Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and the Issuer has not otherwise deposited funds into the Senior Notes Interest Reserve Accounts or the Senior Subordinated Notes Interest Reserve Account, as applicable, in the amounts that would otherwise be required had such Interest Reserve Letter of Credit not been issued, the Control Party (on behalf of the Trustee) shall submit a notice of drawing under such Interest Reserve Letter of Credit and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Accounts or the Senior Subordinated Notes Interest Reserve Account as directed in writing by the Manager, in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued.

(d)            If, on any day, (i) the short-term debt credit rating of any L/C Provider which has issued an Interest Reserve Letter of Credit is withdrawn by S&P or downgraded below “A-2” or (ii) the long-term debt credit rating of any L/C Provider is withdrawn by S&P or downgraded below “BBB+” (each of cases (i) and (ii), an “L/C Downgrade Event”), then (a) on the tenth (10th) Business Day after the occurrence of such L/C Downgrade Event, the Control Party (on behalf of the Trustee) shall submit a notice of drawing under each Interest Reserve Letter of Credit issued by such L/C Provider and use the proceeds thereof to fund a deposit into the applicable Senior Notes Interest Reserve Account or the applicable Senior Subordinated Notes Interest Reserve Account (as directed in writing by the Manager), in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued or (b) prior to the tenth (10th) Business Day after the occurrence of such L/C Downgrade Event, the Issuer will obtain one or more replacement Interest Reserve Letters of Credit on substantially the same terms as each such Interest Reserve Letter of Credit being replaced.

Section 5.18          Replacement of Ineligible Accounts.

If, at any time, any Management Account or any of the Senior Notes Interest Reserve Accounts, the Senior Subordinated Notes Interest Reserve Accounts, the Cash Trap Reserve Account, the Collection Account or any Collection Account Administrative Account shall cease to be an Eligible Account (each, an “Ineligible Account”), the Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account, (B) with the exception of any Management Account, following the establishment of such new Eligible Account, transfer, or, with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, (C) in the case of a Management Account, following the establishment of such new Eligible Account, transfer, or cause to be transferred, all cash and investments from such Ineligible Account into such new Eligible Account, (D) in the case of a Management Account, transfer, or cause to be transferred, all items deposited in the lock-box related to such Ineligible Account to a new lock-box related to such new Eligible Account, and (E) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee. In the event that any of the Collection Account, any Management Account or any Collection Account Administrative Account becomes an Ineligible Account, the Manager shall, promptly following the establishment of such related new Eligible Account, notify each Franchisee of a change in payment instructions, if any. The Trustee will not be responsible for determining or monitoring whether an account is an Eligible Account.

Article VI

DISTRIBUTIONS

Section 6.1          Distributions in General.

(a)            Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (New York City time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date; provided that the final principal payment due on a Note shall only be paid upon due presentment and surrender (or deregistration) of such Note for cancellation (or de-registration) in accordance with the provisions of the Note at the applicable Corporate Trust Office.

(b)            All Notes issued under the Indenture that are part of a Class with an alphanumerical designation that contains the letter “A”, together with any Subclasses or Tranches thereof, will be classified as “Class A Notes” or “Senior Notes” for all purposes under the Indenture. All Notes, if any, issued under the Indenture that are part of a Class with an alphanumerical designation that contains the letter “B” through “L”, together with any Subclasses or Tranches thereof, will be classified as “Senior Subordinated Notes” for all purposes under the Indenture. All Notes, if any, issued under the Indenture that are part of a Class with an alphanumerical designation that contains the letter “M” through “Z”, together with any Subclasses or Tranches thereof, will be classified as “Subordinated Notes” for all purposes under the Indenture. Unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Class A-1 Note Purchase Agreement, payments of interest, principal (when due) and other amounts (when due) to Noteholders of all Classes within a Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2) and pro rata among Holders of Notes within each Class of the same alphanumerical designation according to the amount then due and payable; provided, however, that any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority (i.e., “Class A-2-I Notes” will be pari passu and pro rata in right of payment according to the amount then due and payable with respect to “Class A-2-II Notes” and “Class A-2-III Notes”) except to the extent otherwise specified in the Base Indenture, the related Series Supplement or in the related Class A-1 Note Purchase Agreement, including in connection with an Optional Prepayment in whole or in party of one or more Tranches within such alphanumerical Class of Notes ahead of the remaining Tranches; provided, further, that, unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Class A-1 Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes having the same alphabetical designation (without giving effect to any numerical designation) shall be pari passu and pro rata according to the amount then due and payable with each other with respect to the distribution of Collateral proceeds resulting from the exercise of remedies upon an Event of Default.

(c)            Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Issuer whether set forth in a Quarterly Noteholders’ Report, Company Order or otherwise.

Article VII

REPRESENTATIONS AND WARRANTIES

The Issuer hereby represents and warrants, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date:

Section 7.1          Existence and Power.

Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and for purposes of the transactions contemplated by the Indenture and the other Transaction Documents.

Section 7.2          Company and Governmental Authorization.

The execution, delivery and performance by the Issuer of this Base Indenture and any Series Supplement and by the Issuer and each other Securitization Entity of the other Transaction Documents to which it is a party (a) is within such Securitization Entity’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Original Closing Date pursuant to the terms of this Base Indenture or any other Transaction Document) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity, except for Permitted Liens and Liens created by this Base Indenture or the other Transaction Documents, except in the case of clauses (b) and (c) above the violation of which would not reasonably be expected to result in a Material Adverse Effect. This Base Indenture and each of the other Transaction Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3          No Consent.

Except as set forth on Schedule 7.3, no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Issuer of this Base Indenture and any Series Supplement and by the Issuer and each other Securitization Entity of any Transaction Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder, other than such consents, approvals, authorizations, registrations, declarations or filings (a) as shall have been obtained or made by such Securitization Entity prior to the Original Closing Date or as are permitted to be obtained subsequent to the Original Closing Date in accordance with Section 7.13 or Section 8.25, or (b) relating to the performance of any Franchise Document the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.

Section 7.4          Binding Effect.

This Base Indenture and each other Transaction Document to which a Securitization Entity is a party is a legal, valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, or by an implied covenant of good faith and fair dealing).

Section 7.5          Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of the Issuer, threatened against or affecting any Securitization Entity or of which any property or assets of such Securitization Entity is the subject before any court or arbitrator or any other Governmental Authority that, individually or in the aggregate, would affect the validity or enforceability of this Base Indenture or any Series Supplement or is reasonably likely to have a Material Adverse Effect.

Section 7.6          Employee Benefit Plans.

No Securitization Entity or any member of a Controlled Group that includes a Securitization Entity has established, maintains, contributes to, or has any liability in respect of (or has in the past three years established, maintained, contributed to, or had any liability in respect of) any Pension Plan or Multiemployer Plan, other than as set forth on Schedule 8.14 or as would not reasonably be expected to result in a Material Adverse Effect. No Securitization Entity has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws and other than as set forth on Schedule 8.14 or as would not reasonably be expected to result in a Material Adverse Effect. Each Employee Benefit Plan presently complies and has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code, except for such instances of noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan, other than transactions effected pursuant to a statutory or administrative exemption or such transactions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

Section 7.7          Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all federal, state, local and foreign Tax returns and all other Tax returns which, to the knowledge of the Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity and if not filed collectively would have a material adverse effect on the Securitization Entities (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. As of the Series 2025-1 Closing Date, except as set forth on Schedule 7.7, the Issuer is not aware of any proposed Tax assessments against any Holdco Entity. Except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8          Disclosure.

No written certificates, reports, statements, notices, documents and other information (other than projects, budgets, estimates and general market, industry and economic data) furnished to the Trustee or the Noteholders by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Transaction Document, are, at the time the same are so furnished (when taken together with all other information furnished by or on behalf of the Holdco Entities to the Trustee or the Noteholders, as the case may be), contains any material misstatement of fact or omits to state material fact necessary to make the statements therein not materially misleading, in each case when taken as a whole and in light of the circumstances under which they are made, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by the Issuer made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

Section 7.9          Investment Company Act.

Neither the Issuer nor any other Securitization Entity is an “investment company” within the meaning of Section 3(a)(1) of the Investment Company Act.

Section 7.10          Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Transaction Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11          Solvency.

Both before and after giving effect to the transactions contemplated by the Indenture and the other Transactions Documents, (i) the fair value of the assets of the Securitization Entities, when taken as a whole, will exceed their debts and liabilities, including contingent liabilities; (ii) the present fair saleable value of the property of the Securitization Entities, when taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities as such debts and other liabilities become absolute and matured; (iii) the Securitization Entities, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature; and (iv) the Securitization Entities, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Original Closing Date, and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

Section 7.12          Ownership of Equity Interests; Subsidiaries.

(a)            All of the issued and outstanding limited liability company interests of the Issuer are directly owned by TBC, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by TBC free and clear of all Liens other than Liens in favor of the Trustee for the benefit of the Secured Parties and Permitted Liens.

(b)            All of the issued and outstanding limited liability company interests of Franchisor Holdco and IP Holder are directly owned by the Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Issuer free and clear of all Liens other than Liens in favor of the Trustee for the benefit of the Secured Parties and Permitted Liens.

(c)            All of the issued and outstanding limited liability company interests of the Franchise Holder and Taco Bell Franchisor are directly owned by Franchisor Holdco, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Franchisor Holdco free and clear of all Liens other than Liens in favor of the Trustee for the benefit of the Secured Parties and Permitted Liens.

Section 7.13          Security Interests.

(a)            The Issuer and each Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. This Base Indenture and the Guarantee and Collateral Agreement constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (except as described on Schedule 8.11 and as subject to Sections 8.25(c) and 8.25(d)) and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Issuer and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, or by an implied covenant of good faith and fair dealing. Except as set forth in Schedule 8.11, the Issuer and the Guarantors have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the Guarantee and Collateral Agreement. Subject to Sections 8.25(c) and 8.25(d), the Issuer and the Guarantors will have filed, or have caused the filing of, all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest (subject to Permitted Liens) in the Collateral (other than Intellectual Property) granted to the Trustee hereunder or under the Guarantee and Collateral Agreement within ten (10) days of the date of this Agreement or such Series Closing Date.

(b)            Other than the security interest granted to the Trustee hereunder, pursuant to the other Transaction Documents or any other Permitted Lien, none of the Issuer or any Guarantor has pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Trustee’s security interest in the Collateral in the United States has been or will be duly and effectively taken, including, without limitation, the actions required to be taken by the Issuer or Guarantors with respect to the Securitization IP set forth in Sections 8.25(c) and (d), subject in each case to Sections 7.13(a), 8.25(c) and 8.25(d), and except as described on Schedule 8.11. No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Issuer or any Guarantor and listing the Issuer or such Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by the Issuer or such Guarantor in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and the Guarantee and Collateral Agreement, and neither the Issuer or any Guarantor has authorized any such filing.

(c)            All authorizations in this Base Indenture and the Guarantee and Collateral Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the Guarantee and Collateral Agreement are powers coupled with an interest and are irrevocable.

Section 7.14          Transaction Documents.

The Indenture Documents, the Account Agreements, the Depository Agreements and the other Transaction Documents required to be entered into as of such Series Closing Date are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15          Non-Existence of Other Agreements.

Other than as permitted by Section 8.22, (a) no Securitization Entity is a party to any contract or agreement of any kind or nature and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. No Securitization Entity has engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issuance of any Series of Notes, the execution of the Transaction Documents to which such Securitization Entity is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.16          Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to such Securitization Entity except, solely with respect to clauses (b) and (c), to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

Section 7.17          Other Representations.

All representations and warranties of each Securitization Entity made in each Transaction Document to which it is a party are true and correct (i) if qualified as to materiality, in all respects and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date), and are repeated herein as though fully set forth herein.

Section 7.18          Insurance.

The Securitization Entities cause to be maintained, the insurance coverages (or self-insure for such risks) described on Schedule 7.18 hereto, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Securitization Entities has any reason to believe that it will not be able to renew its existing insurance coverage, in all material respects, as and when such coverage expires or to obtain similar coverage, in all material respects, from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.19          [Reserved].

Section 7.20          Intellectual Property.

(a)            All of the registrations and applications included in the Securitization IP are subsisting, unexpired and have not been abandoned in any applicable jurisdiction except where such expiration or abandonment could not reasonably be expected to have a Material Adverse Effect.

(b)            Except as set forth on Schedule 7.20, (i) the use of the Securitization IP and the operation of the Taco Bell System does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party in a manner that could reasonably be expected to have a Material Adverse Effect and (ii) to the Issuer’s knowledge, the Securitization IP is not being infringed or violated by any third party in a manner that could reasonably be expected to have a Material Adverse Effect.

(c)            Except as set forth on Schedule 7.20, no action or proceeding is pending or, to the Issuer’s knowledge, threatened that seeks to limit, cancel or challenge the validity of any Securitization IP, or the use thereof, that could reasonably be expected to have a Material Adverse Effect.

(d)            The Issuer has not made and will not hereafter make any assignment, pledge, mortgage, hypothecation or transfer of any of the Securitization IP other than the Contribution Agreements, Permitted Liens and Permitted Asset Dispositions under Sections 8.12 and 8.16.

Article VIII

COVENANTS

Section 8.1          Payment of Notes.

(a)            The Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to any Class A-1 Note Purchase Agreement or any other Transaction Document, amounts properly withheld under the Code or any applicable state, local or foreign law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Noteholder for all purposes of the Indenture and the Notes.

(b)            By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate tax certifications (which includes (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code), or any applicable successor form, or (ii) an applicable Internal Revenue Service Form W-8 for Persons other than United States persons, or any applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Issuer as provided in the foregoing clause (a).

Section 8.2          Maintenance of Office or Agency.

(a)            The Issuer will maintain an office or agency (which, with respect to the surrender for registration of, or transfer or exchange (or de-registration) or the payment of principal and premium, may be an office of the Trustee, the Note Registrar, co-registrar or the Paying Agent) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served, and where, at any time when the Issuer is obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment (or de-registered). The Issuer will give prompt written notice to the Trustee and the Servicer of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Servicer with the address thereof, such presentations and surrenders (or de-registration) may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b)            The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered (or de-registered) for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee and the Servicer of any such designation or rescission and of any change in the location of any such other office or agency. The Issuer hereby designates the Corporate Trust Office as one such office or agency of the Issuer.

Section 8.3          Payment and Performance of Obligations.

The Issuer will, and will cause each other Securitization Entity to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon any Securitization Entity or upon the income, properties or operations of any Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Issuer hereunder and the Guarantors under the Guarantee and Collateral Agreement regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4          Maintenance of Existence.

The Issuer will, and will cause each other Securitization Entity to, maintain its existence as a limited liability company or corporation validly existing and in good standing under the laws of its state of organization and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect. The Issuer will, and will cause each other Securitization Entity (other than any Future Securitization Entity that is a corporation) to, be treated as a disregarded entity within the meaning of U.S. Treasury Regulation Section 301.7701-2(c)(2), and the Issuer will not, and will not permit any other Securitization Entity (other than any Future Securitization Entity that is a corporation) to, be classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Section 8.5          Compliance with Laws.

The Issuer will, and will cause each other Securitization Entity to, comply in all respects with all Requirements of Law with respect to the Issuer or such other Securitization Entity except where such non-compliance would not be reasonably likely to result in a Material Adverse Effect; provided that such non-compliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or any criminal liability on the part of any Securitization Entity, the Manager or the Trustee.

Section 8.6          Inspection of Property; Books and Records.

The Issuer will, and will cause each other Securitization Entity to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP. The Issuer will, and will cause each other Securitization Entity to, permit, at reasonable times upon reasonable notice, the Servicer, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants, and up to one such visit and inspection by each of the Servicer, the Controlling Class Representative and the Trustee, or any Person appointed by them, shall be reimbursable as Securitization Operating Expenses per calendar year, with any additional visit or inspection by any such Person being at such Person’s sole cost and expense; provided that during the continuance of a Warm Back-Up Management Trigger Event, an Advance Period continuing for at least sixty (60) days, a Rapid Amortization Event or an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Transaction Documents, any such Person may visit and conduct such activities at any time and all such visits and activities will constitute Securitization Operating Expenses of the Issuer, and in addition, the Issuer shall cause the Securitization Entities to cooperate with all reasonable requests of the Servicer, the Control Party and/or the Back-Up Manager in connection with the performance by such parties of their respective obligations under the Transaction Documents (including any duty as and to the extent required by any such parties under the Transaction Documents to obtain an appraisal of the Collateral, or perform an in-depth situation analysis of the Manager and its financial position and/or of the Collateral and/or the Securitization Entities during a Warm Back-Up Management Trigger Event, a Hot Back-Up Management Trigger Event, in connection with a Consent Request, in connection with a proposed Advance.

Section 8.7          Actions under the Transaction Documents.

(a)            Except as otherwise provided in Section 8.7(d), the Issuer will not, nor will permit any other Securitization Entity to, take any action that would permit any Holdco Entity or any other Person party to a Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Transaction Document.

(b)            Except as otherwise provided in Section 8.7(d), the Issuer will not, nor will permit any other Securitization Entity to, take any action which would permit any other Person party to a Franchise Document to have the right to refuse to perform any of its respective obligations under such Franchise Document or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Franchise Document if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(c)            The Issuer will not, nor will permit any other Securitization Entity to, without the prior written consent of the Control Party, except as otherwise provided hereunder, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to the Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(d)            The Issuer will not, nor will it permit any other Securitization Entity to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of any of the Transaction Documents (other than any Class A-1 Note Purchase Agreement), subject to Section 13.1 or the terms of such other Transaction Documents.

(e)            Upon the occurrence of a Manager Termination Event under the Management Agreement, (i) the Issuer will not, nor will it permit any other Securitization Entity to, without the prior written consent of the Control Party, terminate the Manager and appoint any Successor Manager in accordance with the Management Agreement and (ii) the Issuer will, and will cause each other Securitization Entity to, terminate the Manager and appoint one or more Successor Managers in accordance with the Management Agreement if and when so directed by the Control Party.

Section 8.8           Notice of Defaults and Other Events.

Promptly (and in any event within three (3) Business Days) upon becoming aware of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event, (iv) any Default, (v) any Event of Default, or (vi) any other default under any Transaction Document, the Issuer shall give the Trustee, the Servicer, the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative and each Rating Agency with respect to each Series of Notes Outstanding notice thereof, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer. The Issuer shall, at its expense, promptly provide to the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee such additional information as the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative or the Trustee may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9            Notice of Material Proceedings.

Without limiting Section 8.27 or Section 8.25(b), promptly (and in any event within ten (10) Business Days) upon the determination by either the Chief Financial Officer or the Global Chief Legal Officer of TBC (or other person acting in a substantially similar capacity on behalf of TBC) that the commencement or existence of any litigation, arbitration or other proceeding with respect to any Holdco Entity would be reasonably likely to have a Material Adverse Effect, the Issuer shall give written notice thereof to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency.

Section 8.10          Further Requests.

The Issuer will, and will cause each other Securitization Entity to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11          Further Assurances.

(a)            The Issuer will, and will cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a first priority perfected security interest subject to no prior Liens (other than Permitted Liens and except as set forth on Schedule 8.11 and as subject to Section 8.25), to carry into effect the purposes of the Indenture or the other Transaction Documents or to better assure and confirm unto the Trustee, the Control Party, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the Guarantee and Collateral Agreement, except as set forth on Schedule 8.11 and as subject to Sections 8.25(c) and 8.25(d). If the Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), then the Control Party may perform such agreement or obligation, and the expenses of the Control Party incurred in connection therewith shall be payable by the Issuer upon the Control Party’s demand therefor. The Control Party is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b)            If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within two (2) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Permitted Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly; provided, that neither the Issuer nor any other Securitization Entity shall be required to deliver any Franchisee Note.

(c)            Notwithstanding the provisions set forth in clauses (a) and (b) above, the Issuer and the Guarantors shall not be required to (i) perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement) or any Franchisee Notes or (ii) grant or perfect any security interest in any real property.

(d)            If during any Quarterly Fiscal Period the Issuer or any Guarantor shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC) and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were obtained by any Securitization Entity prior to such Quarterly Fiscal Period that are still outstanding) have an aggregate value equal to or greater than $5,000,000 as of the last day of such Quarterly Fiscal Period, the Issuer or such Guarantor shall notify the Servicer on or before the third (3rd) Business Day prior to the next succeeding Quarterly Payment Date that it has obtained such an interest and shall sign and deliver documentation acceptable to the Servicer granting a security interest under this Base Indenture or the Guarantee and Collateral Agreement, as the case may be, in and to such commercial tort claim or claims whether obtained during such Quarterly Fiscal Period or prior to such Quarterly Fiscal Period.

(e)            The Issuer will, and will cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(f)            On or before April 30 of each calendar year, commencing with April 30, 2017, the Issuer shall furnish to the Trustee, each Rating Agency and the Servicer (with a copy to the Back-Up Manager) an Opinion of Counsel either stating that, in the opinion of such counsel, (i) such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are, subject to clause (c) above, necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the New York UCC in the United States and reciting the details of such action or (ii) no such action is necessary to maintain the perfection of such Lien and security interest. Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments or other documents that will, in the opinion of such counsel, be required, subject to clause (c) above, to maintain the perfection of the lien and security interest of this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the New York UCC in the Collateral in the United States until April 30 in the following calendar year.

Section 8.12          Liens.

The Issuer will not, and will not permit any other Securitization Entity to, create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13          Other Indebtedness.

The Issuer will not, and will not permit any other Securitization Entity to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness under the Indenture or the Guarantee and Collateral Agreement or any other Transaction Document, (ii) any guarantee by any Securitization Entity of the obligations of any other Securitization Entity, (iii) Indebtedness of a Securitization Entity owed to a Securitization Entity, (iv) any purchase money Indebtedness incurred in order to finance the acquisition, lease or improvement of equipment in the ordinary course of business, or (v) guarantees for the benefit of Franchisees of Indebtedness in an aggregate principal amount at any time outstanding of up to the greater of (x) $20,000,000 and (y) 5.0% of the Net Cash Flow for the immediately preceding four (4) Quarterly Fiscal Periods most recently ended as of such date, as set forth in the Quarterly Noteholders’ Reports for the immediately following Quarterly Payment Date.

Section 8.14          Employee Benefit Plans.

No Securitization Entity or any member of a Controlled Group that includes a Securitization Entity shall establish, sponsor, maintain, contribute to, incur any obligation to contribute to or incur any liability in respect of any Pension Plan or Multiemployer Plan, other than as set forth on Schedule 8.14 or as would not reasonably be expected to result in a Material Adverse Effect. No Securitization Entity shall incur any material contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws and other than any Welfare Plan set forth on Schedule 8.14.

Section 8.15          Mergers.

On and after the Original Closing Date, the Issuer will not, and will not permit any other Securitization Entity to, merge or consolidate with or into any other Person (whether by means of a single transaction or a series of related transactions), other than any merger or consolidation of any Securitization Entity with any other Securitization Entity or any merger or consolidation of any Securitization Entity with any other entity to which the Control Party has given prior written consent.

Section 8.16          Asset Dispositions.

The Issuer will not, and will not permit any other Securitization Entity to, sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other Securitization Entity, other than Permitted Asset Dispositions.

Section 8.17          Acquisition of Property.

The Issuer will not, and will not permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any property (i) if such acquisition when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement or (ii) that is a lease, license or other contract or permit, if the grant of a lien or security interest in any of the applicable Securitization Entity’s right, title and interest in, to or under such lease, license, contract or permit in the manner contemplated by the Indenture and the Guarantee and Collateral Agreement (a) would be prohibited by the terms of such lease, license, contract or permit, (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or any other applicable law.

Section 8.18          Dividends, Officers’ Compensation, etc..

The Issuer will not declare or pay any distributions on any of its limited liability company interests; provided that, so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Issuer may declare and pay distributions to the extent permitted under the Delaware Limited Liability Company Act and the Issuer’s Charter Documents. The Issuer will not, and will not permit any other Securitization Entity to, pay any wages or salaries or other compensation to its officers, directors, managers or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Managers. The Issuer will not, and will not permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Indenture or as consented to by the Control Party. The Issuer may draw on Class A-1 Note Commitments with respect to any Series of Class A-1 Notes for general corporate purposes of the Securitization Entities and the Non-Securitization Entities, including to fund any acquisition by any Securitization Entity or Non-Securitization Entity; provided that the Issuer shall not draw on such Class A-1 Note Commitments to directly or indirectly repurchase TBC shares.

Section 8.19          Legal Name, Location Under Section 9-301 or 9-307.

No later than thirty (30) days following the effectiveness of any change in the location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) of the Issuer or any Securitization Entity or its legal name, such Issuer or Securitization Entity, as applicable, shall provide written notice thereof to the Trustee, the Servicer, the Manager, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding. In the event that the Issuer or any other Securitization Entity desires to so change its location or change its legal name, the Issuer will, or will cause such other Securitization Entity to, make any required filings, or will cause such other Securitization Entity to, deliver to the Trustee and the Servicer (i) an Officer’s Certificate confirming that all required filings have been made, subject to Section 8.11(c), to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of the Issuer or other Securitization Entity and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made, in each case, not later than thirty (30) days following the effectiveness of such change.

Section 8.20          Charter Documents.

The Issuer will not, and will not permit any other Securitization Entity to, amend, or consent to the amendment of, any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Control Party shall have consented thereto and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided that the Issuer and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein or if such amendments could not reasonably be deemed to be disadvantageous to any Noteholder in the reasonable judgment of the Control Party. The Control Party may rely on an Officer’s Certificate to make such determination. The Issuer shall provide written notice to each Rating Agency (with a copy to the Servicer) of any amendment of any Charter Document of any Securitization Entity.

Section 8.21          Investments.

The Issuer will not, and will not permit any other Securitization Entity to, make, incur, or suffer to exist any loan, advance, extension of credit or other Investments if such Investment when made on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement, other than (a) Investments in the Accounts and Eligible Investments, (b) any Franchisee Note, (c) Investments in any other Securitization Entity, (d) guarantees in favor of Non-Securitization Entities provided in the form of Letters of Credit issued pursuant to the Series 2016-1 Class A-1 Note Purchase Agreement or any other agreement entered into in connection with the Transaction Documents, (e) loans or advances by Taco Bell Franchisor, Franchisor Holdco or any other Securitization Entity to any Non-Securitization Entity using funds on deposit in a Franchise Capital Account, (f) guarantees with respect to operating leases and product volumes or (g) guarantees for the benefit of Franchisees of Indebtedness in an aggregate principal amount at any time outstanding of up to the greater of (x) $20,000,000 and (y) 5.0% of the Net Cash Flow for the immediately preceding four (4) Quarterly Fiscal Periods most recently ended as of such date, as set forth in the Quarterly Noteholders’ Reports for the immediately following Quarterly Payment Date.

Section 8.22          No Other Agreements.

The Issuer will not, and will not permit any other Securitization Entity to, enter into or be a party to any agreement or instrument (other than any Transaction Document, Franchise Document or any other document expressly permitted or contemplated by a Series Supplement or the Transaction Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Series Hedge Agreement (subject to Section 8.29), any documents relating to the transactions described in the proviso to Section 8.24(a)(vi) or any documents or agreements incidental thereto) if such agreement when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

Section 8.23          Other Business.

The Issuer will not, and will not permit any other Securitization Entity to, engage in any business or enterprise or enter into any transaction, other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement.

Section 8.24          Maintenance of Separate Existence.

(a)            The Issuer will, and will cause each other Securitization Entity to:

(i)           maintain its own deposit and securities account or accounts, separate from those of any of its Affiliates (other than the other Securitization Entities) (such Affiliates, the “Non-Securitization Affiliates”), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Non-Securitization Affiliates other than as provided in the Transaction Documents;

(ii)          ensure that all transactions between it and any of its Non-Securitization Affiliates, whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents and the transactions described in the proviso to the following clause (v) meet the requirements of this clause (ii);

(iii)         pursuant to Section 4.1(f) hereof, issue separate financial statements from all of its Non-Securitization Affiliates prepared at least annually in accordance with GAAP;

(iv)         conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all of its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(v)          not assume or guarantee any of the liabilities of any of its Non-Securitization Affiliates; provided that the Securitization Entities may, pursuant to any Letter of Credit Reimbursement Agreement, cause letters of credit to be issued pursuant to the Class A-1 Note Purchase Agreements that are for the sole benefit of one or more Non-Securitization Entities if the Issuer receives a fee from each Non-Securitization Entity whose obligations are secured by any such letter of credit in an amount equal to the cost to the Issuer in connection with the issuance and maintenance of such letter of credit plus 25 basis points per annum, it being understood that such fee is an arm’s length fair market fee;

(vi)         take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(vii)        maintain at least two Independent Managers on its board of managers or board of directors, as the case may be;

(viii)      to the fullest extent permitted by law, so long as any Notes remain Outstanding, remove or replace any Independent Manager only for Cause and only after providing the Trustee and the Control Party with at least five (5) days’ prior written notice of (A) any proposed removal of such Independent Manager and (B) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in its Charter Documents; and

(ix)         (A) provide, or cause the Manager to provide, to the Trustee and the Control Party a copy of the executed agreement with respect to the appointment of any replacement Independent Manager and (B) provide, or cause the Manager to provide, to the Trustee, the Control Party and each Noteholder written notice of the identity and contact information for each Independent Manager on an annual basis and at any time such information changes.

(b)            The Issuer, on behalf of itself and each of the other Securitization Entities, confirms that the statements relating to the Issuer referenced in the opinion of Mayer Brown LLP regarding substantive consolidation matters delivered to the Trustee on each Series Closing Date are true and correct with respect to itself and each other Securitization Entity, and that the Issuer will, and will cause each other Securitization Entity to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25          Covenants Regarding the Securitization IP.

(a)            The Issuer will not, nor will it permit any other Securitization Entity to, take or omit to take any action with respect to the prosecution, maintenance, enforcement and defense of IP Holder’s rights in and to the Securitization IP that would constitute a breach by the Manager of the Management Agreement if such action were taken or omitted by the Manager on behalf of any Securitization Entity.

(b)            The Issuer will notify the Trustee, the Back-Up Manager and the Servicer in writing within fifteen (15) Business Days of knowing or having reason to know that any application or registration relating to any material Securitization IP (now or hereafter existing) may become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO or USCO or any court but excluding office actions in the course of prosecution and any non-final determinations (other than in an adversarial proceeding) of the USPTO or USCO) regarding the validity of any Securitization Entity’s ownership of any material Securitization IP, its right to register the same, or to keep and maintain the same.

(c)            With respect to the Securitization IP, the Issuer will cause IP Holder to execute, deliver and file, within fifteen (15) Business Days after the Original Closing Date, instruments substantially in the form of Exhibit C-1 hereto with respect to Trademarks, Exhibit C-2 hereto with respect to Patents and Exhibit C-3 hereto with respect to Copyrights, or otherwise in form and substance satisfactory to the Control Party, and any other instruments or documents as may be reasonably necessary or, in the Control Party’s opinion, desirable to perfect or protect the Trustee’s security interest granted under this Base Indenture and the Guarantee and Collateral Agreement in the Trademarks, Patents and Copyrights included in the Securitization IP in the United States. In addition to the foregoing, within fifteen (15) Business Days after the Original Closing Date, the Issuer will cause IP Holder to take all other actions necessary (including the filing of UCC-1 financing statements with respect to Trademarks and Patents) to protect and evidence the Trustee’s security interest in the Securitization IP in the United States pursuant to Section 7.13(b), subject to Sections 7.13(a), 8.25(c) and 8.25(d), and except as described on Schedule 8.11.

(d)            If the Issuer or any Guarantor, either itself or through any agent, licensee or designee, files or otherwise acquires an application for the registration of any Patent, Trademark or Copyright with the USPTO or USCO, the Issuer or such Guarantor (i) shall give the Trustee and the Control Party written notice thereof on the later of (A) fifteen (15) Business Days thereafter and (B) the following Quarterly Payment Date and (ii) upon reasonable request of the Control Party, solely with respect to such applications filed in the United States, in a reasonable time after such filing (and in any event within ninety (90) days thereof), shall execute and deliver all instruments and documents, and take all further action, that the Control Party may reasonably request in order to continue, perfect or protect the security interest granted hereunder or under the Guarantee and Collateral Agreement in the United States, including, without limitation, executing and delivering (x) the Supplemental Notice of Grant of Security Interest in Trademarks substantially in the form attached as Exhibit D-1 hereto, (y) the Supplemental Notice of Grant of Security Interest in Patents substantially in the form attached as Exhibit D-2 hereto and/or (z) the Supplemental Grant of Security Interest in Copyrights substantially in the form attached as Exhibit D-3 hereto, as applicable. In addition to the foregoing, the Issuer or the Guarantor will take all other actions necessary (including the filing of UCC-1 financing statements with respect to Trademarks and Patents) to protect and evidence the Trustee’s security interest in Patents, Trademarks and Copyrights acquired by the Issuer and the Guarantor following the Original Closing Date, subject to Sections 7.13(a), 8.25(c) and 8.25(d), and except as described on Schedule 8.11.

(e)            In the event that any material Securitization IP is infringed upon, misappropriated or diluted by a third party in a manner that would reasonably be expected to have a Material Adverse Effect, IP Holder upon becoming aware of such infringement, misappropriation or dilution shall promptly notify the Trustee and the Control Party in writing. IP Holder will take all reasonable and appropriate actions, at its expense, to protect or enforce such Securitization IP, including, if reasonable, suing for infringement, misappropriation or dilution and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, misappropriation or dilution, unless the failure to take such actions on behalf of IP Holder by the Manager would not constitute a breach by the Manager of the Management Agreement; provided that if IP Holder decides not to take any action with respect to an infringement, misappropriation or dilution that would reasonably be expected to have a Material Adverse Effect, it shall deliver written notice to the Trustee, the Manager, the Back-Up Manager and the Control Party setting forth in reasonable detail the basis for its decision not to act, and none of the Trustee, the Manager, the Back-Up Manager or the Control Party will be required to take any actions on its behalf to protect or enforce the Securitization IP against such infringement, misappropriation or dilution; provided, further, that the Manager will be required to act if failure to do so would constitute a breach of the Managing Standard.

(f)            With respect to licenses of third-party Intellectual Property entered into after the Original Closing Date by the Securitization Entities (including, for the avoidance of doubt, the Manager acting on behalf of the Securitization Entities, as applicable), the Securitization Entities (or the Manager on their behalf) shall use commercially reasonable efforts to include terms permitting the grant by the Securitization Entities of a security interest therein to the Trustee for the benefit of the Secured Parties and to allow the Manager (and any Successor Manager) the right to use such Intellectual Property in the performance of its duties under the Management Agreement.

Section 8.26          Insurance.

The Issuer shall cause the Manager to list each Securitization Entity as an “additional insured” or “loss payee”, as may apply, but solely to the extent of their interests therein on any insurance maintained by the Manager for the benefit of such Securitization Entity pursuant to the Management Agreement.

Section 8.27          Litigation.

If TBC is not then subject to Section 13 or Section 15(d) of the Exchange Act, the Issuer shall, on each Quarterly Payment Date, provide a written report to the Servicer, the Manager, the Back-Up Manager and each Rating Agency that sets forth all outstanding litigation, arbitration or other proceedings against any Holdco Entity that would have been required to be disclosed in TBC’s annual reports, quarterly reports and other public filings which TBC would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if TBC were subject to such Sections.

Section 8.28         [Reserved].

Section 8.29          Series Hedge Agreements; Derivatives Generally.

(a)            No Series Hedge Agreement shall be provided in respect of any Series of Notes, nor will any Hedge Counterparty have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Series Hedge Agreement, such consent not to be unreasonably withheld, conditioned or delayed and the Issuer has delivered a copy of such prior written consent to each Rating Agency (with a copy to the Servicer).

(b)            Without the prior written consent of the Control Party, such consent not to be unreasonably withheld, conditioned or delayed, the Issuer will not, and will not permit any other Securitization Entity to, enter into any other derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument (other than forward purchase agreements entered into by the Issuer or a Securitization Entity with third-party vendors in the ordinary course of business) if any such contract, agreement or instrument requires the Issuer to expend any financial resources to satisfy any payment obligations owed in connection therewith.

Section 8.30          Future Securitization Entities and Future Brands.

(a)            The Issuer, in accordance with and as permitted under the Transaction Documents, may form or cause to be formed Future Securitization Entities without the consent of the Control Party, at the election of the Manager, in respect of (i) any non-U.S. operations or assets, (ii) New Franchise Agreements and/or (iii) acquisitions of additional franchise brand Subsidiaries (which may include non-U.S. Subsidiaries) in connection with Future Brands; provided that the Issuer shall be required to contribute to one or more Securitization Entities any National Mexican Quick Service Restaurant Brand that, in the good faith determination of the Manager in accordance with the Managing Standard, is intended to compete with and will have a material adverse effect on the Taco Bell Brand or any Future Brand. To the extent a franchise brand that is substantially different from the then-current business of the Securitization Entities is contributed, the Issuer or the Manager on its behalf will request that the definition of “National Mexican Quick Service Restaurant Brand” shall be adjusted accordingly. At the time any Future Securitization Entity is created or acquired, or any Future Brand is contributed into any Future Securitization Entity or any other Securitization Entity, the definitions of “Issuer Subsidiaries” and “Taco Bell Brand” shall be amended to include such Future Securitization Entities and Future Brands, respectively, and the definition of “Securitization IP” shall be amended to include U.S. Intellectual Property related to those Future Securitization Entities and Future Brands.

(b)            Each Future Securitization Entity shall be a Delaware limited liability company or a Delaware corporation (so long as the use of such corporate form is reasonably satisfactory to the Control Party) and shall have adopted Charter Documents substantially similar to the Charter Documents of the Securitization Entities that are Delaware limited liability companies or Delaware corporations, as applicable, as in existence on the Original Closing Date. If the Issuer desires to create, incorporate, form or otherwise organize a Future Securitization Entity that does not comply with the immediately preceding sentence, the Issuer shall first obtain the prior written consent of the Control Party, such consent not to be unreasonably withheld, conditioned or delayed.

(c)            The Issuer shall cause each Future Securitization Entity to promptly execute an assumption agreement in substantially the form set forth as Exhibit A to the Guarantee and Collateral Agreement (each, an “Assumption Agreement”) pursuant to which such Future Securitization Entity shall become jointly and severally obligated under the Guarantee and Collateral Agreement with the other Guarantors.

(d)            Upon the execution and delivery of an Assumption Agreement as required in clause (c) above, any Future Securitization Entity party thereto shall become a party to the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the Guarantee and Collateral Agreement, shall assume all obligations and liabilities of a Guarantor thereunder.

Section 8.31         Tax Lien Reserve Amount. In the event a Tax Lien Reserve Amount is contributed to any Guarantor, such amount will be contributed by such Guarantor to the Issuer and held in an account in the name of the Trustee, solely in its capacity as the Trustee, for the benefit of the Secured Parties, as security for the obligation of the Securitization Entities to have the asserted lien released; provided that the Tax Lien Reserve Amount may only be released from such account as follows: (a) if evidence reasonably satisfactory to the Servicer is provided to the Trustee, the Servicer, the Manager, the Back-Up Manager and the Controlling Class Representative indicating that the related tax lien has been released, such amount will be withdrawn and paid according to the written instructions of the Issuer (or the Manager on its behalf); (b) all or a portion of such amount will be withdrawn and paid to the IRS on behalf of the Holdco Entities upon the written instructions of the Issuer (or the Manager on its behalf); or (c) after the occurrence and during the continuation of an Event of Default, or after the receipt by a Securitization Entity of notice that the IRS intends to execute on the related tax lien in respect of the assets of any Securitization Entity, all or a portion of such Tax Lien Reserve Amount may be withdrawn and paid to the IRS upon the written instructions of the Control Party (with notice of such payment to TBC).

Section 8.32          Bankruptcy Proceedings.

The Issuer shall, and shall cause each other Securitization Entity to, promptly object to the institution of any bankruptcy proceeding against it and take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, timely filing an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have any Securitization Entity, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition in respect of any Securitization Entity, as the case may be, under applicable bankruptcy law or any other applicable law).

Article IX

REMEDIES

Section 9.1           Rapid Amortization Events.

The Notes will be subject to rapid amortization in whole and not in part following the occurrence of any of the following events as declared by the Control Party (at the direction of the Controlling Class Representative) by written notice to the Issuer (with a copy to the Manager, Back-Up Manager and the Trustee) (each, a “Rapid Amortization Event”); provided that a Rapid Amortization Event described in clause (d) below will occur automatically without any declaration thereof by the Control Party (at the direction of the Controlling Class Representative) unless the Control Party and 100% of the Noteholders have agreed to waive such event in accordance with the terms of this Base Indenture:

(a)            the failure to maintain a DSCR of at least 1.20:1.00 as calculated on any Quarterly Calculation Date; provided that, on and after the 2021 Springing Amendments Implementation Date, such threshold may be increased at the request of the Issuer, subject to approval by the Control Party (such approval not to be unreasonably delayed, conditioned or withheld), and, to the extent that any Rapid Amortization Event has occurred and is then continuing, each Noteholder of each Series of applicable Notes Outstanding;

(b)            the occurrence of a Manager Termination Event;

(c)            the occurrence of an Event of Default;

(d)            the Issuer has not repaid or refinanced any Series of Notes (or Class, Subclass or Tranche thereof) in full on or prior to the Series Anticipated Repayment Date relating to such Series of Notes or Class, Subclass or Tranche; provided, that, if the DSCR is greater than 2.00x as of such Series Anticipated Repayment Date, and any such Series, Class, Subclass or Tranche of Notes is repaid or refinanced within one (1) calendar year from its original anticipated repayment date, such Rapid Amortization Event will no longer be in effect following such repayment or refinancing; provided that, on and after the 2021 Springing Amendments Implementation Date, such threshold may be increased at the request of the Issuer subject to approval by the Control Party (such approval not to be unreasonably delayed, conditioned or withheld), and each Noteholder of each Series of applicable Notes Outstanding that have not been repaid or refinanced in full on or prior to the applicable Series Anticipated Repayment Date; or

(e)            Taco Bell U.S. System-Wide Sales as calculated on any Quarterly Calculation Date are less than $4,200,000,000; provided that, on and after the 2021 Springing Amendments Implementation Date, such threshold may be increased at the request of the Issuer subject to approval by the Control Party (such approval not to be unreasonably delayed, conditioned or withheld) or decreased at the request of the Issuer subject to approval by the Control Party and, solely with respect to any such decrease, satisfaction of the Rating Agency Condition, and, to the extent that any Rapid Amortization Event has occurred and is then continuing, each Noteholder of each Series of applicable Notes Outstanding.

The Control Party, acting with the consent of the Controlling Class Representative (if any), shall be entitled to waive the occurrence of any Rapid Amortization Event, except in the case of a Rapid Amortization Event pursuant to clause (d) above, which shall require the consent of each affected Noteholder. Except as provided in clause (d) above, Rapid Amortization Events shall not be curable. No make-whole prepayment consideration will be required in connection with any amounts paid in connection with a Rapid Amortization Event.

Section 9.2            Events of Default.

If any one of the following events shall occur (each, an “Event of Default”):

(a)            the Issuer defaults in the payment of interest on any Notes Outstanding when the same becomes due and payable and such default continues for two (2) Business Days (or, in the case of a failure to pay such interest when due resulting solely from an administrative error or omission by the Trustee, such default continues for a period of two (2) Business Days after the Trustee receives written notice or has Actual Knowledge of such administrative error or omission); provided that failure to pay any Post-ARD Contingent Additional Interest on any Series of Notes on any Quarterly Payment Date (including on any Series Legal Final Maturity Date) will not be an Event of Default;

(b)            the Issuer (i) defaults in the payment of any principal of any Notes on the Series Legal Final Maturity Date for such Notes or as and when due in connection with any mandatory or optional prepayment or (ii) fails to make any other principal payments due from funds available in the Collection Account in accordance with the Priority of Payments on any Weekly Allocation Date; provided that, in the case of a failure to pay principal under either clause (i) or (ii) resulting solely from an administrative error or omission by the Trustee, such default continues for a period of two (2) Business Days after the Trustee receives written notice or the Trustee has Actual Knowledge of such administrative error or omission; provided, further, that the failure to pay any Prepayment Consideration on any prepayment of principal made during a Rapid Amortization Period prior to the related Series Anticipated Repayment Date will not be an Event of Default;

(c)            any Securitization Entity fails to perform or comply in any material respect with any of the covenants (other than those covered by clause (a) or (b) above) (including any covenant to pay any amount other than interest on or principal of the Notes when due in accordance with the Priority of Payments), or any of its representations or warranties contained in any Transaction Document to which it is a party proves to be incorrect in any material respect as of the date made or deemed to be made, and such default, failure or breach continues for a period of thirty (30) consecutive days or, in the case of a failure to comply with any of the agreements, covenants or provisions of any IP License Agreement, such longer cure period as may be permitted under such IP License Agreement (or, solely with respect to a failure to comply with (i) any obligation to deliver a notice, financial statement, report or other communication within the specified time frame set forth in the applicable Transaction Document, such failure continues for a period of five (5) consecutive Business Days after the specified time frame for delivery has elapsed or (ii) Sections 8.7, 8.12, 8.13, 8.14, 8.15, 8.16, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.25 or 8.32, such failure continues for a period of ten (10) consecutive Business Days), in each case, following the earlier to occur of the Actual Knowledge of such Securitization Entity of such breach or failure and the default caused thereby or written notice to such Securitization Entity by the Trustee, the Back-Up Manager or the Control Party (at the direction of the Controlling Class Representative) of such default, breach or failure; provided that no Event of Default will occur pursuant to this clause (c) if, with respect to any such representation deemed to have been false in any material respect when made which can be remedied by making a payment of an Indemnification Amount, (i) the relevant Contributor or the Manager, as applicable, has paid the required Indemnification Amount in accordance with the terms of the Transaction Documents and (ii) such Indemnification Amount has been deposited into the Collection Account;

(d)            the occurrence of an Event of Bankruptcy with respect to any Securitization Entity;

(e)            the Interest-Only DSCR as calculated as of any Quarterly Calculation Date is less than 1.10:1.00;

(f)             the SEC or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is required to register as an “investment company” under the Investment Company Act or is under the “control” of a Person that is required to register as an “investment company” under the Investment Company Act;

(g)            any of the Transaction Documents or any material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions thereof) or TBC or any Securitization Entity so asserts in writing;

(h)            other than with respect to Collateral with an aggregate fair market value of less than $75,000,000, the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens) in which perfection can be achieved under the UCC or other applicable Requirements of Law in the United States to the extent required by the Transaction Documents or any Securitization Entity or any Affiliate thereof so asserts in writing;

(i)             any Securitization Entity fails to perform or comply with any material provision of its organizational documents, any provision of Section 8.24 or any affirmative covenant in the Guarantee and Collateral Agreement relating to legal separateness of the Securitization Entities, which failure is reasonably likely to cause the contribution of the Collateral to such Securitization Entity pursuant to the Contribution Agreements to fail to constitute a “true contribution” or other absolute transfer of such Collateral pursuant to the Contribution Agreements or is reasonably likely to cause a court of competent jurisdiction to disregard the separate existence of such Securitization Entity relative to any Person other than another Securitization Entity and, in each case, such failure continues for more than thirty (30) consecutive days following the earlier to occur of the Actual Knowledge of such Securitization Entity or written notice to such Securitization Entity from the Trustee, the Back-Up Manager or the Control Party (at the direction of the Controlling Class Representative) of such failure;

(j)             a final non-appealable ruling has been made by a court of competent jurisdiction that the contribution of the Collateral (other than any immaterial portion of the Collateral and any Collateral that has been disposed of to the extent permitted or required under the Transaction Documents) pursuant to a Contribution Agreement does not constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such agreement;

(k)            a final, non-appealable judgment for an amount exceeding $75,000,000 (when aggregated with the amount of all other final, non-appealable judgments) (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company) is rendered against any Securitization Entity, and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period of forty-five (45) consecutive days during which such judgment remains unsatisfied or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

(l)             the failure of TBC to own 100% of the Equity Interests of the Issuer;

(m)           other than as permitted under the Indenture or the other Transaction Documents, the Securitization Entities collectively fail to have good title to any material portion of the Securitization IP or the Securitization Entities collectively fail to have good title in or to the Franchise Assets;

(n)            (i) any Securitization Entity engages in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan, (ii) any failure to meet the “minimum funding standard” (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Pension Plan and is not discharged within thirty (30) days thereafter, (iii) any Lien in an amount equal to at least $75,000,000 in favor of the PBGC or a Pension Plan arises on the assets of any Securitization Entity and is not discharged within thirty (30) days thereafter, (iv) a Reportable Event occurs with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Pension Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Control Party, likely to result in the termination of such Pension Plan for purposes of Title IV of ERISA, (v) any Pension Plan terminates for purposes of Title IV of ERISA, (vi) any Securitization Entity incurs, or in the reasonable opinion of the Control Party is likely to incur, any liability in connection with a complete or partial withdrawal from, or the Insolvency or termination of a Multiemployer Plan or (vii) any other event or condition occurs or exists with respect to a Pension Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect on any Securitization Entity;

(o)            the IRS files notice of a lien pursuant to Section 6323 of the Code with regard to the assets of any Securitization Entity and such lien has not been released within sixty (60) days, unless (i) TBC or a subsidiary thereof has provided evidence that payment to satisfy the full amount of the asserted liability has been provided to the IRS, and the IRS has released such asserted lien within sixty (60) days of such payment, or (ii) such lien or the asserted liability is being contested in good faith and TBC has contributed to the Issuer funds in the amount necessary to satisfy the asserted liability (the “Tax Lien Reserve Amount”), which such funds are set aside and remitted to a collateral deposit account as provided in Section 8.31; or

(p)            following the delivery by the Servicer to the Manager and the Issuer of a written notice (provided that notice is not required for any Advance Period commencing with a Debt Service Advance or any Collateral Protection Advance to the extent requested by the Issuer or the Manager) of the commencement of an Advance Period, such Advance Period (x) with respect to an Advance the aggregate amount of which is greater than $100,000 and less than $500,000, is continuing for one-hundred fifty (150) consecutive days without cure or waiver or (y) with respect to an Advance the aggregate amount of which is equal to or greater than $500,000 is continuing for one-hundred twenty (120) consecutive days without cure or waiver;

then (i) in the case of any event described in each clause above (except for clause (d) thereof) that has occurred and is continuing, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Issuer, will declare the Outstanding Principal Amount of all Series of Notes Outstanding to be immediately due and payable and, upon any such declaration, such Outstanding Principal Amount, together with all accrued and unpaid interest thereon and all other amounts payable to the Noteholders and the other Secured Parties under the Indenture Documents, shall automatically become immediately due and payable or (ii) in the case of any event described in clause (d) above that has occurred and is continuing, the Outstanding Principal Amount of all Series of Notes Outstanding, together with all accrued and unpaid interest thereon and all other amounts payable to the Noteholders and the other Secured Parties under the Indenture Documents, shall automatically become immediately due and payable.

If any Securitization Entity obtains Actual Knowledge that a Default or an Event of Default has occurred and is continuing, such Securitization Entity shall promptly notify the Trustee and the Control Party. Promptly following the Trustee’s receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Issuer, the Servicer, each Rating Agency, the Controlling Class Representative, the Manager, the Back-Up Manager, each Class A-1 Administrative Agent, each Noteholder and each other Secured Party.

At any time after such a declaration of acceleration of maturity with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party (at the direction of the Controlling Class Representative), by written notice to the Issuer and to the Trustee (with a copy to the Back-Up Manager), may rescind and annul such declaration and its consequences, if (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue installments of interest and principal on the Notes (excluding principal amounts due solely as a result of the acceleration) and (b) all unpaid taxes, administrative expenses and other sums paid or advanced by the Trustee or the Servicer under the Transaction Documents and the reasonable compensation, expenses, disbursements and Advances of the Trustee and the Servicer, their agents and counsel, and any unreimbursed Advances (with interest thereon at the Advance Interest Rate), Servicing Fees, Liquidation Fees or Workout Fees and (ii) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon. Any Default or Event of Default described in clause (d) above will not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Any other Default or Event of Default may be waived by the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee.

Section 9.3          Rights of the Control Party and Trustee upon Event of Default.

(a)            Payment of Principal and Interest. The Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of or premium, if any, on any Series of Notes Outstanding when due and payable, the Issuer will, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b)            Proceedings to Collect Money. In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect in the manner provided by law out of the property of the Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c)            Other Proceedings. If and when an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) shall take one or more of the following actions:

(i)            proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Transaction Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Transaction Document or by law, including any remedies of a secured party under applicable Requirements of Law;

(ii)          (A) direct the Issuer to exercise (and the Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of the Issuer against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to the Issuer, and any right of the Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Issuer shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) the Issuer refuses to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take (or the Control Party on behalf of the Trustee shall take) such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Issuer to take such action);

(iii)         institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Transaction Document with respect to the Collateral; provided that the Trustee will not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder or under such Transaction Documents and title to such property will instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

(iv)         sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative), and the Trustee will provide notice to the Issuer and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of Collateral.

(d)            Sale of Collateral. In connection with any sale of Collateral hereunder, under the Guarantee and Collateral Agreement (which may proceed separately and independently from the exercise of remedies under the Indenture), under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document:

(i)            any of the Trustee, any Noteholder, any Hedge Counterparty and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii)          the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)         all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity and its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

(iv)         the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e)            Application of Proceeds. Any amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any right hereunder or under the Guarantee and Collateral Agreement (other than with respect to amounts owed to a depositary bank under the related Account Control Agreement) shall be held by the Trustee as additional collateral for the repayment of the Obligations, shall be deposited into the Collection Account and shall be applied first, to pay a depositary bank in respect of amounts owed to it under the related Account Control Agreement and then, as provided in the priority set forth in the Priority of Payments; provided that, unless otherwise provided in this Article IX, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.

(f)            Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC and similar laws as enacted in any applicable jurisdiction.

(g)            Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

Section 9.4          Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, the Issuer for itself and for any Person who may claim through or under it hereby:

(a)            agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the Guarantee and Collateral Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)            waives all benefit or advantage of any such laws;

(c)            waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture or the Guarantee and Collateral Agreement; and

(d)            consents and agrees that, subject to the terms of the Indenture and the Guarantee and Collateral Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (at the direction of the Controlling Class Representative)) determine.

Section 9.5          Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Transaction Document or otherwise, the liability of the Securitization Entities to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Transaction Document or otherwise, is limited in recourse to the Collateral. The proceeds of the Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6          Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (acting at the direction of the Controlling Class Representative) shall in its discretion determine.

Section 9.7          Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative), by notice to the Trustee, each Rating Agency and the Servicer (with a copy to the Back-Up Manager), may waive any existing Default or Event of Default described in any clause of Section 9.2 (except Section 9.2(d)) and its consequences; provided that, before any waiver may be effective, the Trustee, the Back-Up Manager and the Servicer must have received any reimbursement then due or payable in respect of unreimbursed Advances (including interest thereon) or any other amounts then due to the Servicer, the Back-Up Manager or the Trustee hereunder or under the other Transaction Documents; provided, further, that the Control Party shall provide written notice of any such waiver to each Rating Agency (with a copy to the Servicer and Back-Up Manager). Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in Section 9.2(d) shall not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Subject to Section 13.2, the Control Party (with the consent of the Controlling Class Representative), by notice to the Trustee, each Rating Agency, the Back-Up Manager and the Servicer, may waive any existing Potential Rapid Amortization Event or any existing Rapid Amortization Event; provided that a Rapid Amortization Event pursuant to clause (d) of Section 9.1 relating to a particular Series of Notes (or Class thereof) shall not be permitted to be waived by any party unless each affected Noteholder has consented to such waiver.

Section 9.8          Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding in respect of any enforcement of the Collateral, in respect of any enforcement of Liens on the Collateral or conducting any proceeding for any remedy available to the Trustee and to direct the exercise of any trust or power conferred on the Trustee; provided that:

(a)            such direction of time, method and place shall not be in conflict with any rule of law, the Servicing Standard or the Indenture;

(b)            the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (with the consent of the Controlling Class Representative)); and

(c)            such direction shall be in writing;

provided, further, that, subject to Section 10.1, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9          Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Transaction Document only if:

(a)            the Noteholder gives to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b)            the Noteholders of at least 25% of the aggregate principal amount of all then Outstanding Notes make a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c)            such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative an indemnity satisfactory to the Trustee, the Control Party and the Controlling Class Representative against any loss, liability or expense;

(d)            the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e)            during such sixty (60) day period, the Majority of Senior Noteholders do not give the Trustee a direction inconsistent with the request; and

(f)            the Control Party (at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Transaction Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10          Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11          The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim, and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9, the Control Party or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13          Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Transaction Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14          Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Transaction Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15          Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16          Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Transaction Document; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article X

THE TRUSTEE

Section 10.1          Duties of the Trustee.

(a)            If an Event of Default or a Rapid Amortization Event of which the Trustee shall have Actual Knowledge has occurred and is continuing, the Trustee shall (except in the case of the receipt of directions with respect to such matter from the Control Party, or if no Control Party, the Controlling Class Representative, in accordance with the terms of this Base Indenture or any other Transaction Document in which event the Trustee’s sole responsibility will be to await such directions and act or refrain from acting in accordance with such directions) exercise the rights and powers vested in it by this Base Indenture and the other Transaction Documents, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that the Trustee will have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Servicer Termination Event of which a Trust Officer has not received written notice; provided, further, that the Trustee will have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party or the Controlling Class Representative in connection with any Event of Default, Rapid Amortization Event, Manager Termination Event or Servicer Termination Event, or for acting or failing to act due to any direction or lack of direction from the Control Party or the Controlling Class Representative. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence, fraud, bad faith or willful misconduct. The Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and has obtained the written direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative). The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of the Indenture; provided that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Issuer under the Indenture.

(b)            Except during the occurrence and continuance of an Event of Default or a Rapid Amortization Event of which the Trustee shall have Actual Knowledge:

(i)            the Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Transaction Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Indenture or any other Transaction Document to which it is a party, and no implied covenants or obligations shall be read into the Indenture or any other Transaction Document against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Transaction Document; provided that, in the case of any such certificates or opinions which by any provision of the Indenture are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(c)            The Trustee may not be relieved from liability for its own negligence, fraud, bad faith or willful misconduct, except that:

(i)            this clause (c) does not limit the effect of clause (a) of this Section 10.1;

(ii)          the Trustee will not be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)         the Trustee will not be liable in its individual capacity with respect to any action it takes or omits to take in good faith in accordance with the direction of the Control Party or the requisite Noteholders in accordance with this Base Indenture relating to the time, method and place for conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred upon the Trustee under this Base Indenture or any other circumstances in which such direction is required or permitted by the terms of this Base Indenture; and

(iv)         the Trustee shall not be charged with knowledge of any Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination Event, Potential Manager Termination Event, Servicer Termination Event or the commencement and continuation of a Cash Trapping Period until such time as the Trustee shall have Actual Knowledge or shall have received written notice thereof, and in the absence of such Actual Knowledge or receipt of such notice the Trustee may conclusively assume that no such event has occurred or is continuing.

(d)            Notwithstanding anything to the contrary contained in the Indenture or any of the other Transaction Documents, no provision of the Indenture or the other Transaction Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or exercise of its rights or powers hereunder or thereunder, if it has reasonable grounds for believing that the repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it by the terms of the Indenture or the Guarantee and Collateral Agreement. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any risk, loss, liability or expense.

(e)            In the event that the Paying Agent or the Note Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Note Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f)            Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Transaction Documents.

(g)            Whether or not therein expressly so provided, every provision of the Indenture and the other Transaction Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h)             The Trustee shall not be responsible (i) for the existence, genuineness or value of any of the Collateral, (ii) for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) for the validity of the title of the Securitization Entities to the Collateral, (v) for insuring the Collateral or (vi) for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as otherwise provided by Section 10.1(e). Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Transaction Documents by the Securitization Entities.

(i)             The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture at the direction of the Servicer, the Control Party, the Controlling Class Representative or the requisite percentage of Noteholders, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, under the Indenture.

(j)              The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redeposition of any thereof; (ii) to see to any insurance; (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind; or (iv) to confirm or verify the contents of any reports or certificates of the Manager, the Control Party, the Back-Up Manager or the Servicer delivered to the Trustee pursuant to this Base Indenture or any other Transaction Document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k)            The Trustee shall not be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

(l)             (i)           Notwithstanding anything to the contrary in this Section 10.1, the Trustee shall make Debt Service Advances to the extent and in the manner set forth in Section 5.12(c) hereof; provided that, notwithstanding anything herein or in any other Transaction Document to the contrary, the Trustee will not be responsible for advancing any principal on the Senior Notes, any make-whole prepayment consideration, any Series Hedge Payment Amounts, any Class A-1 Notes Administrative Expenses, any Class A-1 Notes Quarterly Commitment Fees Amounts, any Post-ARD Contingent Additional Interest or any reserve amounts or any interest or principal payable on, or any other amount due with respect to, the Senior Subordinated Notes or the Subordinated Notes.

(ii)          Notwithstanding anything herein to the contrary, no Debt Service Advance shall be required to be made hereunder by the Trustee if the Trustee determines such Debt Service Advance (including interest thereon) would, if made, constitute a Nonrecoverable Advance or an Advance Suspension Period is then in effect. The determination by the Trustee that it has made a Nonrecoverable Advance, or that any proposed Debt Service Advance, if made, would constitute a Nonrecoverable Advance, shall be made by the Trustee in its reasonable good faith judgment. The Trustee is entitled to conclusively rely on the determination of the Servicer that an Advance is or would be a Nonrecoverable Advance. Any such determination will be conclusive and binding on the Noteholders. The Trustee may update or change its nonrecoverability determination at any time and may decide that a requested Debt Service Advance or Collateral Protection Advance that was previously deemed to be a Nonrecoverable Advance shall have become recoverable. Notwithstanding the foregoing, all outstanding Debt Service Advances and Collateral Protection Advances made by the Trustee and any accrued interest thereon will be paid strictly in accordance with the Priority of Payments, even if the Trustee determines that any such advance is a Nonrecoverable Advance after such Advance has been made.

(iii)         The Trustee shall be entitled to receive interest at the Advance Interest Rate accrued on the amount of each Debt Service Advance made thereby (with its own funds) for so long as such Debt Service Advance is outstanding. Such interest with respect to any Debt Service Advance made pursuant to this Section 10.1(l) shall be payable out of Collections in accordance with the Priority of Payments pursuant to Section 5.11 hereof and the other applicable provisions of the Transaction Documents.

Section 10.2          Rights of the Trustee. Except as otherwise provided by Section 10.1:

(a)            The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b)            The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided that the Trustee shall have received the consent of the Servicer prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d)            The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of negligence, fraud, bad faith and willful misconduct which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the other applicable Transaction Documents.

(e)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Servicer, the Control Party, the Controlling Class Representative, any of the Noteholders or any other Secured Party pursuant to the provisions of this Base Indenture, any Series Supplement or any other Transaction Document, unless the Trustee has been offered security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction.

(f)            Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Issuer, and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g)            The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence, fraud, bad faith or willful misconduct for the performance of such act.

(h)            In accordance with the USA PATRIOT Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i)              Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary or sensitive information and sent by electronic mail will be encrypted. The recipient of the e-mail communication will be required to complete a one-time registration process.

(j)             The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Base Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents, labor disputes, acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(k)             The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(l)             All rights of action and claims under this Base Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payments to the Trustee provided for in Section 10.5, be distributed in accordance with the Priority of Payments.

(m)            The Trustee may request written direction from any applicable party any time the Indenture provides that the Trustee may be directed to act.

(n)            Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Company Order.

(o)            Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate of the Issuer, the Manager or the Servicer and shall incur no liability for its reliance thereon.

(p)            The Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, any transfer agent (other than the Trustee itself acting in that capacity), Clearstream, Euroclear, any calculation agent (other than the Trustee itself acting in that capacity), or any agent appointed by it with due care or any Paying Agent (other than the Trustee itself acting in that capacity).

(q)            The Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. The Trustee does not guarantee the performance of any Eligible Investments.

(r)            The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Servicer or the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer or the Issuer to provide timely written investment direction.

(s)            The Trustee shall have no obligation to calculate nor shall it be responsible or liable for any calculation of the DSCR, the Interest-Only DSCR, the Additional Notes DSCR or the Cash Trapping DSCR Threshold.

(t)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each case, with respect to its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(u)            The Trustee shall be afforded, in each Transaction Document, all of the rights, powers, immunities and indemnities granted to it in this Base Indenture as if such rights, powers, immunities and indemnities were specifically set out in each such Transaction Document.

(v)            For any purpose under the Transaction Documents, the Trustee may conclusively assume without incurring liability therefor that no Notes are held by any of the Securitization Entities, any other obligor upon the Notes, the Manager or any Affiliate of any of them unless a Trust Officer has received written notice at the Corporate Trust Office that any Notes are so held by any of the Securitization Entities, any other obligor upon the Notes, the Manager or any Affiliate of any of them.

(w)            The Trustee shall not have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of an engagement of Independent Auditors by the Issuer (or the Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided that the Trustee shall be authorized, upon receipt of a Company Order directing the same, to execute any acknowledgment or other agreement with the Independent Auditors required for the Trustee to receive any of the reports or instructions provided herein, which acknowledgment or agreement may include, among other things, (i) acknowledgment that the Issuer had agreed that the procedures to be performed by the Independent Auditors are sufficient for the Issuer’s purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent Auditors, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Auditors (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent Auditors that the Trustee reasonably determines adversely affects it.

Section 10.3          Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or any Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4          Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing and if the Trustee has Actual Knowledge thereof, or written notice of the existence thereof has been delivered to the Trustee at the Corporate Trust Office, the Trustee shall promptly provide the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Issuer, any Class A-1 Administrative Agent and each Rating Agency with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and e-mail and otherwise by first class mail.

Section 10.5          Compensation and Indemnity.

(a)            The Issuer shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Transaction Documents to which the Trustee is a party as the Trustee and the Issuer shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. The Issuer shall not be required to reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct, bad faith or negligence. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b)            The Issuer shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Transaction Document to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Issuer or otherwise, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Issuer, the Servicer, the Control Party or any Noteholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under any other Transaction Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Issuer shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c)            The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6          Replacement of the Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b)            The Trustee may, after giving not less than thirty (30) days’ prior written notice to the Issuer, the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, the Class A-1 Administrative Agent and each Rating Agency, resign at any time from its office and be discharged from the trust hereby created; provided that no such resignation of the Trustee will be effective until a successor Trustee has assumed the obligations of the Trustee hereunder. The Control Party or the Issuer may remove the Trustee, or any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, if at any time:

(i)           the Trustee fails to comply with Section 10.8;

(ii)          the Trustee becomes subject to Proceedings under any Insolvency Law;

(iii)         the Trustee fails generally to pay its debts as such debts become due; or

(iv)         the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly, with the prior written consent of the Control Party, appoint a successor Trustee. Within one year after the successor Trustee takes office, the Majority of Controlling Class Members (with the prior written consent of the Control Party) may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(c)            If a successor Trustee is not appointed and an instrument of acceptance by a successor Trustee is not delivered to the Trustee within thirty (30) days after the retiring Trustee resigns or is removed, at the direction of the Control Party, the retiring Trustee, at the expense of the Issuer, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)            If the Trustee after written request by the Issuer or by the Control Party at the direction of the Controlling Class Representative fails to comply with Section 10.8(b), the Issuer, the Control Party, the Servicer (if not the Control Party) or any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Servicer and the Issuer. Thereupon the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all of the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Transaction Document to which the Trustee is a party. The successor Trustee shall send a notice of its succession to the Noteholders and the Class A-1 Administrative Agent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, so long as all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, the Issuer’s obligations under Section 10.5 will continue for the benefit of the retiring Trustee.

(f)            No successor Trustee may accept its appointment unless at the time of such acceptance such successor is qualified and eligible under this Base Indenture, a Rating Agency Notification has been provided and the Control Party has provided its consent with respect to such appointment.

Section 10.7          Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, so long as (i) written notice of such consolidation, merger or conversion shall be provided to the Issuer, the Servicer, the Noteholders and the Class A-1 Administrative Agent and (ii) the resulting or successor corporation is eligible to be a Trustee under Section 10.8(a).

Section 10.8          Eligibility Disqualification.

(a)            There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Servicer and (v) have a long-term unsecured debt rating of at least “BBB+” by Standard & Poor’s.

(b)            At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign immediately after written request to do so by the Issuer or by the Control Party at the direction of the Controlling Class Representative.

Section 10.9          Appointment of Co-Trustee or Separate Trustee.

(a)            Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Transaction Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power, upon notice to the Control Party, the Issuer and each Class A-1 Administrative Agent, and may execute and deliver all instruments, to appoint one or more Persons to act as co-trustee or co-trustees, or separate trustee or separate trustees, for all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8(a) or shall be otherwise acceptable to the Servicer. No notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Servicer and the Issuer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           the Notes of each Series (other than Uncertificated Notes) shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)          all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)         no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv)         the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Transaction Document to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Transaction Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Issuer.

(d)            Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or its attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Transaction Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10       Representations and Warranties of Trustee.

The Trustee represents and warrants to the Issuer and the Noteholders that:

(a)            the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b)            the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Transaction Document to which it is a party and to authenticate the Notes (other than Uncertificated Notes which shall be registered), and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Transaction Document and to authenticate the Notes;

(c)            this Base Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Trustee; and

(d)            the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

Section 10.11       Confidentiality.

(a)            “Confidential Information” means trade secrets and other information (including, without limitation, know how, ideas, techniques, recipes, formulas, customer lists, customer information, financial information, business methods and processes, marketing plans, specifications, and other similar information as well as internal materials prepared by the owner of such information containing or based, in whole or in part, on any such information) that is confidential and proprietary to its owner and that is disclosed by one party to an agreement to another party thereto whether in writing or disclosed orally, and whether or not designated as confidential.

(b)            The Trustee acknowledges that during the term of this Base Indenture it may receive Confidential Information in its capacity as Trustee from any Non-Securitization Entity, the Securitization Entities, the Manager and the Back-Up Manager. The Trustee agrees to use reasonable controls (but in all events at least the same degree of care and controls that the Trustee uses to protect its own confidential and proprietary information of similar importance) to maintain the Confidential Information in confidence and only use the Confidential Information for purposes of its duties under this Base Indenture, and will not, at any time, disseminate or disclose any Confidential Information to any person or entity other than those of its affiliates and its and their directors, officers, employees, agents, consultants or representatives who have a “need to know” such information in connection with this Base Indenture (collectively, the “Representatives”), and its applicable regulatory authorities and auditors. The Trustee shall inform its Representatives of these restrictions, shall be liable for any action, or use or disclosure of Confidential Information by its Representatives which would have constituted a breach of this Section 10.11 had such Representative been a party hereto and shall immediately notify the Manager in the event of any loss or disclosure of any Confidential Information. Confidential Information shall not include information that: (i) is already known to the Trustee without restriction on use or disclosure prior to receipt of such information from any Non-Securitization Entity, a Securitization Entity or other party to a Transaction Document; (ii) is or becomes part of the public domain other than by breach of this Base Indenture by, or other wrongful act of, the Trustee or any of its Representatives; (iii) is developed by the Trustee independently of and without reference to any Confidential Information; (iv) is received by the Trustee from a third party who is not under any obligation to any Non-Securitization Entity, any Securitization Entity or any other party to a Transaction Document to maintain the confidentiality of such information or (v) is required to be disclosed by applicable law, statute, rule, regulation, subpoena, court order or legal process; provided that the Trustee promptly notifies the Securitization Entities and the Manager of any such requirement and reasonably cooperates with the Securitization Entities and the Manager to minimize the extent of any such disclosure. The duties hereunder shall survive termination of this Base Indenture and (A) for trade secret information, shall continue for as long as such information remains a trade secret under applicable law, and (B) for all other Confidential Information, shall continue for three (3) years after the term of this Base Indenture. Notwithstanding anything to the contrary in this Section 10.11, the disclosure of Confidential Information in accordance with the terms of any Transaction Document shall not be a violation of this Section 10.11.

(c)            All books, records, documents, papers or other materials relating to any Non-Securitization Entity’s, any Securitization Entity’s or the Manager’s business, Intellectual Property, customers, suppliers, distributors, franchisees, products or projects received by the Trustee containing Confidential Information or other proprietary information or trade secrets of any Non-Securitization Entity, any Securitization Entity or the Manager, including any copies thereof, shall at all times be and remain the property of the applicable Non-Securitization Entity, Securitization Entity or the Manager, as the case may be, and shall be destroyed or returned immediately to the applicable Non-Securitization Entity, Securitization Entity or the Manager, as the case may be, upon termination of this Base Indenture, or earlier at the request of the applicable Non-Securitization Entity, Securitization Entity or the Manager; provided, however, that the Trustee may retain such limited media and materials containing Confidential Information for customary archival and audit purposes (including with respect to regulatory compliance) only for reference with respect to the prior dealings between the parties and subject to the confidentiality terms of this Base Indenture. Upon request, the Trustee shall provide an officer’s certificate attesting to the return and/or destruction of all materials containing any Non-Securitization Entity’s, any Securitization Entity’s or the Manager’s Confidential Information.

(d)            Nothing in this Section 10.11 shall be construed as preventing any Non-Securitization Entity or any Securitization Entity, all of which shall be third-party beneficiaries of the rights arising under this Section 10.11, as applicable, from pursuing any and all remedies available to it for the breach or threatened breach of covenants made in this Section 10.11, including recovery of money damages for temporary or permanent injunctive relief.

Article XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1          Controlling Class Representative.

(a)            Within (x) thirty (30) days after the Series 2021-1 Closing Date and (y) five (5) Business Day following a CCR Re-election Event, the Trustee shall deliver a written notice to the Controlling Class Members (with copies to the Manager and the Issuer) in the form attached hereto as Exhibit G announcing an election of, and soliciting nominations of candidates for, the Controlling Class Representative (a “CCR Election Notice”). The Trustee shall deliver the written notice with respect to (i) Book-Entry Notes through the Applicable Procedures of the Clearing Agency with respect to Book-Entry Notes and (ii) with respect to the Definitive Notes, to the extent provided, to the registered address of any Holders of any Definitive Note. In addition, the Trustee shall post the written notice on its password protected website at http://www.sf.citidirect.com.

(b)            Each Controlling Class Member will be allowed to nominate itself or one Eligible Third-Party Candidate as a candidate for Controlling Class Representative (a “CCR Candidate”) (and shall not be permitted to nominate any other Person as a CCR Candidate) by submitting its nomination directly to the Trustee in writing in the form attached hereto as Exhibit H (a “CCR Nomination”) within five (5) Business Days from the date thereof (the “CCR Nomination Period”). A candidate does not have to be a Controlling Class Member, but each candidate must certify (i) if such candidate is not a Controlling Class Member, that it is an established enterprise in the business of providing credit support, governance or other advisory services to holders of notes similar to the Notes issued by the Issuer and (ii) it is not (w) a Competitor, (x) a Franchisee, (y) a Disqualified Person or (z) formed solely to act as the Controlling Class Representative (the candidate described in clauses (i) and (ii), an “Eligible Third-Party Candidate”). There is no minimum denomination required to be held by a Controlling Class Member for it to nominate itself or an Eligible Third-Party Candidate. Each Controlling Class Member nominating a CCR Candidate shall also be required to represent and warrant that, as of the date not more than ten (10) Business Days prior to the date of the CCR Election Notice (i) it was the Note Owner or Noteholder, as applicable, of the Outstanding Principal Amount of Notes of the Controlling Class specified in its CCR Nomination and (ii) the CCR Candidate is a Controlling Class Member or an Eligible Third-Party Candidate. CCR Nominations may be submitted by Controlling Class Members to the Trustee in pdf format via email at the email address for such purpose set forth in the CCR Election Notice, and no originals or medallion signature guarantees shall be required, and the Trustee shall be entitled to conclusively rely on, and shall be fully protected in relying on, CCR Nominations submitted in such manner. Each nomination shall include a contact for the CCR Candidate that will be available to answer any questions raised by a Noteholder or Note Owner. Such contact information shall be posted on the Trustee’s website.

(c)            Any nomination submitted by a Controlling Class Member may be submitted by means of the Applicable Procedures through DTC. Based upon the CCR Nominations, if any, that are received by the Trustee, if any, by the last day of the CCR Nomination Period, (i) if no CCR Nomination has been received by the Trustee and there is no Controlling Class Representative, the Trustee shall deliver a notice regarding CCR Election in the form of Exhibit F (a “Notice Regarding Non-Election of Controlling Class Representative”) to the Manager, the Issuer, the Back-Up Manager, the Servicer and the Controlling Class Members stating that no CCR Nominations have been received and that no CCR Election shall be held, (ii) if one or more CCR Nominations has been received by the Trustee, the Trustee shall prepare and send to each applicable Controlling Class Member a ballot in the form attached hereto as Exhibit I (the “CCR Ballot”) naming the top three candidates based upon the highest aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate (or, if fewer than three (3) candidates are nominated, the CCR Ballot shall list all candidates), or (iii) if no CCR Nomination has been received by the Trustee and there is a Controlling Class Representative at such time, the Trustee shall deliver a Notice Regarding CCR Election to the Manager, the Back-Up Manager, the Issuer, the Servicer and the Controlling Class Members stating that no CCR Election shall be held and that the Person then serving as the Controlling Class Representative shall be deemed re-elected and shall continue to serve as the Controlling Class Representative; provided that, for such nomination purposes, with respect to each Series of Class A~~-~~ 1 Notes Outstanding, if any, the Class A~~-~~ 1 Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Notes. Each Controlling Class Member may, in its sole discretion, indicate its vote for a CCR Candidate in an election for a Controlling Class Representative (a “CCR Election”) by returning a completed CCR Ballot directly to the Trustee within five (5) Business Days of the date of the CCR Ballot (a “CCR Election Period”), certifying that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), it was the owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot, and including a notarization or medallion signature guarantee. In completing a CCR Ballot, the Controlling Class Member will vote their full CCR Voting Amount of Notes of the Controlling Class specified in the CCR Ballot to one (1) candidate and, for the avoidance of doubt, no more than one (1) candidate will be indicated per CUSIP. CCR Ballots may be submitted by Controlling Class Members to the Trustee in pdf format via email at the email address for such purpose set forth in the CCR Ballots and no originals will be required, and the Trustee will be entitled to conclusively rely on, and will be fully protected in relying on, CCR Ballots submitted in such manner.

(d)            At the end of the CCR Election Period, the Trustee will tabulate the votes; provided that, for purposes of such tabulation of votes pursuant to this Section 11.1(c), with respect to each Series of Class A-1 Notes Outstanding, if any, the Class A-1 Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series. If both (i) the CCR Voting Amount is greater than or equal to the CCR Quorum Amount and (ii) a CCR Candidate receives votes representing in excess of 50% of the CCR Voting Amount, such CCR Candidate will be elected the Controlling Class Representative. Notes of the Controlling Class held by the Issuer or any Affiliate of the Issuer shall not be considered Outstanding for such voting purposes. If two CCR Candidates both receive votes from Controlling Class Members owning (or owning any beneficial interest) exactly 50% of the CCR Voting Amount, the Issuer (or the Manager on its behalf pursuant to the Management Agreement) shall select the Controlling Class Representative from among such CCR Candidates receiving votes from Controlling Class Members owning (or owning any beneficial interest) exactly 50% of the CCR Voting Amount. If either (i) no CCR Candidate receives votes representing at least 50% of the CCR Voting Amount or (ii) votes are submitted by less than the CCR Quorum Amount, the Trustee shall notify the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, each Rating Agency and the Controlling Class Members that a Controlling Class Representative will not be elected and until another CCR Re-election Event occurs and a Controlling Class Representative is elected or selected pursuant to the terms set forth in this Article XI (i) the Control Party will exercise the rights of the Controlling Class Representative in accordance with the Servicing Standard and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Transaction Document will be delivered to the Control Party.

(e)            If a CCR Candidate is elected or chosen pursuant to Section 11.1(c), the Trustee shall forward an acceptance letter in the form attached hereto as Exhibit J (a “CCR Acceptance Letter”) to the elected CCR Candidate for execution and notarization, pursuant to which the elected CCR Candidate shall (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, each Rating Agency and the Controlling Class Members and (iii) represent and warrant that it is a Controlling Class Member or an Eligible Third-Party Candidate. No elected CCR Candidate shall be appointed Controlling Class Representative unless such Person delivers a CCR Acceptance Letter to the Trustee within fifteen (15) Business Days of receipt thereof.

(f)            Within two (2) Business Days following receipt of the CCR Acceptance Letter, the Trustee shall promptly forward copies thereof, or provide the new Controlling Class Representative’s name and address, to the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, each Rating Agency and the Controlling Class Members.

(g)            The prior Controlling Class Representative (if any) shall cease to be the Controlling Class Representative at the end of any CCR Election Period following a CCR Re-election Event (so long as a CCR Election is held at such time) unless it is re-elected as Controlling Class Representative after such CCR Election Period as described above, even if no candidate is elected as a successor Controlling Class Representative at the end of such CCR Election Period

(h)            The Trustee shall be entitled to conclusively rely on, and will be fully protected in all actions taken or not taken by it with respect to, (i) the email information provided by any Class A-1 Administrative Agent and the Applicable Procedures of the Clearing Agencies (and the registered address of any Holders of Definitive Notes) for delivery of the CCR Election Notices and the CCR Ballots to Note Owners of Notes of the Controlling Class and (ii) the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters.

(i)              Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative, the Trustee shall deliver to each Noteholder, the Issuer, the Manager, the Back-Up Manager and the Servicer a notice setting forth the name and address of the new Controlling Class Representative.

(j)              Each of the Servicer (in its capacity as Servicer and Control Party) and the Back-Up Manager will be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder or under any other Transaction Document that the Servicer (in its capacity as Servicer and Control Party) or the Back-Up Manager, as the case may be, may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(k)             The Controlling Class Representative shall be entitled to receive from the Trustee, upon request, any memoranda delivered to the Trustee by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Manager, and such confidentiality agreement remains in effect. Any such memoranda shall be deemed to contain confidential information.

Section 11.2          Resignation or Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign by giving written notice to the Trustee, the Servicer and to each Noteholder of the Controlling Class and the Trustee shall immediately deliver a copy of such notice to the Issuer and Manager. As of any Record Date, a Majority of Controlling Class Members shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Manager, the Servicer and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative shall be effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period (or, if no CCR Election Period has occurred after a CCR Nomination Period, until the end of the related CCR Nomination Period) following such resignation or removal; provided that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate pursuant to Section 11.1 (provided that such Person satisfies the requirements of this Base Indenture) and appointed as Controlling Class Representative; provided, further, that an existing Controlling Class Representative shall cease to be the Controlling Class Representative at the end of a CCR Election Period, even if no successor is re-elected pursuant to Section 11.1, unless such Controlling Class Representative is elected during such CCR Election Period (except that, if no CCR Nomination has been received by the Trustee and there is a Controlling Class Representative at such time, the Person serving as the Controlling Class Representative will be deemed re-elected and will continue to serve as the Controlling Class Representative). In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of the Controlling Class Representative, the Trustee shall notify the Servicer, the Manager, the Back-Up Manager and the parties to this Base Indenture of such event.

Section 11.3          Expenses and Liabilities of the Controlling Class Representative.

(a)            The Controlling Class Representative shall have no liability to the Noteholders or the Note Owners for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture.

(b)            Each Noteholder and Note Owner acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Noteholders or Note Owners of one or more Classes of Notes, or that conflict with other Noteholders or Note Owners, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Noteholders or Note Owners other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of the Noteholders or Note Owners of one or more other Classes of Notes, or that favor its own interests over those of other Noteholders or Note Owners or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Note Owner or Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(c)            Any and all expenses of the Controlling Class Representative shall be borne by the Controlling Class Members, pro rata according to their respective Outstanding Principal Amounts of Notes of the Controlling Class. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative in an action to which the Servicer or the Trustee are also named parties and, in the sole judgment of the Servicer, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the subject of such claim, the Servicer on behalf of the Trustee shall be required (subject to a non-recoverability determination) to assume the defense (with any costs incurred in connection therewith being deemed to be reimbursable as a Collateral Protection Advance) of any such claim against the Controlling Class Representative, so long as there is no potential for the Servicer or the Trustee to be an adverse party in the same action as regards the Controlling Class Representative.

Section 11.4          Control Party.

(a)            The Control Party is authorized to approve or reject, subject to the Servicing Standard, any Consent Request that does not require the consent of any Noteholder or the Controlling Class Representative. Subject to the terms of this Base Indenture (and the limitations in the Servicing Agreement in respect of the Control Party's obligation to implement any direction issued by the Controlling Class Representative or the Noteholders), the Controlling Class Representative will be entitled to instruct the Control Party with respect to the approval of Consent Requests. The Controlling Class Representative will be authorized to approve Consent Requests other than Consent Requests that can be approved by the Control Party without the consent of any Noteholders or the Controlling Class Representative and Consent Requests that expressly require the consent, waiver or direction of Noteholders pursuant to the terms of this Base Indenture and the other Transaction Document.

(b)            For any Consent Request that expressly requires, pursuant to the terms of this Base Indenture or the other Transaction Documents, the consent, waiver or direction of the Controlling Class Representative, the Control Party shall review such Consent Request and shall formulate and present a Consent Recommendation to the Controlling Class Representative whether to approve or reject such Consent Request. The Control Party is not authorized to implement any such Consent Request until the Control Party receives the consent, waiver or direction of the Controlling Class Representative; provided, that, subject to Section 6.3 of the Servicing Agreement, if the Controlling Class Representative fails to approve or reject a Consent Request within ten (10) Business Days after receipt of such Consent Request and the related Consent Recommendation, or if there is no Person acting as the Controlling Class Representative at such time (including prior to the election and appointment, if any, of a Controlling Class Representative following the Series 2021-1 Closing Date or following the resignation or removal of an existing Controlling Class Representative), the Control Party shall approve or reject such Consent Request (other than with respect to the waiver of any Servicer Termination Events) in accordance with the Servicing Standard.

(c)            For any Consent Request that expressly requires the consent, waiver or direction of any Noteholders, the affected Noteholders or 100% of the Noteholders pursuant to the terms of the Indenture or other Transaction Documents, including pursuant to Section 13.2, the Control Party will review such Consent Request and will formulate and present a Consent Recommendation to the Trustee, which will forward such Consent Request and Consent Recommendation to the applicable Noteholders. The Control Party will be required to obtain the consent, waiver or direction of the applicable Noteholders with respect to such Consent Request, as required under the Transaction Documents, to implement such Consent Requests. For the avoidance of doubt, the Control Party will receive responses to any Consent Recommendation from the Trustee and/or the Issuer, and the Issuer (or an agent engaged by it) will confirm such responses to the Control Party and the Trustee.

(d)            The Control Party shall promptly notify the Trustee, the Manager, the Back-Up Manager, the Issuer and the Controlling Class Representative if the Control Party determines, in accordance with the Servicing Standard, not to implement a Consent Request or has not received the requisite consent, waiver or direction of the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request.

(e)            Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative may (i) require or cause the Trustee or the Control Party to violate applicable Requirements of Law, the terms of this Base Indenture, the Notes, the Servicing Agreement or the other Transaction Documents, including, without limitation, with respect to the Control Party or the Servicer, the Control Party’s or the Servicer’s obligation to act in accordance with the Servicing Standard, (ii) expose the Control Party, the Servicer or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any claim, suit or liability, or (iii) expand the scope of the Servicer’s responsibilities under the Servicing Agreement or the Trustee’s responsibility under this Base Indenture, the Notes and the other Transaction Documents or reduce their rights thereunder. The Trustee and the Control Party will not be required to follow any such advice, direction or objection. In addition, notwithstanding anything herein or in the other Transaction Documents to the contrary and without limiting the Manager’s obligations to the continue to perform its Disentanglement Services pursuant to the Management Agreement during the Disentanglement Period, the Controlling Class Representative shall not be able to prevent the Control Party from transferring the ownership of all or any portion of the Collateral (including by foreclosure on the Equity Interests of the Issuer) if any Event of Default is outstanding and the Control Party determines in accordance with the Servicing Standard that such transfer of ownership would be in the best interests of the Noteholders (taken as a whole).

(f)             Notwithstanding anything herein to the contrary, any Consent Request affecting the rights of the Noteholders of any Class A-1 Notes will also require the consent of the related Class A-1 Administrative Agent.

Section 11.5          Note Owner List.

(a)            To facilitate communication among Note Owners, the Manager, the Trustee, the Control Party and the Controlling Class Representative, a Note Owner may elect, but is not required, to notify the Trustee of its name, address and other contact information, which will be kept in a register maintained by the Trustee. The Trustee will be required to furnish the Manager, the Control Party, the Back-Up Manager and the Controlling Class Representative promptly upon request with the information maintained in such register as of the most recent date of determination. Every Note Owner, by receiving and holding a beneficial interest in a Note, will agree that none of the Trustee, the Issuer, the Servicer, the Back-Up Manager, the Controlling Class Representative nor any of their respective agents will be held accountable by reason of any disclosure of any such information as to the names and addresses of the Note Owners in the register maintained by the Trustee.

(b)            Any Note Owners holding beneficial interests of not less than $100,000,000 in aggregate principal amount of Notes that wish to communicate with the other Note Owners with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Note Owners through the Applicable Procedures of the Clearing Agency with respect to all Series of Notes Outstanding. If such request and transmission states that such Note Owners desire to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and is accompanied by (i) a certificate substantially in the form of Exhibit K certifying that such Note Owners hold beneficial interests of not less than $100,000,000 in aggregate principal amount of Notes (each, a “Note Owner Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Note Owners propose to transmit, then the Trustee, after having been adequately indemnified by such Note Owners for its costs and expenses, shall transmit the requested communication to the other Note Owners through the Applicable Procedures of the Clearing Agency with respect to all Series of Notes Outstanding and give the Issuer, the Servicer and the Controlling Class Representative notice that such request and transmission has been made within five (5) Business Days after receipt of the request. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it in accordance with and subject to the terms hereof and to give notice thereof and transmission to the Issuer, the Servicer and the Controlling Class Representative.

Article XII

DISCHARGE OF INDENTURE

Section 12.1          Termination of the Issuer’s and Guarantors’ Obligations.

(a)            Satisfaction and Discharge. The Indenture and the Guarantee and Collateral Agreement shall be discharged and cease to be of further effect when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation, the Issuer has paid all sums payable hereunder and under each other Transaction Document, all commitments to extend credit under all Class A-1 Note Purchase Agreements have been terminated and all Series Hedge Agreements have been terminated and, in each case, all payments by the Issuer thereunder have been paid or otherwise provided for; except that (i) the Issuer’s obligations under Section 10.5 and the Guarantors’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Sections 10.11, 12.2 and 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand of the Securitization Entities, will execute proper instruments acknowledging confirmation of, and discharge under, the Indenture and the Guarantee and Collateral Agreement.

(b)            Indenture Defeasance. The Issuer may terminate all of its obligations under the Indenture and all obligations of the Guarantors under the Guarantee and Collateral Agreement in respect thereof and release all Collateral so long as:

(i)           the Issuer irrevocably deposits in trust with the Trustee, or with a trustee reasonably satisfactory to the Control Party, the Trustee and the Issuer, U.S. Dollars and/or Government Securities in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay all principal, premiums, make-whole prepayment consideration, if any, interest on the Outstanding Notes (including additional interest that accrues after an anticipated repayment date or renewal date, if applicable) and Series Hedge Payment Amounts to the applicable prepayment date, redemption date or maturity date, as the case may be, and to pay all other sums payable by them under this Base Indenture, the Servicing Agreement, the Back-Up Management Agreement and each other Transaction Document, including any Series Hedge Agreement; provided that any Government Securities shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be; and the Trustee shall have been irrevocably instructed by the Issuer to apply such funds to the payment of principal, premiums, make-whole prepayment consideration and interest with respect to the Notes and such other sums;

(ii)          all commitments under all Class A-1 Note Purchase Agreements have been terminated and all Series Hedge Agreements have been terminated, in each case, on or before the date of such deposit;

(iii)         the Issuer delivers notice of such deposit to Noteholders not more than twenty (20) Business Days prior to the date of such deposit, and such notice is expressly stated to be, or as of the date of such deposit has become, irrevocable;

(iv)         the Issuer delivers notice of such deposit to the Control Party, the Manager, the Back-Up Manager and each Rating Agency on or before the date of the deposit; and

(v)          an Opinion of Counsel is delivered to the Trustee and the Servicer by the Issuer to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the Guarantee and Collateral Agreement shall be discharged and cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Sections 10.11, 12.2 and 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) (or in each case, to de-registration and/or registration of Uncertificated Notes) shall survive. The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement.

(c)            Series Defeasance. Except as may be provided to the contrary in any Series Supplement, the Issuer, solely in connection with an optional prepayment in full, a mandatory prepayment in full or a redemption in full of all Outstanding Notes of a particular Series, Class, Subclass or Tranche of Notes (the “Defeased Notes”) or in connection with the Series Legal Final Maturity Date of a particular Series, Class, Subclass or Tranche of Notes, may terminate all Series Obligations with respect to such Series, Class, Subclass or Tranche of Notes and all Obligations of the Guarantors under the Guarantee and Collateral Agreement in respect of such Series, Class, Subclass or Tranche of Notes as of any Business Day (the “Series Defeasance Date”) so long as:

(i)            the Issuer irrevocably deposits in trust with the Trustee, or with a trustee reasonably satisfactory to the Control Party, the Trustee and the Issuer, U.S. Dollars and/or Government Securities in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay without duplication:

(1)            all principal, premiums, make-whole prepayment consideration, commitment fees, administration expenses, Class A-1 Notes Other Amounts, interest on the Outstanding Notes of such Series (including additional interest that accrues after the anticipated repayment date or renewal date, if applicable), Series Hedge Payment Amounts and any other Series Obligations that will be due and payable by the Issuer solely with respect to the Defeased Notes as of the applicable prepayment date, redemption date or Series Legal Final Maturity Date, as applicable, and to pay all other sums payable by them under this Base Indenture and each other Transaction Document (including each Series Hedge Agreement) with respect to the Defeased Notes;

(2)            all Weekly Management Fees, Supplemental Management Fees, unreimbursed Advances (and outstanding interest thereon) and Manager Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Servicer (including in its capacity as Control Party) and the Back-Up Manager, and all Successor Manager Transition Expenses and Successor Servicer Transition Expenses, in each case that will be due and payable as of the following Weekly Allocation Date or Quarterly Payment Date, as applicable; and

(3)            all Securitization Operating Expenses, all Class A-1 Notes Administrative Expenses for the Defeased Notes, all Class A-1 Notes Interest Adjustment Amounts for the Defeased Notes, Class A-1 Notes Commitment Fees Adjustment Amounts and all Class A-1 Notes Other Amounts for the Defeased Notes, in each case, that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of the Manager;

provided that any Government Securities shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or Series Legal Final Maturity of the Defeased Notes, as the case may be; and the Trustee shall have been irrevocably instructed by the Issuer to apply such funds to the payment of principal, premiums, make-whole prepayment consideration and interest with respect to the Notes of such Series and such other sums;

(ii)          all commitments under all Class A-1 Note Purchase Agreements and all Series Hedge Agreements with respect to the Defeased Notes shall have been terminated on or before the Series Defeasance Date;

(iii)         the Issuer delivers notice of prepayment, redemption or maturity of such Series of Notes in full to the Noteholders of the Defeased Notes, the Manager, the Trustee, the Control Party, the Servicer, the Controlling Class Representative, the Back-Up Manager and each Rating Agency not more than twenty (20) Business Days prior to the Series Defeasance Date, and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable;

(iv)         after giving effect to the deposit, if any other Series of Notes is Outstanding, the Issuer delivers to the Trustee an Officer’s Certificate of the Issuer stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(v)          the Issuer delivers to the Trustee an Officer’s Certificate stating that the defeasance was not made by the Issuer with the intent of preferring the holders of the Defeased Notes over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding other creditors;

(vi)         the Issuer delivers notice of such deposit to the Control Party, the Manager, the Back-Up Manager and each Rating Agency on or before the date of the deposit;

(vii)        such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other Indenture Document; and

(viii)       the Issuer delivers to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the Guarantee and Collateral Agreement shall be discharged and cease to be of further effect solely with respect to such Defeased Notes, the Issuer and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Notes and thereafter such Defeased Notes shall be deemed to be “Outstanding” only for purposes of (1) the Trustee’s and the Paying Agent’s obligations under Sections 12.2 and 12.3, (2) the Noteholders’ and the Trustee’s obligations under Section 14.13 and (3) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a). The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement of such Series Obligations. Notwithstanding anything herein to the contrary, the defeasance or any prepayment of any particular Series, Class, Subclass or Tranche of Notes pursuant to this Section 12.1 shall not require the defeasance or prepayment in whole or in part of any other Series, Class, Subclass or Tranche of Notes.

(d)            After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Securitization Entities shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Securitization Entities.

Section 12.2          Application of Trust Money.

The Trustee or a trustee satisfactory to the Servicer, the Trustee and the Issuer shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1. The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Transaction Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3          Repayment to the Issuer.

(a)            The Trustee and the Paying Agent shall pay to the Issuer any excess money promptly (but in any event no later than five (5) Business Days following written request therefor) or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes held by them at any time.

(b)            Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Issuer (but in any event no later than five (5) Business Days following written request therefor) any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c)            The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4          Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under the Indenture and the other Indenture Documents and in respect of the Notes and the Guarantors’ obligations under the Guarantee and Collateral Agreement shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Issuer or Guarantors make any payment of principal, premium or interest on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Issuer and the Guarantors shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

Article XIII

AMENDMENTS

Section 13.1          Without Consent of the Controlling Class Representative or the Noteholders.

(a)            Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Issuer and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto or amendments, modifications or supplements to any Supplement, the Guarantee and Collateral Agreement or any other Indenture Document), in form satisfactory to the Trustee (or solely with respect to clause (xiv) below, upon notice thereof from the Issuer to the Trustee and the Control Party), for any of the following purposes:

(i)           to create a new Series of Notes in accordance with Section 2.2(b) or issue Additional Notes of an existing Series, Class or Tranche of Notes;

(ii)          to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities;

(iii)         to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with provisions of the Base Indenture, be deemed appropriate by the Issuer and the Control Party, or to correct or to amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee for the benefit of the Secured Parties;

(iv)         to correct any manifest error or defect or to cure any ambiguity or to correct or supplement any provisions in the Base Indenture or any Series Supplement which may be inconsistent with any other provision therein or with the Offering Memorandum;

(v)          to provide for or supplement the provision thereof in respect of Uncertificated Notes in addition to certificated Notes;

(vi)         to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the Guarantee and Collateral Agreement as will be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(vii)        to correct or supplement any provision of this Base Indenture, the Guarantee and Collateral Agreement, any Supplement or any other Indenture Document that may be inconsistent with any other provision in this Base Indenture, the Guarantee and Collateral Agreement, any Supplement or any other Indenture Document; or to make this Base Indenture, the Guarantee and Collateral Agreement, any Supplement or any other Indenture Document consistent with any other provisions with respect to matters set forth in this Base Indenture, any Supplement, the Guarantee and Collateral Agreement, any other Indenture Document to which the Trustee is a party or with any offering memorandum for a Series of Notes;

(viii)       to comply with Requirements of Law (as evidenced by an Opinion of Counsel);

(ix)         to facilitate the transfer of Notes in accordance with applicable Requirements of Law (as evidenced by an Opinion of Counsel);

(x)          to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable Requirements of Law, of any Tax, including withholding Tax;

(xi)         to allow any Future Brand or other assets to be contributed to, or acquired by, any Securitization Entity in a manner that does not violate the Managing Standard and to provide for any applicable provisions with respect thereto;

(xii)         to take any action necessary and appropriate to facilitate the origination of Franchise Documents or the management and preservation of the Franchise Documents, in each case, in accordance with the Managing Standard;

(xiii)        to provide for mechanical provisions in respect of the issuance of Subordinated Notes;

(xiv)       to amend the definitions of “Quarterly Fiscal Period” and “YBI Quarterly Fiscal Period” to conform to any change in YBI’s fiscal year-end (to the extent such amendment is in accordance with the Managing Standard); or

(xv)        to amend the definition of “Target Month” with respect to prepayments of principal on any Tranche or Series of Notes to a month later than the then-existing Target Month for such Notes; provided that no such amendment shall postpone the applicable Target Month to be later than the Anticipated Repayment Date for such Tranche or Series of Notes.

provided that, in the case of any Supplement pursuant to any of clause (xiv) above, as evidenced by an Officer’s Certificate delivered to the Trustee, the Back-Up Manager and the Servicer certifying that such action could not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, any Note Owner, the Trustee, the Servicer, the Back-Up Manager or any other Secured Party.

(b)            Upon the request of the Issuer and receipt by the Control Party and the Trustee of the documents described in Section 2.2 and delivery by the Control Party of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Issuer in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

(c)            Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the applicable Securitization Entity and the Trustee may amend or terminate any Account Control Agreement to reflect the deletion of any Management Account or Lock-Box Account to reflect the closure of, or determination by the applicable Securitization Entity to no longer utilize, such account upon the delivery by the Manager of an Officer’s Certificate to the Control Party and the Trustee stating that (a) such account has been closed or is dormant, (b) there are no remaining Collections or other Collateral credited thereto and (c) the Manager has taken reasonable best efforts (including, if applicable, notifying third parties) to ensure that no Collections or other Collateral will be deposited to such account in the future. To the extent any Collections or other Collateral are deposited in any such account thereafter, the Manager agrees to cause such Collections or other Collateral to be transferred within two (2) Business Days to an account that is subject to an Account Control Agreement.

(d)            Notwithstanding the foregoing, following the 2021 Springing Amendments Implementation Date, the Servicing Agreement, the Back-Up Management Agreement and the other Transaction Documents may be amended, amended and restated, supplemented or otherwise modified by the parties thereto or the applicable Securitization Entities, the Manager, the Trustee and any other applicable party thereto. Such parties may enter into new Transaction Documents (i) without the consent of the Control Party, the Servicer or the Back-Up Manager (except to the extent that the amendment, restatement, supplement, modification or new Transaction Document materially adversely impacts the rights, indemnities, protections, remedies, liabilities and/or obligations of the Control Party, the Servicer or the Back-Up Manager, in which circumstance consent of the Control Party, Servicer or the Back-Up Manager, as applicable, shall be required, to the extent that (A) such party, as applicable, shall continue to act in its existing role, following the execution of any such amendment, amendment and restatement, supplement, modification or new Transaction Document or (B) if the Control Party, the Servicer or the Back-Up Manager is not continuing to act in such capacity (and to the extent not waived by such Party in writing), any rights of such Person that, pursuant to the Servicing Agreement or the Back-Up Management Agreement (as applicable), expressly survive the termination of such agreement would be materially adversely affected by such amendment, amendment and restatement, supplement, modification or new Transaction Document), the Controlling Class Representative (if any), or any Noteholder, for the purpose of modifying, replacing or subdividing the role of the Servicer, the Back-Up Manager, the Control Party or the Controlling Class Representative (if any) and (ii) with the receipt of a Rating Agency Confirmation being required for any change in respect of any of such parties’ obligation(s) to make Advances. For the avoidance of doubt, except solely to the extent it would materially adversely affect the survival of any provisions which, by their terms, expressly survive such termination, any such amendment, amendment and restatement, supplement or modification to any Transaction Document that enables the termination and replacement of any of the Control Party, the Servicer or the Back-Up Manager (as permitted under such Transaction Documents) can be implemented without the consent of such party.

(e)            Following the 2021 Springing Amendments Implementation Date, additional amendments to the Priority of Payments will be permitted in order to provide for supplemental scheduled payments of a specified percentage of cash flow to pay principal of an additional Series of Notes (or Class, Subclass or Tranche thereof) upon the occurrence of specified trigger events and subject to satisfaction of certain conditions precedent set forth in the Base Indenture, including the Rating Agency Condition with respect to each Series of Notes that will remain Outstanding; provided, however, that no such amendment will materially adversely affect the rights or obligations of the Trustee, the Servicer (including in its capacity as Control Party), the Back-Up Manager or the Noteholders of each Series of Class A-1 Senior Notes without the prior written consent of each such party (which, in the case of the Noteholders of each Series of Class A-1 Senior Notes will be given by the Class A-1 Administrative Agent acting with the consent of each Noteholder of the Class A-1 Note Commitments); provided, further, that any amendment to the Priority of Payments that is senior to or pari passu with any amount payable to the Noteholders of each Series of Class A-1 Notes or the Class A-1 Administrative Agent will be deemed to materially adversely affect the rights of the Noteholders of each Series of Class A-1 Senior Notes for purposes of the immediately preceding proviso.

Section 13.2          With Consent of the Controlling Class Representative or the Noteholders.

(a)            In addition to any amendments, modifications and waivers permitted under Section 13.1, the provisions of this Base Indenture, the Guarantee and Collateral Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party (at the direction of the Controlling Class Representative). Notwithstanding the preceding sentence:

(i)            (i)           any such amendment, waiver or other modification pursuant to this Section 13.2 that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Transaction Documents or defaults hereunder or thereunder and their consequences provided for herein or in any other Transaction Document shall require the consent of each affected Noteholder;

(ii)          any such amendment, waiver or other modification pursuant to this Section 13.2 that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document with respect to any material portion of the Collateral (except as otherwise permitted by the Transaction Documents), terminate the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document shall require the consent of each affected Noteholder and each other affected Secured Party;

(iii)         any such amendment, waiver or other modification pursuant to this Section 13.2 that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note or any other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note or any other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of this Base Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations owing to Noteholders on or after the respective due dates thereof, (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events as set forth in Section 9.7, amend or otherwise modify any of the specific language of the following definitions: “Default”, “Event of Default”, “Outstanding”, “Potential Rapid Amortization Event” or “Rapid Amortization Event” (as defined in this Base Indenture or any applicable Series Supplement) or (G) amend, waive or otherwise modify this Section 13.2, in each case, shall require the consent of each affected Noteholder and each other affected Secured Party; and

(iv)         any such amendment, waiver or other modification pursuant to this Section 13.2 that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment or redemption shall require the consent of each affected Noteholder.

(b)            No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c)            The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3          Supplements.

Each amendment or other modification to the Indenture, the Notes or the Guarantee and Collateral Agreement shall be set forth in a Supplement (except with respect to any amendment and restatement of the Indenture), a copy of which shall be delivered to each Rating Agency, the Servicer, the Controlling Class Representative, the Manager, the Back-Up Manager and the Issuer. The Issuer shall provide written notice to each Rating Agency of any amendment or modification to the Indenture, the Notes or the Guarantee and Collateral Agreement no less than ten (10) days prior to the effectiveness of the related Supplement, except in connection with the issuance of Additional Notes that will be rated by such Rating Agency; provided that such Supplement need not be in final form at the time such notice is given. The initial effectiveness of each Supplement shall be subject to the delivery to the Servicer and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. In addition to the manner provided in Sections 13.1 and 13.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 13.4          Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 13.5          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6          The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of the Issuer and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Issuer and the Guarantors in accordance with its terms.

Section 13.7          Amendments and Fees.

The Issuer, the Control Party and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Transaction Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed. The Control Party and the Controlling Class Representative shall be entitled to be reimbursed by the Issuer only for the reasonable counsel fees incurred by the Control Party or the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and, except as provided in the Servicing Agreement, neither the Control Party nor the Controlling Class Representative shall be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Transaction Document.

Article XIV

MISCELLANEOUS

Section 14.1          Notices.

(a)            Any notice or communication by the Issuer, the Manager or the Trustee to any other party hereto shall be in writing and delivered in person, delivered by e-mail (provided that any e-mail notice to the Trustee shall be in the form of an attachment of a .pdf or similar file), posted on a password protected website for which the recipient has granted access or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Issuer:

c/o Taco Bell Corp.
1900 Colonel Sanders Lane
Louisville, KY 40213
Attention: General Counsel
Phone: (502) 874-1000

with a copy to:

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10019-6064

Attention: Barbara Goodstein
Email: bgoodstein@mayerbrown.com

If to the Manager:

c/o Taco Bell Corp.
1900 Colonel Sanders Lane
Louisville, KY 40213
Attention: General Counsel
Phone: (502) 874-1000

with a copy to:

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10019-6064

Attention: Barbara Goodstein
Email: bgoodstein@mayerbrown.com

If to the Back-Up Manager:

FTI Consulting, Inc.
1166 Avenue of the Americas

15th Floor

New York, NY 10036

Attention: Michael Baumkirchner

E-mail: backupmanager@fticonsulting.com and
michael.baumkirchner@fticonsulting.com

with a copy to: Edmund Tedeschi

E-mail: backupmanager@fticonsulting.com

Facsimile: 212-841-9350

If to the Servicer:

Midland Loan Services
a division of PNC Bank, National Association
10851 Mastin Street
Building 82, Suite 700
Overland Park, KS 66210
Attention: President

E-mail: noticeadmin@pnc.com

If to the Trustee:

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention: Agency & Trust – Taco Bell Funding, LLC

E-mail: esotericabs@citi.com or contact Citibank, N.A.’s customer service desk at (888) 855-9695

If to any Rating Agency:

If to S&P:

Standard & Poor’s Ratings Services

55 Water Street

New York, NY 10041

Attention: Structured Credit Surveillance Group

E-mail: servicer_reports@sandp.com

If to any other Rating Agency:

To the address set forth in the applicable Series Supplement

If to any Hedge Counterparty:

To the address provided in the applicable Series Hedge Agreement

(b)            The Issuer or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided that the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c)            Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first-class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (iv) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (v) delivered by e-mail shall be deemed delivered on the date of delivery of such notice.

(d)            Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Transaction Document.

(e)            If the Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Servicer, the Controlling Class Representative and the Trustee at the same time.

(f)            Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice or, if such Noteholder is a Clearing Agency, through the Applicable Procedures of such Clearing Agency. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g)            Notwithstanding any other provision herein, for so long as TBC is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to the Issuer, or by the Issuer to the Manager, shall be deemed to have been delivered to both the Issuer and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or the Issuer be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(g).

(h)            The Issuer shall provide to each Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Transaction Document.

Section 14.2          Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 14.3          Officer’s Certificate as to Conditions Precedent.

Upon any request or application by the Issuer to the Controlling Class Representative, the Servicer or the Trustee to take any action under the Indenture or any other Transaction Document, the Issuer to the extent requested by the Controlling Class Representative, the Servicer or the Trustee shall furnish to the Controlling Class Representative, the Servicer and the Trustee (a) an Officer’s Certificate of the Issuer in form and substance reasonably satisfactory to the Controlling Class Representative, the Servicer or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Transaction Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same. Such Opinion of Counsel shall be at the expense of the Issuer.

Section 14.4          Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Transaction Document shall include:

(a)            a statement that the Person giving such certificate has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c)            a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not such condition or covenant has been complied with.

Section 14.5          Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.6          Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7          Payment on Business Day.

In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be.

Section 14.8          Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 14.9          Successors.

All agreements of the Issuer in the Indenture, the Notes and each other Transaction Document to which it is a party shall bind its successors and assigns; provided, however, that the Issuer may not assign its obligations or rights under the Indenture or any other Transaction Document, except with the written consent of the Servicer. All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.10        Severability.

In case any provision in the Indenture, the Notes or any other Transaction Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11       Counterpart Originals.

The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.12       Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13       No Bankruptcy Petition Against the Securitization Entities.

Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any Insolvency proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Transaction Document. In the event that any such Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.14       Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense.

Section 14.15        Waiver of Jury Trial.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16       Submission to Jurisdiction; Waivers.

Each of the Issuer and the Trustee hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer or the Trustee, as the case may be, at its address set forth in Section 14.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.16 any special, exemplary, punitive or consequential damages.

Section 14.17        Calculation of Holdco Leverage Ratio and Senior Leverage Ratio.

(a)            Holdco Leverage Ratio.

(i)           In the event that the Holdco Entities incur, repay, repurchase or redeem any Indebtedness subsequent to the commencement of the period for which the Holdco Leverage Ratio is being calculated but prior to the event for which the calculation of the Holdco Leverage Ratio is made, then the Holdco Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods (including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom); provided that the Manager may elect pursuant to an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee shall have no obligation of any nature whatsoever) to treat all or any portion of the commitment under any Indebtedness as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

(ii)          For purposes of making the computation of the Holdco Leverage Ratio (including, without limitation, the calculation of Holdco Adjusted EBITDA used therein), investments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that any of the Holdco Entities has either determined to make or made during the preceding four Quarterly Fiscal Periods or subsequent to such preceding four Quarterly Fiscal Periods and on or prior to or simultaneously with the event for which the calculation of the Holdco Leverage Ratio is made (each, for purposes of the calculations described in this Section 14.17, a “pro forma event”) shall, at the discretion of the Manager, be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations, discontinued operations, operational changes, business realignment projects or initiatives, restructurings and reorganizations (and the change in Holdco Adjusted EBITDA resulting therefrom) had occurred on the first day of such preceding four Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became a Holdco Entity since the beginning of such preceding four Quarterly Fiscal Periods shall have made any investment, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.17, then the Holdco Leverage Ratio shall, at the discretion of the Manager, be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods.

(b)            Senior Leverage Ratio.

(i)           In the event that the Securitization Entities incur, repay, repurchase or redeem any Senior Notes subsequent to the commencement of the period for which the Senior Leverage Ratio is being calculated but prior to the event for which the calculation of the Senior Leverage Ratio is made, then the Senior Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Senior Notes, as if the same had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods (including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom); provided that the Manager may elect pursuant to an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee shall have no obligation of any nature whatsoever) to treat all or any portion of the commitment under any Senior Notes as being incurred at such time, in which case any subsequent incurrence of Senior Notes under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

(ii)          For purposes of making the computation of the Senior Leverage Ratio (including, without limitation, the calculation of Net Cash Flow used therein), any pro forma event shall, at the discretion of the Manager, be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations, discontinued operations, operational changes, business realignment projects or initiatives, restructurings and reorganizations (and the change in Net Cash Flow resulting therefrom) had occurred on the first day of such preceding four Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became a Securitization Entity since the beginning of such preceding four Quarterly Fiscal Periods shall have made any investment, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.17, then the Senior Leverage Ratio shall, at the discretion of the Manager, be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods.

(c)            Calculations to be Made in Good Faith. For purposes of the calculations described in this Section 14.17, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Manager.

Section 14.18          Permitted Asset Dispositions; Release of Collateral.

After the consummation of any Permitted Asset Disposition, all Liens with respect to such property created in favor of the Trustee for the benefit of the Secured Parties under this Base Indenture and the other Transaction Documents shall be automatically released, and, upon written request of the Issuer, the Trustee, at the written direction of the Control Party, shall execute and deliver to the Securitization Entities any and all documentation reasonably requested and prepared by the Securitization Entities at their expense to effect or evidence the release by the Trustee of the Secured Parties’ security interest in the property disposed of in connection with such Permitted Asset Disposition.

Section 14.19          No Credit Support.

Each Noteholder, by its acceptance of its Note (or interest therein) acknowledges and agrees, that (i) the Notes are not guaranteed by, or subject to any credit support of, the Manager or any other Non-Securitization Entity and (ii) neither the Manager nor any other Non-Securitization Entity shall be liable in any respect for any Obligations. Furthermore, each Noteholder, by its acceptance of its Note (or interest therein) hereby waives any present or future right to assert, allege or claim that (i) the Notes are guaranteed by, or subject to any credit support of, the Manager or any other Non-Securitization Entity and (ii) the Manager or any other Non-Securitization Entity shall be liable in any respect for any Obligations.

Section 14.20          Indemnification Obligations.

For the avoidance of doubt, with respect to any indemnification provisions in this Agreement providing that a party to this Agreement is required to indemnify another party to this Agreement for attorney’s fees and expenses, such fees and expenses are intended to include attorney’s fees and expenses relating to the enforcement of such indemnity (but only after a non-appealable final judgment or court order in favor of the indemnified party with respect to such indemnity or as agreed to by the related parties pursuant to the settlement or otherwise).

Section 14.21          Electronic Signatures and Transmission. For purposes of this Base Indenture, any Series Supplement and any Supplement thereto, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Trustee). Any requirement in this Base Indenture, any Series Supplement or Supplement that a document, including any Note, is to be signed or authenticated by "manual signature" or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Base Indenture, Series Supplement or Supplement, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Issuer, the Trustee and the Securities Intermediary have caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

TACO BELL FUNDING, LLC,
as Issuer

By:	/s/ Neil Manhas
Name: Neil Manhas
Title: Global Chief Financial Officer

Taco Bell – Amended and Restated Base Indenture

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:	/s/ Anthony Bausa
Name: Anthony Bausa
Title: Senior Trust Officer

CONSENT OF CONTROL PARTY AND SERVICER IN ACCORDANCE WITH SECTION 13.2 OF THE BASE INDENTURE AND SECTION 2.4(a) OF THE SERVICING AGREEMENT, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, AS CONTROL PARTY AND AS SERVICER, HEREBY CONSENTS TO THE AMENDMENTS SET FORTH HEREIN EXCEPT (I) THOSE ALREADY IN EFFECT PRIOR TO THE DATE HEREOF, (II) THOSE THAT TAKE EFFECT BY THEIR TERMS ON THE 2021 SPRINGING AMENDMENTS IMPLEMENTATION DATE AND (III) THOSE THAT ARE EFFECTIVE UPON THE DATE HEREOF WITHOUT THE CONSENT OF THE CONTROL PARTY AND/OR WITH THE CONSENT OF THE RATING AGENCIES, AND SOLELY TO THE EXTENT REQUIRED PURSUANT TO ANY TRANSACTION DOCUMENT, AND HEREBY DIRECTS THE TRUSTEE TO EXECUTE THIS AMENDED AND RESTATED INDENTURE:

Taco Bell –– Amended and Restated Base Indenture

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

as Control Party and Servicer

By	/s/ David A. Eckels
	Name:	David A. Eckels
	Title:	Senior Vice President

Taco Bell –– Amended and Restated Base Indenture

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“2021 Springing Amendments Implementation Date” shall mean the first date on which the Issuer certifies in writing to the Trustee that none of the Series 2016-1 Class A-2 Notes or Series 2018-1 Class A-2 Notes remain Outstanding.

“2025 Springing Amendments Implementation Date” shall mean the first date on which the Issuer certifies in writing to the Trustee that none of the Series 2016-1 Class A-2 Notes, Series 2018-1 Class A-2 Notes or Series 2021-1 Class A-2 Notes remain Outstanding.

“Account Agreement” means each agreement governing the establishment and maintenance of any Management Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement, in form and substance reasonably satisfactory to the Servicer and the Trustee, pursuant to which the Trustee is granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any lock-box related thereto.

“Accounts” means, collectively, the Indenture Trust Accounts, the Management Accounts and any other account subject to an Account Control Agreement.

“Actual Knowledge” means the actual knowledge of (i) in the case of TBC, in its individual capacity or in its capacity as Manager, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or the Chief Legal Officer of TBC, (ii) in the case of any Securitization Entity, any manager or officer of such Securitization Entity who is also an officer of TBC described in clause (i) above; (iii) in the case of the Manager or any Securitization Entity, with respect to a relevant matter or event, an Authorized Officer of the Manager or such Securitization Entity, as applicable, directly responsible for managing the relevant asset or for administering the transactions relevant to such matter or event; (iv) with respect to the Trustee, an Authorized Officer of the Trustee responsible for administering the transactions relevant to the applicable matter or event; or (v) with respect to any other Person, any member of senior management of such Person.

“Additional Management Account” has the meaning set forth in Section 5.1(a) of the Base Indenture.

“Additional Notes” means each new Series of Notes or additional Notes of an existing Series, Class, Subclass or Tranche of Notes issued by the Issuer from time to time following the Original Closing Date on the related Series Closing Date pursuant to Section 2.2.

“Additional Notes DSCR” means, at any time of determination and with respect to the issuance of any Additional Notes, the ratio calculated by dividing (i) the Net Cash Flow over the four immediately preceding Quarterly Fiscal Periods most recently ended by (ii) the Debt Service due during such period, in each case on a pro forma basis, calculated as if (a) such Additional Notes had been Outstanding and any assets acquired with the proceeds of such Additional Notes had been acquired at the commencement of such period and (b) any existing Indebtedness that has been paid, prepaid or repurchased and cancelled during such period, or any existing Indebtedness that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period.

“Advance” means a Collateral Protection Advance or a Debt Service Advance; provided, that, on and after the 2021 Springing Amendments Implementation Date, for purposes of priority (ii) of the Priority of Payments, “Advance” shall be deemed to include unreimbursed Back-Up Manager Consent Consultation Fees to the extent set forth in the Back-Up Management Agreement.

“Advance Interest Rate” means a rate equal to the sum of (i) the Prime Rate plus (ii) 3.00% per annum, which rate, for periods on and after the 2021 Springing Amendments Implementation Date, will compound monthly.

“Advance Suspension Period” has the meaning set forth in the Servicing Agreement.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; provided, however, that no equity holder of YBI or any Affiliate of such equity holder shall be deemed to be an Affiliate of any Securitization Entity. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other ownership or beneficial interests, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control”.

“After-Acquired Securitization IP” means all U.S. Intellectual Property (other than Excluded IP and any Non-Contributed Property) created, developed, authored or acquired by or on behalf of, or licensed to or on behalf of, IP Holder after the Original Closing Date pursuant to the IP License Agreements or otherwise, including, without limitation, all Manager-Developed IP and all Licensee-Developed IP, and all U.S. Intellectual Property related to any Future Securitization Entities and Future Brands.

“Agent” means any Note Registrar or Paying Agent.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Allocated Note Amount” means, as of any date of determination, an amount equal to the greater of (x) zero and (y) with respect to (i) any Contributed Asset in existence on the Original Closing Date, the pro rata portion of the amount of Notes issued on the Original Closing Date allocated to such asset on the Original Closing Date based on such asset’s contribution to Retained Collections during the four Quarterly Fiscal Periods ending as of the second Quarterly Fiscal Period of 2016 and (ii) any New Asset arising after the Original Closing Date, the Outstanding Principal Amount of the Notes allocated to such New Asset, on the date such asset was included in the Securitization Assets, based on such asset’s contribution to Retained Collections during the then-most recently ended four Quarterly Fiscal Periods. With respect to any such asset that does not have a four Quarterly Fiscal Period operating period as of the date such asset was included in the Securitization Assets, such asset’s deemed contribution to Retained Collections will equal the average amount per Securitization Asset of Retained Collections contributed by other Securitization Assets of the same type for the relevant period, as determined by the Manager in accordance with the Managing Standard, calculated as of the date such asset was included in the Securitization Assets.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Asset Disposition Proceeds” means the proceeds of any disposition (including all cash and cash equivalents received as payments of the purchase price for such disposition, including, without limitation, any cash or cash equivalents received in respect of deferred payment, or monetization of a note receivable, received as consideration for such disposition) pursuant to clause (a) or (g) of the definition of “Permitted Asset Disposition” or any other disposition not permitted under the terms of the Indenture, net of (i.e., reduced by) the following amounts: (A) the principal amount of any Indebtedness that is secured by the applicable property and that is required to be repaid in connection with such disposition (other than Indebtedness under the Notes) to the extent such principal amount is actually repaid, (B) the reasonable and customary out-of-pocket expenses incurred by the Securitization Entities in connection with such disposition, as certified by the Manager, (C) income taxes reasonably estimated to be actually payable within two (2) years of such disposition as a result of any gain recognized in connection therewith and (D) any reserve for adjustment in respect of (1) the sale price of such property established in accordance with GAAP and (2) any liabilities associated with such property and retained by a Securitization Entity after such disposition thereof, including, without limitation, liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any such reserve, “Asset Disposition Proceeds” shall include the amount of such reserve. For the avoidance of doubt, the proceeds of any Permitted Asset Disposition pursuant to any of the remaining clauses of the definition thereof (net of the amounts described in clauses (A) through (C) of the preceding sentence and, in the case of Post-Issuance Acquired Assets only, further net of (without duplication of any amounts in such clauses (A) through (D)) the original cost of acquisition of such asset, including reasonable and customary related expenses) shall not constitute Asset Disposition Proceeds and instead will be treated as Collections with respect to the Quarterly Fiscal Period in which such amounts are received. For the avoidance of doubt, proceeds resulting from the purchase and sale of operating locations or potential operating locations acquired by one or more Non-Securitization Entities (and not owned or financed by a Securitization Entity or otherwise contributed to the Collateral) and not otherwise required to be part of the Collateral will not constitute Asset Disposition Proceeds or Collections.

“Asset Disposition Proceeds Account” means an account in the name of the Issuer subject to an Account Control Agreement for the deposit of Asset Disposition Proceeds pursuant to Section 5.10(c) of the Base Indenture or any successor account.

“Asset Disposition Reinvestment Period” has the meaning specified in Section 5.10(c) of the Base Indenture.

“Assumption Agreement” has the meaning set forth in Section 8.30(c) of the Base Indenture.

“Authorized Officer” means, with respect to (i) any Securitization Entity, any officer who is authorized to act for such Securitization Entity in matters relating to such Securitization Entity, including an Authorized Officer of the Manager authorized to act on behalf of such Securitization Entity; (ii) TBC, in its individual capacity and in its capacity as the Manager, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or the Chief Legal Officer of TBC or any other officer of TBC who is directly responsible for managing the Contributed Franchise Business or otherwise authorized to act for the Manager in matters relating to, and binding upon, the Manager with respect to the subject matter of the request, certificate or order in question; (iii) the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer; (iv) the Servicer, any officer of the Servicer who is duly authorized to act for the Servicer with respect to the relevant matter; or (v) the Control Party, any officer of the Control Party who is duly authorized to act for the Control Party with respect to the relevant matter. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Back-Up Management Agreement” means the Back-Up Management and Consulting Agreement, dated as of the Original Closing Date, by and among the Issuer, the other Securitization Entities party thereto, the Manager, the Trustee and the Back-Up Manager, as amended, supplemented or otherwise modified from time to time.

“Back-Up Manager” means FTI Consulting, Inc., a Maryland corporation, as back-up manager under the Back-Up Management Agreement, and any successor thereto.

“Back-Up Manager Consent Consultation Fees” has the meaning set forth in the Back-Up Management Agreement.

“Back-Up Manager Fees” has the meaning set forth in the Back-Up Management Agreement.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, as codified as 11 U.S.C. Section 101 et seq., as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Base Indenture” means this Amended and Restated Base Indenture, dated as of the Series 2021-1 Closing Date, by and among the Issuer and the Trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements.

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties, including, without limitation, each account established pursuant to Article V of the Base Indenture.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1(a) of the Base Indenture.

“Book-Entry Notes” means beneficial interests in the Notes of any Series or any Class of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes will replace Book-Entry Notes.

“Branded Restaurant” means, as of any date of determination, any restaurant, whether or not such restaurant offers sit-down dining, operated in the Securitization Jurisdiction under the Taco Bell Brand.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“Business Day” means any day other than Saturday or Sunday or any other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York, or the city in which the Corporate Trust Office of any successor Trustee is located if so required by such successor.

“Business Day Adjustment” has the meaning set forth in the definition of “Quarterly Payment Date”.

“Calculation Methodology” has the meaning set forth in the definition of “Total Securitization Expenses” herein.

“Capitalized Lease Obligations” means the obligations of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Transaction Documents, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Capped Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, an amount equal to the lesser of (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid and (b) the amount by which (i) the Administrative Expenses Cap exceeds (ii) the aggregate amount of Class A-1 Notes Administrative Expenses previously paid on each Weekly Allocation Date that occurs (x) during the Initial Fiscal Year and (y) during each successive period of 52 or 53, as applicable, consecutive Weekly Collection Periods after the period in the foregoing clause (x). For purposes of this definition of “Capped Class A-1 Notes Administrative Expenses Amount”, “Administrative Expenses Cap” means, with respect to the calculation of the Capped Class A-1 Notes Administrative Expenses Amount, (i) with respect to clause (x) of the definition of the Capped Class A-1 Notes Administrative Expenses Amount, an amount equal to (a) $100,000, multiplied by (b) the quotient of (1) the number of Weekly Allocation Dates in the Initial Fiscal Year, divided by (2) 53, and (ii) with respect to clause (y) of the definition of Capped Class A-1 Notes Administrative Expenses Amount, $100,000.

“Capped Securitization Operating Expenses Amount” means, for each Weekly Allocation Date that occurs (x) during the Initial Fiscal Year and (y) during each successive period of 52 or 53, as applicable, consecutive Weekly Collection Periods after the Initial Fiscal Year, the amount by which $500,000 exceeds the aggregate amount of Securitization Operating Expenses already paid during such period; provided, however, that (i) before the 2021 Springing Amendments Implementation Date, during any period the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties pursuant to the Back-Up Management Agreement, the Control Party, acting at the direction of the Controlling Class Representative, may increase the Capped Securitization Operating Expenses Amount as calculated above in order to take account of any increased fees and expenses associated with the provision of such services, (ii) on and after the 2021 Springing Amendments Implementation Date, during any period the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties pursuant to the Back-Up Management Agreement, such amount shall automatically be increased by an additional $500,000 solely in order to provide for the reimbursement of any increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services and the Control Party, acting at the direction of the Controlling Class Representative, may further increase the Capped Securitization Operating Expenses Amount as calculated above in order to take account of any additional increased fees and expenses associated with the provision of such services and (iii), on and after the 2025 Springing Amendments Implementation Date, (A) during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties pursuant to the Back-Up Management Agreement, such amount shall automatically be increased by an additional $500,000 (for avoidance of doubt, for a total of $1,000,000) solely in order to provide for the reimbursement of any increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services and (B) during any period that the Back-Up Manager is required to provide Hot Back-Up Management Duties pursuant to the Back-Up Management Agreement, such amount shall automatically be increased by an additional $1,000,000 (for avoidance of doubt, for a total of $2,000,000) solely in order to provide for the reimbursement of any increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services, and the Control Party, acting at the direction of the Controlling Class Representative, may further increase the Capped Securitization Operating Expense Amount as calculated above in order to take account of any additional increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services.

“Carryover Class A-1 Notes Accrued Quarterly Commitment Fees Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any, by which (i) the amount allocated to the Class A-1 Notes Commitment Fees Account with respect to the Class A-1 Notes Quarterly Commitment Fees Amounts on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period was less than (ii) the Class A-1 Notes Accrued Estimated Quarterly Commitment Fees Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any, by which (i) the amount allocated to the Senior Notes Interest Payment Account with respect to the Senior Notes on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period was less than (ii) the Senior Notes Accrued Estimated Quarterly Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Post-ARD Contingent Additional Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any, by which (i) the amount allocated to the Senior Notes Post-ARD Contingent Additional Interest Account with respect to the Senior Notes Quarterly Post-ARD Contingent Additional Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period was less than (ii) the Senior Notes Accrued Quarterly Post-ARD Contingent Additional Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Scheduled Principal Payments Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any, by which (i) the amount allocated to the Senior Notes Principal Payment Account with respect to the Senior Notes Scheduled Principal Payments Amounts on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period was less than (ii) the Senior Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Weekly Allocation Date.

“Cash Collateral” has the meaning set forth in Section 5.12(h)(iv) of the Base Indenture.

“Cash Trap Reserve Account” means the reserve account (bearing account number 11599200) established and maintained by the Trustee, in the name of the Trustee for the benefit of the Secured Parties, for the purpose of trapping cash upon the occurrence of a Cash Trapping Event.

“Cash Trapping Amount” means, for any Weekly Allocation Date while a Cash Trapping Period is in effect, an amount equal to the product of (i) the applicable Cash Trapping Percentage and (ii) the amount of funds available in the Collection Account on such Weekly Allocation Date after payment of priorities (i) through (xii) of the Priority of Payments (but with respect to the first Weekly Allocation Date on or after a Cash Trapping Release Date, net of the Cash Trapping Release Amount released on such Cash Trapping Release Date); provided that, for any Weekly Allocation Date following the occurrence and during the continuance of a Rapid Amortization Event or an Event of Default, the Cash Trapping Amount will be zero.

“Cash Trapping DSCR Threshold” means a DSCR equal to 1.75:1.00; provided that, on and after the 2021 Springing Amendments Implementation Date, anything herein or in any other Transaction Document to the contrary notwithstanding, the threshold set forth in this definition may be increased by the Issuer with the consent of the Control Party (such consent not to be unreasonably withheld, conditioned or delayed) and, to the extent a Cash Trapping Period is then in effect, each Noteholder of each Series of Notes then outstanding and affected thereby.

“Cash Trapping Event” means, as of any Quarterly Payment Date, that the DSCR determined as of the immediately preceding Quarterly Calculation Date is less than the Cash Trapping DSCR Threshold.

“Cash Trapping Percentage” means, with respect to any Weekly Allocation Date during a Cash Trapping Period, a percentage equal to (i) 50%, if the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.75:1.00 but equal to or greater than 1.50:1.00 and (ii) 100%, if the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.50:1.00; provided that, on and after the 2021 Springing Amendments Implementation Date, anything herein or in any other Transaction Document to the contrary notwithstanding, the thresholds set forth in this definition may be increased by the Issuer with the consent of the Control Party (such consent not to be unreasonably withheld, conditioned or delayed) and, to the extent a Cash Trapping Period is then in effect, each Noteholder of each Series of Notes then outstanding and affected thereby.

“Cash Trapping Period” means any period that begins on any Quarterly Payment Date on which a Cash Trapping Event occurs and ends on the first Quarterly Payment Date subsequent to the occurrence of such Cash Trapping Event on which the DSCR determined as of the immediately preceding Quarterly Calculation Date is equal to or exceeds the Cash Trapping DSCR Threshold.

“Cash Trapping Release Amount” means, with respect to any Quarterly Payment Date (i) on which any Cash Trapping Period is no longer continuing, the full amount on deposit in the Cash Trap Reserve Account and (ii) on which the Cash Trapping Percentage is equal to 50% and on the prior Quarterly Payment Date the applicable Cash Trapping Percentage was equal to 100%, 50% of the aggregate amount on deposit in the Cash Trap Reserve Account during the most recent period in which the applicable Cash Trapping Percentage was equal to 100%, after having been reduced ratably for any withdrawals made from the Cash Trap Reserve Account during such period for any other purpose.

“Cash Trapping Release Date” means any Quarterly Payment Date on which amounts are withdrawn from the Cash Trap Reserve Account pursuant to Section 5.12(p) of the Base Indenture.

“Cause” means, with respect to any Independent Manager, (i) acts or omissions by such Independent Manager constituting fraud, dishonesty, negligence, misconduct or other deliberate action which causes injury to the applicable Securitization Entity or an act by such Independent Manager involving moral turpitude or a serious crime, (ii) that such Independent Manager no longer meets the definition of “Independent Manager” as set forth in the applicable Securitization Entity’s Charter Documents or (iii) a material increase in fees charged by such Independent Manager; provided that the Independent Manager may only be removed for Cause pursuant to this clause (iii) with the consent of the Control Party.

“CCR Acceptance Letter” has the meaning set forth in Section 11.1(e) of the Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Candidate” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“CCR Election” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(a) of the Base Indenture.

“CCR Election Period” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Nomination” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination Period” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Quorum Amount” means 50% of the sum of (x) the Outstanding Principal Amount (with respect to any Notes of the Controlling Class other than Class A-1 Notes) and (y) the Class A-1 Notes Voting Amount of the Notes of the Controlling Class as of the CCR Voting Record Date

“CCR Re-election Event” means any of the following events: (i) an additional Series of Notes of the Controlling Class is issued, (ii) the Controlling Class changes, (iii) the Trustee receives written notice of the resignation or removal of any acting Controlling Class Representative, (iv) the Trustee receives a demand for an election for a Controlling Class Representative from a Majority of Controlling Class Members, which election will be at the expense of such Controlling Class Members (including Trustee expenses), (v) the Trustee receives written notice that an Event of Bankruptcy has occurred with respect to the acting Controlling Class Representative or (vi) there is no Controlling Class Representative and the Control Party requests an election be held; provided that, with respect to any CCR Re-election Event that occurs as a result of clause (iv) or (vi), there shall be deemed to be no CCR Re-election Event if it would result in more than two (2) CCR Re-election Events occurring in a single calendar year.

“CCR Voting Amount” means (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein, in each case, that are Outstanding as of the CCR Voting Record Date and, in each case, with respect to which votes were submitted)

“CCR Voting Record Date” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“Charter Document” means, with respect to any entity and at any time, the certificate of incorporation, certificate of formation, operating agreement, by-laws, memorandum of association, articles of association and any other similar document, as applicable to such entity in effect at such time.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Class A-1 Administrative Agent” means, with respect to any Class A-1 Notes, the Person identified as the “Class A-1 Administrative Agent” in the applicable Series Supplement.

“Class A-1 Lender” means, with respect to any Class A-1 Notes, the Person(s) acting in such capacity pursuant to the related Class A-1 Note Purchase Agreement.

“Class A-1 Note Commitment” means, with respect to any Class A-1 Notes, the obligation of each Class A-1 Lender in respect of such Class A-1 Notes to fund advances pursuant to the related Class A-1 Note Purchase Agreement.

“Class A-1 Note Purchase Agreement” means, with respect to any Class A-1 Notes, any note purchase agreement entered into by the Issuer in connection with the issuance of such Class A-1 Notes that is identified as a “Class A-1 Note Purchase Agreement” in the applicable Series Supplement.

“Class A-1 Notes” means any Notes designated as “Class A-1” pursuant to the Series Supplement applicable to such Class of Notes.

“Class A-1 Notes Accrued Quarterly Commitment Fees Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period, an amount equal to the sum of: (A) the sum of (i) the product of (1) the Fiscal Quarter Percentage and (2) the sum of (I) the Class A-1 Notes Estimated Quarterly Commitment Fees for such Quarterly Fiscal Period and (II) any Class A-1 Notes Commitment Fees Shortfall Amount together with any additional interest payable on such Class A-1 Notes Commitment Fees Shortfall Amount (each as determined pursuant to Section 5.12(e) of this Base Indenture) (the aggregate amounts set forth in this clause (A)(i)(2), the “Class A-1 Notes Accrued Estimated Quarterly Commitment Fees Amount”); and (ii) the Carryover Class A-1 Notes Accrued Quarterly Commitment Fees Amount for such Weekly Allocation Date; provided that the amounts allocated under this clause (A) during any Quarterly Fiscal Period shall be capped at the Class A-1 Notes Accrued Estimated Quarterly Commitment Fees Amount for such Quarterly Fiscal Period; and (B) without duplication, any Class A-1 Notes Commitment Fees Adjustment Amount with respect to the Interest Accrual Period ending in such Quarterly Fiscal Period, which amount in this clause (B) shall be limited to amounts on deposit in the Class A-1 Notes Commitment Fees Account if such Class A-1 Notes Commitment Fees Adjustment Amount is negative.

“Class A-1 Notes Administrative Expenses” means all amounts due and payable pursuant to any Class A-1 Note Purchase Agreement that are identified as “Class A-1 Notes Administrative Expenses” in the applicable Series Supplement.

“Class A-1 Notes Commitment Fees Account” has the meaning set forth in Section 5.6(a)(i) of the Base Indenture.

“Class A-1 Notes Commitment Fees Adjustment Amount” means, for any Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as a “Commitment Fees Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Notes Commitment Fees Shortfall Amount” has the meaning set forth in Section 5.12(e) of the Base Indenture.

“Class A-1 Notes Estimated Quarterly Commitment Fees” means, for any Quarterly Fiscal Period and with respect to any Class A-1 Notes Outstanding, the aggregate amount that is identified as “Class A-1 Notes Estimated Quarterly Commitment Fees” in each applicable Series Supplement.

“Class A-1 Notes Interest Adjustment Amount” means, for any Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as an “Interest Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Notes Maximum Principal Amount” means, with respect to any Class A-1 Notes Outstanding, the aggregate maximum principal amount of such Class A-1 Notes as identified in the applicable Series Supplement as reduced by any permanent reductions of commitments with respect to such Class A-1 Notes and any cancellations of repurchased Class A-1 Notes.

“Class A-1 Notes Other Amounts” means all amounts due and payable pursuant to any Class A-1 Note Purchase Agreement that are identified as “Class A-1 Notes Other Amounts” in the applicable Series Supplement.

“Class A-1 Notes Quarterly Commitment Fees Amount” means, with respect to any Class A-1 Notes Outstanding, the amount that is identified as a “Class A-1 Notes Quarterly Commitment Fees Amount” in the applicable Series Supplement.

“Class A-1 Notes Renewal Date” means, with respect to any Series of Class A-1 Notes, the date identified as the “Class A-1 Notes Renewal Date” in the applicable Series Supplement.

“Class A-1 Notes Voting Amount” means, with respect to any Series of Class A-1 Notes, the greater of (i) the Class A-1 Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (ii) the Outstanding Principal Amount of the Class A-1 Notes for such Series.

“Class A-2 Notes” means any Notes alphanumerically designated as “Class A-2” pursuant to the Series Supplement applicable to such Class of Notes.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date Securitization IP” means all U.S. Intellectual Property (other than the Excluded IP and Non-Contributed Property) created, developed, authored, acquired or owned by or on behalf of TBC, IP Holder, Franchisor Holdco, Franchise Holder, the Issuer and Taco Bell Franchisor as of the Original Closing Date covering or embodied in (i) the Taco Bell Brand, (ii) products or services sold or distributed under the Taco Bell Brand, (iii) the Branded Restaurants, (iv) the Taco Bell System or (v) the Contributed Franchise Business.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the Guarantee and Collateral Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Documents” means, collectively, the Franchise Documents and the Transaction Documents.

“Collateral Exclusions” means the following property of the Securitization Entities: (a) any license, other contract or permit, lease or sublease, in each case if the grant of a lien or security interest in the applicable Securitization Entity’s right, title and interest in, to or under such lease, sublease, license, contract or permit (or any rights or interests thereunder) in the manner contemplated by the Indenture (i) is prohibited by the terms of such license, contract or permit, lease or sublease (or any rights or interests thereunder) or would require consent of a third party (unless such consent has been obtained), (ii) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (iii) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, consent, breach, termination or right of termination is rendered ineffective pursuant to the New York UCC or any other applicable Requirements of Law, (b) the Excepted Securitization IP Assets, (c) any leasehold interests in real property (unless otherwise pledged by the Securitization Entities), (d) the membership interests in Franchisor Holdco and (e) any Excluded Amounts.

“Collateral Protection Advance” means any advance of (a) payments of taxes, rent, assessments, insurance premiums and other costs and expenses necessary to protect, preserve or restore the Collateral and (b) payments of any expenses of any Securitization Entity, to the extent not previously paid pursuant to a Manager Advance, in each case made by the Servicer pursuant to the Servicing Agreement in accordance with the Servicing Standard, or by the Trustee pursuant to the Indenture.

“Collateralized Letters of Credit” has the meaning set forth in Section 5.12(h)(iv) of the Base Indenture.

“Collection Account” means account number 11599300 entitled “Taco Bell Funding Collection Account” maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Collections” means, with respect to each Weekly Collection Period, all amounts received by or for the account of the Securitization Entities during such Weekly Collection Period, including (without duplication):

(i)             all Franchisee Payment Amounts and Company-Owned Restaurant Royalty Payment Amounts, in each case, deposited into the Concentration Account during such Weekly Collection Period;

(ii)            without duplication of the foregoing clause (i), all amounts received under the IP License Agreements and other license fees and any other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(iii)           all Indemnification Amounts, Asset Disposition Proceeds and (without duplication) all other amounts received upon the disposition of the Collateral, including proceeds received upon the disposition of property expressly excluded from the definition of “Asset Disposition Proceeds”, in each case that are required to be deposited into the Concentration Account or the Collection Account;

(iv)           any Series Hedge Receipts received by the Securitization Entities in respect of any Series Hedge Agreements entered into by the Securitization Entities in connection with the issuance of Additional Notes following the Original Closing Date;

(v)            any Investment Income earned on amounts on deposit in the Accounts;

(vi)           any equity contributions made to the Issuer (provided that TBC may elect to have any such contributions transferred directly to the Trustee in connection with any optional prepayment of the Notes);

(vii)          to the extent not otherwise included above, any Excluded Amounts; and

(viii)         any other payments or proceeds received with respect to the Collateral.

“Commitment Fees Shortfall” has the meaning set forth in Section 5.12(d) of the Base Indenture.

“Company Order” and “Company Request” mean a written order or request signed in the name of the Issuer by any Authorized Officer of the Issuer and delivered to the Trustee, the Control Party or the Paying Agent.

“Company-Owned Restaurant Master Franchise Agreements” means the master franchise agreements or master license agreements, as applicable, entered into between Taco Bell Franchisor and TBC or TBA, as the case may be, granting such entities a franchise to operate Company-Owned Restaurants.

“Company-Owned Restaurant Royalty Payment Amounts” means royalties payable under the Company-Owned Master Franchise Agreements at the Company-Owned Restaurant Royalty Rate to any Securitization Entity by or on behalf of a Non-Securitization Entity that operates a Company-Owned Restaurant.

“Company-Owned Restaurant Royalty Rate” means, with respect to a Company-Owned Restaurant, the percentage of Gross Sales (as such term in defined in the Company-Owned Restaurant Master Franchise Agreements) payable to a Securitization Entity in each applicable accounting period as set forth in the related Company-Owned Restaurant Master Franchise Agreement.

“Company-Owned Restaurants” means, collectively, the Branded Restaurants that are owned and operated by any Non-Securitization Entity.

“Competitor” means any Person that is a direct or indirect franchisor, franchisee, developer, owner or operator of a large regional or national quick service restaurant concept (including a Franchisee); provided, however, that (i) a Person will not be a Competitor solely by virtue of its direct or indirect ownership of less than 5% of the Equity Interests in a “Competitor” and (ii) a Person that is a financial services corporation who is and holds itself out as being primarily engaged in the business of managing assets for investors through the creation and management of mutual funds, and who has assets under management of not less than $1 trillion dollars, will not be a “Competitor” solely by virtue of its direct or indirect ownership of between 5% and 15% of the Equity Interests in a “Competitor” so long as such Person has policies and procedures that prohibit such Person from disclosing or making available any confidential information that such Person may receive as a Holder of the Notes or prospective investor in the Notes, to individuals involved in the business of buying, selling, holding or analyzing the Equity Interests of a “Competitor” or in the business of being a franchisor, franchisee, owner or operator of a large regional or national QSR concept.

“Concentration Account” means the account maintained in the name of the Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.10(a) of the Base Indenture or any successor account established for the Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement.

“Confidential Information” has the meaning set forth in Section 10.11(a) of the Base Indenture.

“Consent Recommendation” means the recommendation by the Control Party to any Noteholder or the Controlling Class Representative in writing whether to approve or reject any Consent Request that requires the consent of such Noteholder or the Controlling Class Representative, as applicable.

“Consent Request” means any request for a direction, waiver, amendment, consent or certain other action under the Transaction Documents.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income of such Person and its Subsidiaries (whether positive or negative), determined in accordance with GAAP, for such period.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. “Contingent Obligation” will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Assets” means all assets contributed under the Contribution Agreements.

“Contributed Development Agreements” means all Development Agreements and related guaranty agreements existing as of the Original Closing Date that are contributed to Franchise Holder on the Original Closing Date pursuant to the applicable Contribution Agreements.

“Contributed Franchise Agreements” means all Franchise Agreements and related guaranty agreements existing as of the Original Closing Date that are contributed to Franchise Holder on the Original Closing Date pursuant to the applicable Contribution Agreements.

“Contributed Franchise Business” means the business of franchising the Franchised Restaurants and the provision of ancillary goods and services in connection therewith. For the avoidance of doubt, the Contributed Franchise Business does not include the Non-Contributed Property.

“Contribution Agreements” means, collectively (in each case as amended, supplemented or otherwise modified from time to time):

(i)	First -Tier Contribution Agreement, dated as of the Original Closing Date, by and between TBC and the Issuer;

(ii)	Second-Tier Contribution Agreement, dated as of the Original Closing Date, by and between the Issuer and Franchisor Holdco;

(iii)	Third-Tier Contribution Agreement, dated as of the Original Closing Date, by and between Franchisor Holdco and Franchise Holder;

(iv)	First-Tier IP Contribution Agreement, dated as of the Original Closing Date, by and between TBC and the Issuer; and

(v)	Second-Tier IP Contribution Agreement, dated as of the Original Closing Date, by and between the Issuer and IP Holder.

“Contributor” means any Non-Securitization Entity that contributed assets to the Securitization Entities on or before the Original Closing Date.

“Control Party” means, at any time, the Servicer, who will direct the Trustee to act or will act on behalf of the Trustee in connection with Consent Requests.

“Controlled Group” means any group of trades or businesses (whether or not incorporated) under common control that is treated as a single employer for purposes of Section 302 or Title IV of ERISA.

“Controlling Class” means the most senior Class of Notes then Outstanding among all Series.

“Controlling Class Member” means, with respect to a Book-Entry Note of the Controlling Class, a Note Owner of such Book-Entry Note or a duly authorized representative of such Book-Entry Note and, with respect to a Definitive Note of the Controlling Class, a Noteholder of such Definitive Note (excluding, in each case, any Securitization Entity or Affiliate thereof).

“Controlling Class Representative” means, at any time during which one or more Series of Notes is Outstanding, the representative, if any, that has been elected pursuant to Section 11.1 of the Base Indenture by the Majority of Controlling Class Members; provided that, if no Controlling Class Representative has been elected or if the Controlling Class Representative does not respond to a Consent Request within the time period specified in Section 11.4 of the Base Indenture, the Control Party will be entitled (but not required) to exercise the rights of the Controlling Class Representative with respect to such Consent Request other than with respect to Servicer Termination Events.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property”.

“Corporate Trust Office” means the corporate trust office of the Trustee (a) for Note transfer purposes and presentment of the Notes for final payment thereon, Citibank, N.A., 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attention: Agency & Trust – Taco Bell Funding, LLC and (b) for all other purposes, 388 Greenwich Street, New York, New York 10013, Attention: Agency & Trust – Taco Bell Funding, LLC, email: esotericabs@citi.com, or such other address as the Trustee may designate from time to time by notice to the Holders, each Rating Agency and the Issuer or the principal corporate trust office of any successor Trustee.

“Debt Service” means, with respect to any Quarterly Payment Date, the sum of (A) the Senior Notes Quarterly Interest Amount plus (B) the Senior Subordinated Notes Quarterly Interest Amount plus (C) the aggregate Class A-1 Notes Quarterly Commitment Fees Amounts plus (D) with respect to each Class of Senior Notes and Senior Subordinated Notes Outstanding, the aggregate amount of Scheduled Principal Payments that would be due and payable on such Quarterly Payment Date, as ratably reduced by the aggregate amount of any payments of (i) prior to the 2021 Springing Amendments Implementation Date, Indemnification Amounts or Asset Disposition Proceeds, and (ii) on and after the 2021 Springing Amendments Implementation Date, Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds, in each case, after giving effect to any optional or mandatory prepayment of principal of any such Senior Notes or Senior Subordinated Notes or any repurchase and cancellation of such Senior Notes or Senior Subordinated Notes, but without giving effect to any reductions available due to satisfaction of any Series Non-Amortization Test on such Quarterly Payment Date. For purposes of calculating the DSCR as of the first Quarterly Payment Date occurring in November 2021, the Debt Service with respect to the Series 2021-1 Class A-2 Notes will be deemed to be the sum of (A) the product of (x) the sum of the amounts referred to in clauses (A) through (C) of the definition of “Debt Service” applicable to the Series 2021-1 Class A-2 Notes multiplied by (y) a fraction the numerator of which is 90 and the denominator of which is the actual number of days elapsed during the period commencing on and including the Series 2021-1 Closing Date and ending on but excluding the first Quarterly Payment Date occurring in November 2021, plus (B) the amount referred to in clause (D) of the definition of “Debt Service” applicable to the Series 2021-1 Class A-2 Notes assuming for purposes of this calculation only that a Scheduled Principal Payment is due and payable on the first Quarterly Payment Date occurring in November 2021.

“Debt Service Advance” has the meaning set forth in the Servicing Agreement.

“Deemed Permitted Recipient” means Bloomberg, Intex, the Permitted Recipient Initial Purchasers (other than a prospective initial purchaser of the Notes), the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative (to the extent it is not a holder of a beneficial interest in the Notes), and any Rating Agency that rates the Outstanding Notes.

“Deemed Retained Collections” has the meaning set forth in the definition of Retained Collections.

“Default” means any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Defeased Notes” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository Agreement” means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Issuer, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Development Agreements” means all development agreements for Branded Restaurants pursuant to which a Franchisee, developer or other Person, in each case that is unaffiliated with TBC, obtains the rights to develop (in order to operate as a Franchisee) one or more Branded Restaurants within a geographical area and all master license agreements pursuant to which a Franchisee also is authorized to grant subfranchisees.

“Development Fees” means any fees to be paid by a Franchisee under or in connection with any Development Agreement (except to the extent such fees are credited to the payment of related Franchise Agreement fees).

“Disqualified Person” means, on any date, any Person (and any Subsidiary of Affiliate thereof) designated by the Issuer as a “Disqualified Person” by written notice delivered to the Trustee on or prior to such date; provided that “Disqualified Person” shall exclude any Person that the Issuer has designated as no longer being a “Disqualified Person” by written notice delivered to the Trustee from time to time. The Trustee shall be entitled to rely conclusively on the most recent list of Disqualified Persons delivered to it by the Issuer and if no such list has been provided that there are no “Disqualified Persons”.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DSCR” means an amount calculated as of any Quarterly Calculation Date by dividing (i) the Net Cash Flow over the four (4) immediately preceding Quarterly Fiscal Periods most recently ended by (ii) the Debt Service due during the four (4) immediately preceding Quarterly Fiscal Periods most recently ended; provided that, for purposes of calculating the DSCR as of the first four (4) Quarterly Calculation Dates, the “Debt Service,” with respect to any Series of Notes issued on the Series 2025-1 Closing Date, due on the first Quarterly Payment Date following the Series 2025-1 Closing Date and in respect of any other period elapsed prior to the Series 2025-1 Closing Date shall be deemed to equal the Debt Service measured with respect to such Series of Notes for the first Interest Accrual Period including the Series 2025-1 Closing Date, adjusted to account for the irregular number of days in such period in accordance with the definition thereof; provided, further, that, for purposes of calculating the DSCR, for any period during which one or more Permitted Acquisitions occurs, such Permitted Acquisition (and all other Permitted Acquisitions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement, and all income statement items (whether positive or negative) attributable to the property or Person acquired in such Permitted Acquisition shall be included, together with such adjustments included in Holdco Adjusted EBITDA in accordance with the definition thereof.

“DTC” means the Depository Trust Company together with its successors and assigns.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

“Eligible Assets” means any asset used or useful to the Securitization Entities in the operation of Taco Bell Brand or their other assets, including, without limitation, (i) capital assets, capital expenditures, renovations and improvements, (ii) assets intended to generate revenue for the Securitization Entities or (iii) distributions to any Non-Securitization Entity that will be used to fund capital assets, capital expenditures, renovations or improvements or other assets intended to generate revenue for one or more Company-Owned Restaurants.

“Eligible Bank” means any financial institution with a long-term unsecured debt rating of not less than “A-” by S&P or an equivalent rating from another Rating Agency.

“Eligible Investments” means (a) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) whose short-term debt is rated at least “A-2” (or then equivalent grade) by S&P and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than ninety (90) days from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “A-2” (or the then equivalent grade) by S&P, with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and (d) investments, classified in accordance with GAAP as current assets of the relevant Person making such investment, in money market investment programs registered under the Investment Company Act, which have the highest rating obtainable from S&P, and the portfolios of which are invested primarily in investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition. Notwithstanding the foregoing, all Eligible Investments must either (A) be at all times available for withdrawal or liquidation at par (or for commercial paper issued at a discount, at the applicable purchase price) or (B) mature on or prior to the Business Day prior to the immediately succeeding Weekly Allocation Date.

“Eligible Letter of Credit” means, subject to satisfaction of the Rating Agency Condition, any irrevocable, transferable, unconditional standby letter of credit (a) issued by an Eligible Bank and for which the Trustee and the Control Party are each a beneficiary for the benefit of the Senior Noteholder or Senior Subordinated Noteholders, as applicable, (b) that allows the Trustee or the Control Party to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the applicable Senior Notes Interest Reserve Account or the applicable Senior Subordinated Notes Interest Reserve Account, as applicable, (c) that has an expiration date of not earlier than one (1) year after its issuance date and that permits drawing thereon prior to non-renewal, (d) that may be drawn upon at the principal offices of the Eligible Bank as the same shall be designated from time to time by notice to the Trustee and the Control Party pursuant to the terms of such letter of credit, (e) which is payable in U.S. Dollars in immediately available funds in an amount of not less than the available drawing amount specified therein and (e) that indicates by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the applicable Senior Notes Interest Reserve Account, the applicable Senior Subordinated Notes Interest Reserve Account, the applicable Senior Notes Interest Payment Account, the applicable Senior Subordinated Notes Interest Payment Account, the applicable Class A-1 Notes Commitment Fees Account or the applicable Series Distribution Account, as applicable.

“Eligible Third-Party Candidate” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“Employee Benefit Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA, established, maintained or contributed to by any Securitization Entity, or with respect to which any Securitization Entity has any liability.

“Environmental Law” means any and all applicable Requirements of Law, rules, orders, regulations, statutes, ordinances, binding guidelines, codes, decrees, agreements or other legally enforceable requirements (including common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health (as it relates to exposure to Materials of Environmental Concern), or employee health and safety (as it relates to exposure to Materials of Environmental Concern), as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equity Interests” means any (a) membership interest in any limited liability company, (b) general or limited partnership interest in any partnership, (c) common, preferred or other stock interest in any corporation, (d) share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) ownership or beneficial interest in any trust or (f) option, warrant or other right to convert any interest into or otherwise receive any of the foregoing.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor Person) from time to time at http://www.lma.eu.com.

“Euroclear” means Euroclear Banking, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a)            a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to Insolvency, winding up or composition or adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)            such Person commences a voluntary case or other proceeding under any applicable Insolvency, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

(c)            the board of directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of the Base Indenture.

“Excepted Securitization IP Assets” means (i) any right to use third-party Intellectual Property pursuant to a license to the extent such rights are not able to be pledged; and (ii) any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of an assignment or security interest, including intent-to-use applications filed with the USPTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or (d); provided that at such time as the grant and/or enforcement of the assignment or security interest would not cause such application to be invalidated, canceled, voided or abandoned, such Trademark application will not be considered an “Excepted Securitization IP Asset”.

“Excess Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date, an amount equal to the amount by which (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid exceed (b) the Capped Class A-1 Notes Administrative Expenses Amount for such Weekly Allocation Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” consist of (i) Marketing Fees including, without limitation, any such Marketing Fees transferred to the NAFA Account relating to the Taco Bell Brand; (ii) amounts in respect of sales taxes and other comparable taxes (if any) that are due and payable to a Governmental Authority or other unaffiliated third party; (iii) withholding and other statutory taxes (if any) included in Collections but required to be remitted to a Governmental Authority; (iv) amounts paid by Franchisees to the Manager in respect of fees or expenses payable to unaffiliated third parties for services provided to Franchisees, including, without limitation, rental payments, property taxes, insurance and common area maintenance expenses on subleased franchised restaurant locations which have been paid or are payable by the Manager to a third party landlord, bona fide third-party repairs and maintenance fees, advertising agency fees and production costs, surveys, third-party audits and software licensing and subscription fees; (v) fees and expenses paid by a third-party or Non-Securitization Entity in connection with registering, maintaining and enforcing the Securitization IP or the payment of third-party Intellectual Property licensing and subscription fees (vi) any proceeds from or collections in respect of Non-Contributed Property; (vii) amounts paid by Franchisees to the Manager relating to corporate services provided by the Manager, including, without limitation, repairs and maintenance, asset development services, gift card administration, employee training and maintenance and support of store-level and above store-level information technology systems, including, without limitation, point-of-sale, back of house, mobile order and/or mobile payment systems, and in-store kiosk ordering, in each case to the extent such services are not provided by the Manager pursuant to the Management Agreement; (viii) Gift Card Program amounts; (ix) account expenses and fees paid to the banks at which the Management Accounts are held; (x) tenant improvement allowances and similar amounts received from landlords (if any); (xi) Insurance/Condemnation Proceeds; (xii) amounts received as reimbursements for hotel, travel and training costs in connection with Franchisee training programs; (xiii) insurance proceeds payable by the Securitization Entities to third parties or by Franchisees to the Manager or the Securitization Entities; (xiv) any amounts that cannot be transferred to the Concentration Account due to applicable Requirements of Law, (xv) royalties from co-branded locations that are not payments in respect of the Taco Bell Brand or any Future Brand, (xvi) any amounts paid by Franchisees solely in conjunction with refranchising activities and agreements executed concurrently with such a transaction including initial fees and Development Fees and (xvii) any other amounts deposited into the Concentration Account or otherwise included in Collections that are not required to be deposited into the Collection Account pursuant to any Transaction Document. Excluded Amounts will not be transferred into the Collection Account and therefore will not be available to pay interest on and principal of the Notes. Excluded Amounts will not constitute Collateral for the Securitization Transaction regardless of whether such amounts are deposited into Management Accounts.

“Excluded IP” means (a) any commercially available software licensed to or on behalf of any Non-Securitization Entity, (b) any trademarks owned and used by a Non-Securitization Entity solely for its own corporate purposes and (c) all proprietary software owned by TBC and its subsidiaries.

“Existing Base Indenture” has the meaning specified in the recitals to this Base Indenture.

“Extension Period” means, with respect to any Series or any Class of any Series of Notes, the period from the Series Anticipated Repayment Date (or any previously extended Series Anticipated Repayment Date) with respect to such Series or Class to the Series Anticipated Repayment Date with respect to such Series or Class as extended in connection with the provisions of the applicable Series Supplement.

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“Filing Period” means the most recently ended YBI Quarterly Fiscal Period for which any Holdco Entity has filed an Annual Report or Quarterly Report on Form 10-K or Form 10-Q, as applicable, with respect to such YBI Quarterly Fiscal Period.

“Final Series Legal Final Maturity Date” means the Series Legal Final Maturity Date with respect to the last Series of Notes Outstanding.

“Financial Assets” has the meaning set forth in Section 5.8(b)(i) of the Base Indenture.

“Fiscal Quarter Percentage” means 10%.

“Franchise Agreement” means a franchise or license agreement whereby a third-party that is unaffiliated with TBC is duly authorized by a Holdco Entity, and agrees, to operate a Branded Restaurant, including a multi-unit license agreement pursuant to which such third-party is authorized to operate multiple Branded Restaurants.

“Franchise Assets” means collectively, (x) with respect to Taco Bell Franchisor, (i) all New Franchise Agreements for Branded Restaurants in the Securitization Jurisdiction and all Franchisee Payment Amounts thereon; (ii) all rights to enter into New Franchise Agreements for Branded Restaurants in the Securitization Jurisdiction; (iii) the Franchisee Notes, if any, with respect thereto; (iv) the Company-Owned Restaurant Master Franchise Agreements; and (v) any and all other property of every nature, now or hereafter transferred, mortgaged, pledged or assigned as security for payment or performance of any obligation of the Franchisees or other Persons, as applicable, to Taco Bell Franchisor under its Franchise Agreements and all guarantees of such obligations and the rights evidenced by or reflected in such Franchise Agreements, including, without limitation, with respect to any Future Brand developed or acquired after the Original Closing Date and contributed to a Securitization Entity, and (y) with respect to Franchise Holder, (i) all Contributed Franchise Agreements and all Franchisee Payment Amounts thereon; (ii) the Franchisee Notes, if any, with respect thereto; and (iii) any and all other property of every nature, now or hereafter transferred, mortgaged, pledged or assigned as security for payment or performance of any obligation of the Franchisees or other Persons, as applicable, to Franchise Holder under its Franchise Agreements and all guarantees of such obligations and the rights evidenced by or reflected in such Franchise Agreements, together, in each case, with all payments, proceeds and accrued and future rights to payment thereon.

“Franchise Capital Account” means one or more accounts into which the Manager may cause unrestricted funds of or contributed to Taco Bell Franchisor or to any Future Securitization Entity that from time to time acts as the “franchisor” or licensor with respect to Franchise Agreements or Development Agreements to be credited in support of any franchisor liquidity or net worth requirement of any Governmental Authority applicable to Taco Bell Franchisor or such Future Securitization Entity, including in respect of eligibility for any exemptions applicable to franchisors or licensors of franchises.

“Franchise Documents” means, collectively, all Franchise Agreements and Company-Owned Restaurant Master Franchise Agreements (including master franchise agreements and related service or license agreements), Development Agreements and agreements related thereto, together with any modifications, amendments, extensions or replacements of the foregoing.

“Franchise Holder” means Taco Bell Franchise Holder 1, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Franchisor Holdco.

“Franchised Restaurants” means the Branded Restaurants that are subject to a Contributed Franchise Agreement or a New Franchise Agreement.

“Franchisee” means any Person that is a franchisee or licensee under a Franchise Agreement.

“Franchisee Note” means each note issued after the Original Closing Date by a Franchisee and owing to Taco Bell Franchisor or Franchise Holder, as applicable.

“Franchisee Payment Amounts” means any amounts payable by or on behalf of a Franchisee or a prospective Franchisee under a Franchise Agreement to a Securitization Entity, including without limitation, all Franchisee Royalty Payments and payments in respect of Franchisee Notes, other than Excluded Amounts.

“Franchisee Royalty Payments” means any amounts payable by or on behalf of a Franchisee or a prospective Franchisee under a Franchise Agreement to a Securitization Entity, including without limitation, all royalties payable to any Securitization Entity by or on behalf of Franchisees under the Franchise Documents.

“Franchisor Holdco” means Taco Bell Franchisor Holdings, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Issuer.

“Franchisor IP License Agreement” means the Franchisor IP License Agreement, dated as of the Original Closing Date, by and among IP Holder, as licensor, Franchise Holder, Franchisor Holdco and Taco Bell Franchisor, in each case as licensee, as amended, supplemented or otherwise modified from time to time.

“Future Brand” means (i) any franchise brand that Taco Bell or any of its affiliates acquires or develops after the Series 2025-1 Closing Date and elects to contribute to one or more Securitization Entities in a manner consistent with the terms of the Transaction Documents and (ii) any National Mexican Quick Service Restaurant Brand of a Non-Securitization Entity that the Manager is required to cause to be contributed to a Securitization Entity pursuant to the terms of the Management Agreement.

“Future Securitization Entity” means any additional subsidiary of the Issuer which may be created or acquired after the Series 2025-1 Closing Date, at the election of the Manager, in respect of (i) any non-U.S. operations or assets, (ii) New Franchise Agreements and (iii) acquisitions of additional franchise brand subsidiaries (which may include non-U.S. subsidiaries) in connection with Future Brands; provided that the Manager will be required to cause the applicable Non-Securitization Entities to contribute to one or more Securitization Entities any National Mexican Quick Service Restaurant Brand that, in the good faith determination of the Manager in accordance with the Managing Standard, is intended to compete with and will have a Material Adverse Effect on the Taco Bell Brand or any Future Brand.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, then the Manager may, in good faith, modify the definition hereof in accordance with the Managing Standard, with the consent of the Control Party to give effect to such change (such consent not to be unreasonably withheld, conditioned or delayed). The Control Party shall respond promptly to any such request for consent and shall be deemed to have consented if no response is received within ten (10) Business Days of its receipt of request for consent.

“Gift Card Program” means the gift card program administered by GCTB, LLC, a wholly-owned subsidiary of TBC, for the sale of gift cards that are redeemable as a payment method at Branded Restaurants.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Gross Sales” means, with respect to any Branded Restaurant, the total of all cash or other payments received for the sale of food, beverages and other tangible property of every kind sold at, in, upon, or from such Branded Restaurant, and all amounts which shall be received as compensation for any services rendered therefrom; provided that Gross Sales shall exclude (i) any sales taxes or other taxes, in each case collected from customers for transmittal to the appropriate taxing authority, or (ii) cash or other payments that are not subject to royalties in accordance with the related Franchise Agreement or other applicable agreement (such as employee meals, overrings and refunds to customers).

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be (i) with respect to a Guarantee pursuant to clause (a) above, an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or (ii) with respect to a Guarantee pursuant to clause (b) above, the fair market value of the assets subject to (or that could be subject to) the related Lien.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of the Original Closing Date, by and among the Guarantors in favor of the Trustee, as amended, supplemented or otherwise modified from time to time.

“Guarantors” means each Issuer Subsidiary and any other guarantors from time to time party to the Guarantee and Collateral Agreement.

“Hedge Counterparty” means an institution that enters into a Swap Contract with one or more Securitization Entities to provide certain financial protections with respect to changes in interest rates applicable to a Class, Subclass, Tranche or Series of Notes if and as specified in the applicable Series Supplement.

“Hedge Payment Account” means an account (bearing account number 11599400) (including any investment accounts related thereto) in the name of the Trustee, for the benefit of the Secured Parties, into which amounts payable to a Hedge Counterparty are deposited, bearing a designation clearly indicating that the funds deposited therein are held by the Trustee for the benefit of the Secured Parties.

“Hedge Payment Shortfall” has the meaning set forth in Section 5.12(t)(ii) of the Base Indenture.

“Holdco Adjusted EBITDA” means net income of YBI before net interest expense, income taxes, net income (loss) – noncontrolling interests, special items income (expense)-operating profit, depreciation, amortization and impairment charges. Terms used in the preceding sentence have the meanings set forth in the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q of YBI, as applicable.

“Holdco Entities” means, collectively, YBI (or any successor owning TBC) (or, if no “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Equity Interests of TBC, TBC) and each subsidiary of any such Person including the Securitization Entities.

“Holdco Leverage Ratio” means, as of any date of determination, means the ratio of (a) (i) Indebtedness of the Holdco Entities (provided that, with respect to each Series of Class A-1 Notes Outstanding, the aggregate principal amount of such Series of Class A-1 Notes shall be deemed to be equal to the Class A-1 Notes Maximum Principal Amount for such Series), as of the end of the most recent Filing Period less (ii) the sum of (w) the cash and cash equivalents of the Securitization Entities credited to the Interest Reserve Accounts, the Cash Trap Reserve Account and the Principal Payment Account(s) as of the most recently ended Quarterly Fiscal Period, (x) the cash and cash equivalents of the Securitization Entities maintained in the Management Accounts that, pursuant to a Weekly Manager’s Certificate delivered on or prior to such date, will be paid to the Manager or constitute the Residual Amount on the next succeeding Weekly Allocation Date, (y) the available amount of each Interest Reserve Letter of Credit as of the end of the most recently ended Quarterly Fiscal Period and (z) the unrestricted cash and cash equivalents of the Non-Securitization Entities as of the end of the most recently ended Filing Period to (b) Holdco Adjusted EBITDA for the four most recent YBI Quarterly Fiscal Periods ended as of the Filing Period. To the extent that YBI does not file an Annual Report or Quarterly Report on Form 10-K or Form 10-Q for any YBI Quarterly Fiscal Period (whether required to make any such filing by applicable SEC rules or otherwise), Indebtedness, Holdco Adjusted EBITDA and unrestricted cash and cash equivalents of the Non-Securitization Entities for purposes of determining the Holdco Leverage Ratio shall be determined as of the most recently completed YBI Quarterly Fiscal Period ended at least forty-five (45) days prior to the date of determination (or, with respect to any such date occurring in the first YBI Quarterly Fiscal Period of any fiscal year, ninety (90) days prior to such date).

In the event that the Holdco Entities incur, repay, repurchase or redeem any Indebtedness subsequent to the commencement of the period for which the Holdco Leverage Ratio is being calculated but prior to the event for which the calculation of the Holdco Leverage Ratio is made, then the Holdco Leverage Ratio shall, at the discretion of the Manager and in accordance with the Managing Standard, be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, as if the same had occurred as of the end of the most recent Filing Period (including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom); provided that the Manager may elect pursuant to an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee shall have no obligation of any nature whatsoever) to treat all or any portion of the commitment under any Indebtedness as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

For purposes of making the computation of the Holdco Leverage Ratio (including, without limitation, the calculation of Holdco Adjusted EBITDA used therein), investments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that any of the Holdco Entities has either determined to make or made during the preceding four YBI Quarterly Fiscal Periods or subsequent to such preceding four YBI Quarterly Fiscal Periods and on or prior to or simultaneously with the event for which the calculation of the Holdco Leverage Ratio is made (each, for purposes of this definition, a “pro forma event”) shall, at the discretion of the Manager, be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations, discontinued operations, operational changes, business realignment projects or initiatives, restructurings and reorganizations (and the change in Holdco Adjusted EBITDA resulting therefrom) had occurred on the first day of such preceding four YBI Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became a Holdco Entity since the beginning of such preceding four YBI Quarterly Fiscal Periods shall have made any investment, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Holdco Leverage Ratio shall, at the discretion of the Manager, be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable preceding four YBI Quarterly Fiscal Periods.

For purposes of the definition of Holdco Leverage Ratio, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Manager.

“Hot Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Hot Back-Up Management Trigger Event” has the meaning set forth in the Back-Up Management Agreement.

“Improvements” means, with respect to any Intellectual Property, proprietary rights in any additions, modifications, developments, variations, refinements, enhancements or improvements that are derivative works as defined and recognized by applicable Requirements of Law.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money in any form, including net obligations in respect of derivatives, (b) all notes payable, (c) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than one year from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument (other than any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person under GAAP), (d) all indebtedness secured by any Lien on any property or asset owned by such Person regardless of whether the indebtedness secured thereby has been assumed by such Person or is nonrecourse to the credit of such Person and (e) all Guarantees of such Person in respect of any of the foregoing. Notwithstanding the foregoing, “Indebtedness” will not include (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) intercompany indebtedness among Non-Securitization Entities, (iii) any liability for federal, state, local or other taxes owed or owing to any governmental entity, (iv) amounts payable under third-party license agreements and third-party supply agreements or similar trade debt incurred in the ordinary course of business and in a manner consistent with the Managing Standard, or (v) any obligations with respect to any lease of any property (including Capitalized Lease Obligations), whether real, personal or mixed. For the avoidance of doubt, guarantees with respect to obligations under any lease of property (including Capitalized Lease Obligations) and product volumes will not constitute “Indebtedness”

“Indemnification Amount” means (i) with respect to any Franchise Asset, an amount equal to the Allocated Note Amount for such asset and (ii) with respect to any Securitization IP, any amount required to reimburse the applicable Securitization Entity for the expenses related to defending or enforcing its rights in such Securitization IP.

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1(a) of the Base Indenture.

“Indenture Documents” means, collectively, with respect to any Series of Notes, the Base Indenture, the related Series Supplement, the Notes of such Series, the Guarantee and Collateral Agreement, the related Account Control Agreements, any related Class A-1 Note Purchase Agreement and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Indenture Trust Accounts” means, collectively, the Collection Account, the Cash Trap Reserve Account, the Class A-1 Notes Commitment Fees Account, the Interest Payment Account(s), the Interest Reserve Accounts (certain of which shall also serve as the Franchise Capital Accounts), the Principal Payment Account(s), the Securitization Operating Expense Account, the Post-ARD Contingent Additional Interest Account(s), the Hedge Payment Account, the Series Distribution Accounts and such other accounts as the Trustee may establish from time to time pursuant to its authority to establish additional accounts pursuant to the Indenture.

“Independent” means, as to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person and (ii) is not connected with such Person or an Affiliate of such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Auditors” means the firm of Independent accountants appointed pursuant to the Management Agreement or any successor Independent accountant.

“Independent Manager” means, with respect to any limited liability company or corporation, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Global Securitization Services, LLC, Lord SPV, or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Trustee, in each case that is not an Affiliate of such Person and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(i)	a member, partner, equity holder, manager, director, officer or employee of such Person, the member or shareholder thereof, or any of their respective equity holders or Affiliates (other than as an independent manager or special member of such Person or an Affiliate of such Person that is not in the direct chain of ownership of such Person (except for a Securitization Entity) and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such independent manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of its business);

(ii)	a creditor, supplier or service provider (including a provider of professional services) to such Person, or any of its equity holders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or managers and other corporate services to such Person or any of its equity holders or Affiliates in the ordinary course of its business);

(iii)	a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)	a Person that controls (whether directly, indirectly or otherwise) any Person described in clause (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies clause (i) by reason of being the independent director or manager of a “special purpose entity” which is an Affiliate of any Person shall be qualified to serve as an Independent Manager of such Person; provided that the fees that such individual earns from serving as independent director or manager of any Affiliate of such Person in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.

“Ineligible Account” has the meaning set forth in Section 5.18 of the Base Indenture.

“Initial CCR Election” means the CCR election conducted in connection with the Original Closing Date.

“Initial Controlling Class Member List” means the list of contact information to be provided to the Trustee on the Original Closing Date by the initial purchasers of the Series of Notes issued on such date.

“Initial Fiscal Year” means the period commencing on the first day of the Weekly Collection Period that includes the Original Closing Date and ending on (and including) December 27, 2016.

“Initial Principal Amount” means, with respect to any Tranche, Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Tranche, Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Insolvency” means any liquidation, insolvency, Event of Bankruptcy, rehabilitation, composition, reorganization or conservation; and when used as an adjective, “Insolvent”.

“Insolvency Law” means any applicable federal, state or foreign law relating to liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization, conservation or other similar law now or hereafter in effect.

“Insurance/Condemnation Proceeds” means an amount equal to any cash payments or proceeds received by the Securitization Entities (a) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Securitization Entities under any policy of insurance (other than liability insurance) in respect of a covered loss thereunder, (b) as a result of any non-temporary condemnation, taking, seizing or similar event with respect to any properties or assets of the Securitization Entities by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking or (c) proceeds from any officers’ and directors’ liability insurance policies.

“Intellectual Property” or “IP” means all rights in intellectual property of any type throughout the world, including (i) all United States, state and non-U.S. trademarks, service marks, trade names, trade dress, designs, logos, slogans and other indicia of source or origin, whether registered or unregistered, registrations and pending applications to register the foregoing, internet domain names, and all goodwill of any business connected with the use thereof or symbolized thereby (“Trademarks”); (ii) all patents (including, during the term of a patent, the inventions claimed thereunder) and industrial designs (including any continuations, extensions, divisionals, continuations in part, provisionals, reissues, and re-examinations thereof) (“Patents”); (iii) all copyrights (whether registered or unregistered) in unpublished and published works (“Copyrights”); (iv) all trade secrets and other confidential or proprietary information, including with respect to unpatented inventions, operating procedures, know how, procedures and formulas for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, customer service methods, financial control methods and training techniques (“Trade Secrets”); (v) all rights in computer programs, including in both source code and object code therefor, together with related documentation and explanatory materials and databases, including any Copyrights, Patents and Trade Secrets therein (“Software”); (vi) all social media account names or identifiers (e.g., Twitter® handle or Facebook® account name); (vii) all Improvements of or to any of the foregoing; and (viii) all registrations, applications for registration or issuances, recordings, renewals and extensions relating to any of the foregoing.

“Interest Accrual Period” means a period commencing on and including the twenty-fifth (25th) day of the calendar month in which the immediately preceding Quarterly Payment Date occurred and ending on but excluding the twenty-fifth (25th) day of the calendar month that includes the then-current Quarterly Payment Date, in each case without giving effect to any Business Day Adjustment; provided that the initial Interest Accrual Period for any Series will commence on and include the Series Closing Date and end on the date specified in the applicable Series Supplement; provided, further, that, for any Series, the Interest Accrual Period immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date; provided, further, that, solely with respect to any Class A-1 Notes of any Series of Notes, the Interest Accrual Period shall be the applicable Interest Accrual Period specified in the applicable Series Supplement and Class A-1 Note Purchase Agreement.

“Interest-Only DSCR” means the DSCR calculated as of any Quarterly Calculation Date without giving effect to clause (D) of the definition of “Debt Service”.

“Interest Payment Account” means each of the Senior Notes Interest Payment Account, the Senior Subordinated Notes Interest Payment Account and the Subordinated Notes Interest Payment Account.

“Interest Reserve Account” means each of the Senior Notes Interest Reserve Accounts and the Senior Subordinated Notes Interest Reserve Accounts.

“Interest Reserve Letter of Credit” means (i) any letter of credit issued under any Class A-1 Note Purchase Agreement or (ii) on and after the 2021 Springing Amendments Implementation Date, an Eligible Letter of Credit issued by an Eligible Bank.

“Interest Reserve Release Event” means, as of any Quarterly Calculation Date and with respect to the Senior Notes or Senior Subordinated Notes Outstanding, as applicable, the determination by the Manager, in accordance with the Managing Standard, that as of the immediately following Quarterly Payment Date (A) the aggregate amounts on deposit in the Senior Notes Interest Reserve Accounts or the Senior Subordinated Notes Interest Reserve Accounts, as applicable will be greater than (B) the excess of (i) the Senior Notes Interest Reserve Amount or the Senior Subordinated Notes Interest Reserve Amount, as applicable over (ii) the amount available under any Interest Reserve Letter of Credit relating to the Senior Notes or the Senior Subordinated Notes, as applicable.

“Interim Successor Manager” has the meaning set forth in the Back-Up Management Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Income” means the investment income earned on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

“Investments” means, with respect to any Person(s), all investments by such Person(s) in other Persons in the form of loans (including guarantees), advances or capital contributions (excluding (x) accounts receivable, (y) trade credit and advances to customers and (z) commission, travel, moving and other similar advances to officers, directors, employees and consultants of such Person(s) (including Affiliates) made in the ordinary course of business in an aggregate amount not to exceed $2,000,000 at any time outstanding), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Investor Request Certification” means a certification substantially in the form of Exhibit E to the Base Indenture.

“IP Holder” means Taco Bell IP Holder, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Issuer.

“IP License Agreements” means the Franchisor IP License Agreement and the Taco Bell IP License Agreement.

“IRS” means the Internal Revenue Service.

“Issuer Subsidiaries” means, collectively, each of the direct and indirect Subsidiaries of the Issuer, now existing or hereafter created.

“L/C Downgrade Event” has the meaning specified in Section 5.17(d) of the Base Indenture.

“L/C Provider” means, with respect to any Series of Class A-1 Notes, the party identified as the “L/C Provider” or the “L/C Issuing Bank”, as the context requires, in the applicable Class A-1 Note Purchase Agreement.

“Legacy Account” means, on or after the date that any Class or Series of Notes issued pursuant to the Base Indenture is no longer Outstanding, any account maintained by the Trustee to which funds have been allocated in accordance with the Priority of Payments for the payment of interest, fees or other amounts in respect of such Class or Series of Notes.

“Letter of Credit Reimbursement Agreement” means any reimbursement agreement, by and between a Non-Securitization Entity and the Issuer permitting Letters of Credit to be issued pursuant to a Class A-1 Note Purchase Agreement that are for the sole benefit of one or more Non-Securitization Entities.

“Licensee-Developed IP” means all U.S. Intellectual Property (other than the Excluded IP and Non-Contributed Property) created, developed, authored, acquired or owned by or on behalf of any licensee under any IP License Agreement related to (i) the Taco Bell Brand, (ii) products or services sold or distributed under the Taco Bell Brand, (iii) the Branded Restaurants, (iv) the Taco Bell System or (v) the Contributed Franchise Business, including, without limitation, all Improvements to any Securitization IP.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Liquidation Fee” has the meaning set forth in the Servicing Agreement.

“Lock-Box Accounts” means the accounts and the related lock-boxes established at Wells Fargo Bank, N.A. and U.S. Bank National Association for purposes of collecting Franchisee Payment Amounts and amounts from Franchisees that constitute Excluded Amounts.

“Majority of Controlling Class Members” means, (x) except as set forth in clause (y), with respect to the Controlling Class Members (or, if specified, any subset thereof) and as of any day of determination, Controlling Class Members that hold in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount when the Controlling Class is the Senior Notes and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein as of such day of determination (excluding any Notes or beneficial interests in Notes held by any Securitization Entity or any Affiliate of any Securitization Entity) and (y) with respect to the election of a Controlling Class Representative, Controlling Class Members that hold in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein, in each case, that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date).

“Majority of Noteholders” means Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Notes other than the Class A-1 Notes (excluding any Notes or beneficial interests in Notes held by any Securitization Entity or any Affiliate of any Securitization Entity).

“Majority of Senior Noteholders” means Senior Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Senior Notes other than Class A-1 Notes (excluding any Senior Notes or beneficial interests in Senior Notes held by any Securitization Entity or any Affiliate of any Securitization Entity).

“Managed Assets” means the assets that the Manager has agreed to manage and service pursuant to the Management Agreement in accordance with the Managing Standard and the procedures described therein.

“Managed Documents” means any contract, agreement, arrangement or undertaking relating to any of the Managed Assets, including, without limitation, the Contribution Agreements, the Franchise Documents and the IP License Agreements.

“Management Accounts” means, collectively, the Concentration Account, the Lock-Box Accounts, the Asset Disposition Proceeds Account, any account of the Issuer utilized for the receipt of Residual Amounts and such other accounts as may be established by the Manager from time to time pursuant to the Management Agreement that the Manager designates as a “Management Account” for purposes of the Management Agreement, so long as each such other account is either established with the Trustee or subject to an Account Control Agreement.

“Management Agreement” means the Management Agreement, dated as of the Original Closing Date, by and among the Manager, the Securitization Entities and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Manager” means TBC, as manager under the Management Agreement, and any successor thereto.

“Manager Advance” has the meaning set forth in the Management Agreement.

“Manager-Developed IP” means all U.S. Intellectual Property (other than Excluded IP) created, developed, authored, acquired or owned by or on behalf of the Manager related to (i) the Taco Bell Brand, (ii) products or services sold or distributed under the Taco Bell Brand, (iii) the Branded Restaurants, (iv) the Taco Bell System or (v) the Contributed Franchise Business, including, without limitation, all Improvements to any Securitization IP.

“Manager Termination Event” means the occurrence of an event specified in Section 6.1(a) of the Management Agreement.

“Managing Standard” has the meaning set forth in the Management Agreement.

“Marketing Fees” means fees paid to the NAFA Account by Restaurant Operators (other than licensees) in the Securitization Jurisdiction, based on a percentage of sales in accordance with the Company-Owned Restaurant Master Franchise Agreement or Franchise Agreement, as applicable.

“Material Adverse Effect” means:

(a)            with respect to the Manager, a material adverse effect on (i) its results of operations, business, properties or financial condition, taken as a whole, (ii) its ability to conduct its business or to perform in any material respect its obligations under the Management Agreement or any other Transaction Document, (iii) the Collateral, taken as a whole, or (iv) the ability of the Securitization Entities to perform in any material respect their obligations under the Transaction Documents;

(b)            with respect to the Collateral, a material adverse effect with respect to (i) the Taco Bell Brand in any jurisdiction that is material to the business of the Securitization Entities or with respect to the Securitization IP, taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, or the security interest in the rights thereto granted by the Securitization Entities under the terms of the Transaction Documents or (ii) the Franchise Assets, taken as a whole, or the Collateral, taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Securitization Entities (as applicable) or the Lien of the Indenture or the Guarantee and Collateral Agreement on such Collateral;

(c)            with respect to any Securitization Entity, a materially adverse effect on the results of operations, business, properties or financial condition of such Securitization Entity, taken as a whole, or the ability of such Securitization Entity to conduct its business or to perform in any material respect its obligations under any of the Transaction Documents; or

(d)            with respect to any Person or matter, a material impairment to the rights of or benefits available to, taken as a whole, the Securitization Entities, the Trustee or the Noteholders under any Transaction Document or the enforceability of any material provision of any Transaction Document;

provided that where “Material Adverse Effect” is used in any Transaction Document without specific reference, such term will have the meaning specified in clauses (a) through (d), as the context may require.

“Material U.S. Intellectual Property” means all U.S. Intellectual Property created, developed, authored, acquired or owned by or on behalf of TBC that is material to (i) the Taco Bell Brand, (ii) products or services sold or distributed under the Taco Bell Brand, (iii) the Branded Restaurants, (iv) the operation of the Taco Bell System or (v) the operation of the Contributed Franchise Business, including, without limitation, all Improvements to such U.S. Intellectual Property, and in each case, the absence of ownership of such U.S. Intellectual Property by the Securitization Entities would materially and adversely affect the timely payment of interest on and principal of the Notes.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA as to which the Issuer or any entity in the same Controlled Group as the Issuer contributes, has or may have an obligation to contribute or has within any of the preceding five (5) years made or accrued an obligation to make contributions.

“NAFA Account” means the account established and maintained by the Manager in the name of the Manager and designated as the “National Advertising Fund Administration Account” relating to the Taco Bell Brand.

“National Mexican Quick Service Restaurant Brand” means a franchise brand for a national chain of quick service restaurants, which brand satisfies each of the following conditions: (i) derives at least 85% of its revenue from the sale of Mexican-style ready-to-eat food products, (ii) offers drive-thru food service from at least 85% of its restaurants, (iii) does not offer waiters or wait staff to take customer orders or provide customer table service, and (iv) has at least 85% of its restaurants located in the United States. The term “quick service restaurant” specifically excludes “casual dining” or “fast casual” restaurants.

“Net Cash Flow” means, with respect to any Quarterly Payment Date and the immediately preceding Quarterly Fiscal Period, the amount (not less than zero) equal to:

(a)            the Retained Collections with respect to such Quarterly Fiscal Period; minus

(b)            the amount (without duplication) equal to the sum of (i) the Securitization Operating Expenses paid on each Weekly Allocation Date with respect to such Quarterly Fiscal Period pursuant to priority (v) of the Priority of Payments; (ii) the Weekly Management Fees and Supplemental Management Fees paid on each Weekly Allocation Date to the Manager with respect to such Quarterly Fiscal Period; (iii) the Servicing Fees, Liquidation Fees and Workout Fees paid to the Servicer on each Weekly Allocation Date with respect to such Quarterly Fiscal Period; and (iv) the amount of Class A-1 Notes Administrative Expenses paid on each Weekly Allocation Date with respect to such Quarterly Fiscal Period; minus

(c)            the amount, if any, by which equity contributions included in such Retained Collections exceeds the relevant amount of Retained Collections Contributions permitted to be included in Net Cash Flow pursuant to Section 5.16 of the Base Indenture;

provided that funds released from the Cash Trap Reserve Account, the Senior Notes Interest Reserve Accounts and the Senior Subordinated Notes Interest Reserve Accounts will not constitute Retained Collections for purposes of this definition; provided, further, that with respect to the Quarterly Payment Date occurring in August 2016 and the Quarterly Fiscal Period ending June 7, 2016, “Net Cash Flow” shall be deemed to be the Total Securitization Revenues minus Total Securitization Expenses for such Quarterly Fiscal Period.

“New Assets” means a New Franchise Agreement, a New Development Agreement or any other Managed Asset contributed to, or otherwise entered into or acquired by, the Securitization Entities after the Original Closing Date.

“New Development Agreements” means all Development Agreements and related guaranty agreements entered into by Taco Bell Franchisor after the Original Closing Date.

“New Franchise Agreements” means all Franchise Agreements and related guaranty agreements entered into by Taco Bell Franchisor after the Original Closing Date, in its capacity as franchisor for Branded Restaurants (including all renewals thereof and of Contributed Franchise Agreements).

“New Franchised Restaurants” means the Branded Restaurants that are owned and operated by Franchisees pursuant to Franchise Agreements entered into by Taco Bell Franchisor after the Original Closing Date.

“New York UCC” means the UCC in effect in the State of New York.

“Non-Contributed Property” means all property of TBC and the other Non-Securitization Entities that is not contributed to the Securitization Entities, including, without limitation:

(a)            all real property and real estate leases;

(b)            the ownership interest of TBC in its subsidiaries;

(c)           the Company-Owned Restaurants and all contracts and agreements relating thereto (provided that for avoidance of doubt, the Securitization Entities’ rights under the Company-Owned Restaurant Master Franchise Agreements will constitute Collateral);

(d)          any employment, consulting or independent contractor agreements with respect to employees, consultants or independent contractors of Non-Securitization Entities after the Original Closing Date;

(e)            any non-U.S. operations or assets;

(f)            all Intellectual Property other than Material U.S. Intellectual Property;

(g)            any vendor, supplier, distribution, sponsorship and other similar third-party agreements including the Pepsi License Agreement;

(h)            any Excluded Amounts and the Excluded IP;

(i)             the NAFA Account and the proceeds therein; and

(j)              any Equity Interests in or property of GCTB, LLC, including all rights associated with the Gift Card Program.

“Nonrecoverable Advance” means any portion of an Advance previously made and not previously reimbursed, or proposed to be made, which, together with any then-outstanding Advances, and the interest accrued or that would reasonably be expected to accrue thereon, in accordance with the Servicing Standard, as to the Servicer, and in the reasonable and good faith judgment of the Trustee, as to the Trustee, would not be ultimately recoverable from subsequent payments or collections from any funds on deposit in the Collection Account or funds reasonably expected to be deposited in the Collection Account following such date of determination, giving due consideration to allocations and disbursements of funds in such accounts and the limited assets of the Securitization Entities.

“Non-Securitization Affiliates” has the meaning specified in Section 8.24(a)(i) of the Base Indenture.

“Non-Securitization Entity” means any Holdco Entity that is not a Securitization Entity.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Owner Certificate” has the meaning specified in Section 11.5(b) of the Base Indenture.

“Note Purchase Agreement” means each note purchase agreement entered into by the Issuer in connection with the issuance of Notes hereunder, which in the case of any Class A-1 Notes shall be identified as a “Class A-1 Note Purchase Agreement” in the applicable Series Supplement.

“Note Rate” means, with respect to any Series, Class, Subclass or Tranche of Notes, the annual rate at which interest (other than contingent additional interest) accrues on the Notes of such Series, Class, Subclass or Tranche of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof, subject to such reasonable regulations as the Issuer may prescribe.

“Note Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

“Obligations” means (a) all principal, interest, premiums, make-whole payments, and Series Hedge Payment Amounts, if any, at any time and from time to time, owing by the Issuer on the Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement, (b) the payment and performance of all other obligations, covenants and liabilities of the Issuer or the Guarantors arising under the Indenture, the Notes, any other Indenture Document, the Back-Up Management Agreement or the Servicing Agreement or of the Guarantors under the Guarantee and Collateral Agreement and (c) the obligation of the Issuer to pay to the Trustee all fees and expenses payable to the Trustee under the Indenture and the other Transaction Documents to which it is a party and due and payable as provided in the Indenture.

“Offering Memorandum” means, with respect to any Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, the final offering memorandum, private placement memorandum or other offering document pursuant to which such Notes are offered for sale to prospective Noteholders.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the party delivering such certificate.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and the Control Party. The counsel may be an employee of, or counsel to, the Securitization Entities, the Manager or the Back-Up Manager, as the case may be.

“Optional Scheduled Principal Payment” means, with respect to any Series or any Class of any Series of Notes, any payment of principal made pursuant to the applicable Series Supplement, to the extent the related Series Non-Amortization Test is satisfied for any Quarterly Payment Date, solely at the election of the Issuer upon written notice to each of the Trustee and the Servicer at least three (3) Business Days’ prior to such Quarterly Payment Date (and as set forth in the related Weekly Manager’s Certificate), in an amount not to exceed the related Scheduled Principal Payment that would otherwise be due on such Quarterly Payment Date if the related Series Non-Amortization Test was not satisfied.

“Original Base Indenture” as defined in the recitals.

“Original Closing Date” means May 11, 2016.

“Other Products and Services” means any and all businesses, products or services in the Securitization Jurisdiction, other than (i) the Contributed Franchise Business and the business of franchising the Company-Owned Restaurants and the provision of ancillary goods and services in connection therewith and (ii) the operation, ownership or franchising of Branded Restaurants.

“Outstanding” means, with respect to the Notes, as of any time, all of the Notes of any one or more Series, as the case may be, theretofore authenticated and delivered under the Indenture except:

(i)             Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation, including any such Notes delivered to the Note Registrar by a Securitization Entity;

(ii)            Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee in trust for the Noteholders of such Notes pursuant to the Indenture; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore reasonably satisfactory to the Trustee has been made;

(iii)            Notes that have been defeased in accordance with the Indenture;

(iv)            Notes in exchange for, or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by a holder in due course or a Protected Purchaser; and

(v)            Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in the Indenture;

provided that (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Indenture, the following Notes shall be disregarded and deemed not to be Outstanding: (x) Notes owned by the Securitization Entities or any other obligor upon the Notes or any Affiliate of any of them and (y) Notes held in any accounts with respect to which the Manager or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x) or (y) above that a Trust Officer actually knows to be so owned shall be so disregarded; and (B) Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Securitization Entity or any other obligor or the Manager, an Affiliate thereof, or an account for which the Manager or an Affiliate of the Manager exercises discretionary voting authority.

“Outstanding Principal Amount” means, with respect to any one or more Series or Classes of Notes, as applicable at any time, the aggregate principal amount Outstanding of such Notes at such time, as calculated in accordance with the applicable Series Supplement.

“Patents” has the meaning set forth in the definition of “Intellectual Property”.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA.

“Pension Plan” means any “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which the Issuer or any company in the same Controlled Group as the Issuer has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4064 of ERISA.

“Pepsi License Agreement” means the agreement between TBC and the Pepsi-Cola Company under which TBC has agreed, subject to certain exceptions, to serve only soft drinks licensed by the Pepsi-Cola Company or the Pepsi/Lipton Tea Partnership through December 31, 2017.

“Permitted Acquisition” means any acquisition of assets by the Securitization Entities not prohibited under the Transaction Documents that occurs after the Original Closing Date.

“Permitted Asset Disposition” means each of the following:

(a)            the disposition of obsolete, surplus or worn out property, and the abandonment, cancellation or lapse of Securitization IP registrations or applications that, in the reasonable good faith judgment of the Manager, are no longer commercially reasonable to maintain;

(b)            any disposition of inventory in the ordinary course of business;

(c)            any disposition of equipment or real property to the extent that (x) such property is exchanged for credit against the purchase price or other payment obligations in respect of similar replacement property or other Eligible Assets (including, without limitation, credit against rental obligations under a real estate lease) or (y) the proceeds thereof are applied to the purchase price of such replacement property or other Eligible Assets in accordance with the Base Indenture;

(d)            ordinary course licenses of Securitization IP to the Non-Securitization Entities and to the Manager in connection with the performance of its Services under the Management Agreement;

(e)            ordinary course licenses or similar arrangements for the exploitation of Securitization IP entered into with one or more (i) new or pre-existing Securitization Entities in connection with Company-Owned Restaurants or Franchised Restaurants, (ii) Non-Securitization Entities in connection with company-owned restaurants and Other Products and Services or (iii) joint ventures in which any Securitization Entity or Non-Securitization Entity holds an interest; provided that, in the case of clauses (ii) and (iii), the applicable Securitization Entity will receive fair market value, whether in the form of royalties or other proceeds, in connection with such exploitation;

(f)             any licenses of Securitization IP under the IP License Agreements;

(g)            any dispositions of equipment leased to Franchisees;

(h)            dispositions of property of a Securitization Entity to any other Securitization Entity to the extent not otherwise prohibited under the Transaction Documents, including, but not limited to, any licenses of Securitization IP;

(i)             any dispositions of property relating to assets for which Indemnification Amounts were paid or are due and payable;

(j)             any other sale, license, lease, transfer or other disposition of property to which the Control Party has given the relevant Securitization Entity prior written consent;

(k)             any sale, lease, liquidation, license, transfer or other disposition (including franchising or refranchising) of any Post-Issuance Acquired Asset;

(l)            (i) any disposition of accounts receivable or Franchisee Notes, in the ordinary course of business, in connection with any collection or compromise thereof or (ii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business, in each case that would not reasonably be expected to result in a Material Adverse Effect; and

(m)            any other sale, lease, license, liquidation, transfer or other disposition of property not directly or indirectly constituting any asset dispositions permitted by clauses (a) through (l) above and so long as such disposition when effected on behalf of any Securitization Entity by the Manager does not constitute a breach by the Manager of the Management Agreement and does not exceed $5,000,000 per annum;

it being understood that any delivery to the Trustee of any Note, at any time and in any amount, by the Issuer, together with any cancellation thereof pursuant to Section 2.14 of the Base Indenture, shall be deemed to be a Permitted Asset Disposition.

“Permitted Liens” means (a) Liens for taxes, assessments or other governmental charges not delinquent or (ii) taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with, and to the extent required under, GAAP, (b) Liens created or permitted under the Transaction Documents in favor of the Trustee for the benefit of the Secured Parties, (c) Liens existing on the Original Closing Date, which shall be released on such date; provided that intellectual property recordations need not have been terminated of record on the Original Closing Date so long as such intellectual property recordations are terminated of record within sixty (60) days after the Original Closing Date, (d) encumbrances in the nature of (i) a ground lessor’s fee interest, (ii) zoning restrictions, (iii) easements, covenants, and rights of way whether or not shown by the public records, and overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (iv) title to any portion of any premises lying within the right of way or boundary of any public road or private road, (v) landlords’ and lessors’ Liens on rented premises, (vi) restrictions on transfers or assignment of leases or licenses of Intellectual Property, which, in each case (as described in clauses (d)(i) through (vi) above), do not detract from the value of the encumbered property or impair the use thereof in the business of any Securitization Entity, (vii) contractual transfer restrictions in existence on the Original Closing Date and thereafter any such contractual transfer restriction so long as the inclusion of such contractual transfer restriction in any contract entered into on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement, (viii) the interest of a lessee in property leased to a Franchisee or a prospective Franchisee and (ix) any licenses or sublicenses granted in the Securitization IP under any Franchise Document, any IP License Agreement or any license of Securitization IP permitted under the definition of “Permitted Asset Disposition”, (e) deposits or pledges made (i) in connection with casualty insurance maintained in accordance with the Transaction Documents, (ii) to secure the performance of bids, tenders, contracts or leases, (iii) to secure statutory obligations or surety or appeal bonds or (iv) to secure indemnity, performance or other similar bonds in the ordinary course of business of any Securitization Entity, (f) Liens of carriers, warehouses, mechanics and similar Liens, in each case securing obligations (i) that are not yet due and payable or not overdue for more than thirty (30) days from the date of creation thereof or (ii) being contested in good faith by any Securitization Entity in appropriate proceedings (so long as such Securitization Entity shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto), (g) restrictions under federal, state or foreign securities laws on the transfer of securities, (h) any liens arising under law or pursuant to documentation governing permitted accounts in connection with the Securitization Entities’ cash management system, (i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (j) Liens arising in connection with any Capitalized Lease Obligation, sale-leaseback transaction or Indebtedness, in each case that is permitted under the Indenture, (k) Liens on any asset of a Franchised Restaurant existing at the time such Franchised Restaurant is repurchased or leased from a Franchisee, (l) Liens not securing Indebtedness that attach to any Collateral in an aggregate outstanding amount not exceeding $7,500,000 at any time and (m) Liens on Collateral that has been pledged pursuant to any Class A-1 Note Purchase Agreement with respect to letters of credit issued thereunder.

“Permitted Recipients” means, holders of a beneficial interest in the Notes, third-party investor diligence or service providers, the Permitted Recipient Initial Purchasers, the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative and any Rating Agency.

“Permitted Recipient Initial Purchasers” means (i) any initial purchasers with respect to the most recently issued Series of Notes, and (ii) any prospective initial purchaser of a future issuance of Notes, to the extent notified by the Issuer to the Trustee in writing from time to time; provided that, following the Series 2025-1 Closing, the Issuer will have the right to remove any Permitted Recipient Initial Purchaser from this definition by delivering a written notice to the Trustee from time to time.

“Permitted Refinancing Indebtedness” means, with respect to YBI (or any successor owning TBC) and/or its consolidated subsidiaries (including the Securitization Entities), any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, repay, renew, replace, defease or refund (collectively, to “Refinance”) Indebtedness previously incurred by YBI and/or its consolidated subsidiaries (including the Securitization Entities); provided, that in each case, the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount (measured as of the date of incurrence) of the Indebtedness so Refinanced (as increased by any unpaid accrued interest and premium thereon (including by any prepayment or tenders premiums) and underwriting discounts, defeasance costs, fees, commissions, and expenses), plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder; provided, further, that draws of commitments under revolving Indebtedness (or any portion of such draw) constituting a Refinancing of Specified Non-Securitization Debt shall be tested in the manner set forth in the second paragraph of the definition of “Holdco Leverage Ratio.”

“Person” means any individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Plan” means (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) whether or not subject to Title I of ERISA, (ii) a “plan” (as defined in Section 4975 of the Code) whether or not subject to Section 4975 of the Code, or (iii) an entity whose underlying assets are deemed to include assets of a plan described in clause (i) or (ii).

“Post-ARD Contingent Additional Interest” means any Senior Notes Quarterly Post-ARD Contingent Additional Interest, Senior Subordinated Notes Quarterly Post-ARD Contingent Additional Interest and Subordinated Notes Quarterly Post-ARD Contingent Additional Interest.

“Post-Default Capped Trustee Expenses Amount” means an amount equal to the lesser of (a) all reasonable expenses payable by the Issuer to the Trustee pursuant to the Indenture after the occurrence and during the continuation of an Event of Default in connection with any obligations of the Trustee in connection with such Event of Default that are in excess of the Capped Securitization Operating Expenses Amount and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of such expenses previously paid on each Weekly Allocation Date that occurred in the annual period (measured from the Original Closing Date to the anniversary thereof and from each anniversary thereof to the next succeeding anniversary thereof) in which such Weekly Allocation Date occurs.

“Post-Issuance Acquired Asset” means any asset acquired or developed after the Series 2025-1 Closing Date other than (i) Securitization IP created, developed, authored or acquired by or on behalf of, or licensed to or on behalf of, a Securitization Entity after the Series 2025-1 Closing Date, (ii) any Franchise Assets, (iii) any Branded Restaurant acquired from a Franchisee or a Non-Securitization Entity and (iv) any asset with respect to which the Manager has made an election and provided notice thereof to the Trustee and the Control Party that such asset no longer be deemed to be a “Post-Issuance Acquired Asset”.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“Prepayment Consideration” means, with respect to any Series of Notes, the premium to be paid on certain prepayments of principal with respect to such Series of Notes, identified as a “Prepayment Consideration” pursuant to the applicable Series Supplement.

“Prime Rate” means the higher of (i) the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Manager and the Servicer as its reference rate, base rate or prime rate and (ii) 2.00% per annum.

“Principal Payment Account” means each of the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account and the Subordinated Notes Principal Payment Account.

“Principal Release Amount” means, with respect to any Series and any Quarterly Payment Date on which the related Series Non-Amortization Test is satisfied, the amounts in respect of Scheduled Principal Payments with respect to such Series that have been allocated to the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account or the Subordinated Notes Principal Payment Account, as applicable, pursuant to the Priority of Payments during the applicable Quarterly Fiscal Period, net of any Optional Scheduled Principal Payment with respect to such Series for such Quarterly Payment Date.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations set forth in Sections 5.11 and 5.12 of the Base Indenture, as supplemented by the allocation and payment obligations with respect to each Series of Notes described in the applicable Series Supplement. For the avoidance of doubt, references to priorities of the Priority of Payments shall refer to the priorities set forth in Section 5.11.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“pro forma event” has the meaning set forth in Section 14.17(a)(ii) of the Base Indenture.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $250,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “BBB+” by S&P.

“Quarterly Calculation Date” means, with respect to any Quarterly Payment Date, the date that is four (4) Business Days prior to such Quarterly Payment Date. Unless specified otherwise in the Indenture, any reference to a Quarterly Calculation Date relating to a Quarterly Payment Date means the Quarterly Calculation Date occurring in the same calendar month as such Quarterly Payment Date, without giving effect to any Business Day Adjustment, and any reference to a Quarterly Calculation Date relating to a Quarterly Fiscal Period means the Quarterly Fiscal Period most recently ended on or prior to such Quarterly Calculation Date.

“Quarterly Compliance Certificate” has the meaning set forth in Section 4.1(c) of the Base Indenture.

“Quarterly Fiscal Period” means each of the following quarterly fiscal periods of the Securitization Entities: (i) the first three quarterly fiscal periods of each fiscal year will consist of 12 weeks (three 4-week periods) and (ii) the fourth quarterly fiscal period of each fiscal year with 52 weeks consists of 16 weeks (four 4-week periods) and each fiscal year with 53 weeks consists of 17 weeks (three 4-week periods and one 5-week period). References to “weeks” in “Quarterly Fiscal Period” means TBC’s fiscal weeks, which begin on each Wednesday and end on each Tuesday. The last day of each fourth Quarterly Fiscal Period of the Securitization Entities in each fiscal year is the last Tuesday in December.

“Quarterly Noteholders’ Report” has the meaning set forth in Section 4.1(b) of the Base Indenture.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the twenty-fifth (25th) day of each of February, May, August and November in respect of each respective immediately preceding Quarterly Fiscal Period (or, if such day is not a Business Day, the next succeeding Business Day (a “Business Day Adjustment”)), commencing on August 25, 2016. Unless specified otherwise in the Indenture, any reference to a Quarterly Fiscal Period relating to a Quarterly Payment Date means the Quarterly Fiscal Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Accrual Period relating to a Quarterly Payment Date means the Interest Accrual Period most recently ended prior to such Quarterly Payment Date.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.1 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agency”, with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” means, with respect to any Outstanding Series of Notes and any event or action to be taken or proposed to be taken requiring satisfaction of the Rating Agency Condition in the Indenture or in any other Transaction Document, including the issuance of Additional Notes, a condition that is satisfied if the Manager has notified the Issuer, the Servicer and the Trustee in writing that the Manager has provided each Rating Agency and the Servicer with a written notification setting forth in reasonable detail such event or action (provided, that notice to S&P will be required for only so long as S&P rates any Series of Notes that will remain Outstanding after such event or action) and has actively solicited (by written request and by request via e-mail and telephone) a Rating Agency Confirmation from each Rating Agency (provided, that solicitation of a Rating Agency Confirmation from S&P will be required for only so long as S&P rates any Series of Notes that will remain Outstanding after such event or action), and each Rating Agency has either provided the Manager with a Rating Agency Confirmation with respect to such event or action or informed the Manager that it declines to review such event or action; provided that:

(i)             except in connection with the issuance of Additional Notes, as to which the conditions of clause (ii)(C) below will apply in all cases, the Rating Agency Condition in respect of any Rating Agency shall be required to be satisfied in connection with any such event or action only if the Manager determines in its sole discretion (and provides an Officer’s Certificate to the Trustee evidencing such determination) that the policies of such Rating Agency permit it to deliver such Rating Agency Confirmation; and

(ii)            the Rating Agency Condition shall not be required to be satisfied in respect of any Rating Agency if the Manager provides an Officer’s Certificate (along with copies of all written requests for such Rating Agency Confirmation and copies of all related e-mail correspondence) to the Issuer, the Servicer and the Trustee certifying that:

(A) the Manager has not received any response from such Rating Agency after the Manager has repeated such active solicitation (by request via telephone and by email) on or about the 10th Business Day and the 15th Business Day following the date of delivery of the initial solicitation; and

(B) the Manager has no reason to believe that such event or action would result in such Rating Agency withdrawing its credit ratings on such outstanding Series of Notes or assigning credit ratings on such outstanding Series of Notes below the lower of (1) the then-current credit ratings on such outstanding Series of Notes or (2) the initial credit ratings assigned to such outstanding Series of Notes by such Rating Agency; and

(C) solely in connection with any issuance of Additional Notes, either:

(1) at least one Rating Agency has provided a Rating Agency Confirmation;

(2) each Rating Agency has rated any Additional Notes that are Senior Notes no lower than the lower of (x) the then-current credit rating assigned by such Rating Agency or (y) the initial credit rating assigned by such Rating Agency (in each case, without negative implications) to each Outstanding Series of Notes on the same priority as such Additional Notes, or, if no Outstanding Series of Notes ranks on the same priority as such Additional Notes, the Control Party will have provided its written consent to the issuance of such Additional Notes; or

(3) none of the Additional Notes are Senior Notes.

“Rating Agency Confirmation” means, with respect to any Series of Notes then Outstanding, a written confirmation from a Rating Agency that a proposed event or action will not result in (i) a withdrawal of its credit ratings on such Series of Notes (or Class, Subclass or Tranche thereof) then Outstanding or (ii) the assignment of credit ratings on such Series of Notes (or Class, Subclass or Tranche thereof) then Outstanding below the lower of (A) the then-current credit ratings on such Series of Notes (or Class, Subclass or Tranche thereof) then Outstanding or (B) the initial credit ratings on such Series of Notes (or Class, Subclass or Tranche thereof) then Outstanding; provided, however, that solely in connection with an issuance of Additional Notes, a Rating Agency Confirmation of S&P will be required for each Series of Notes then rated by S&P at the time of such issuance of Additional Notes.

“Rating Agency Notification” means, with respect to any prospective action or occurrence, a written notification to each Rating Agency setting forth in reasonable detail such action or occurrence.

“Record Date” means, with respect to any Quarterly Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Quarterly Payment Date is scheduled to occur without giving effect to any Business Day Adjustment.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

“Reportable Event” means any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived).

“Representatives” has the meaning specified in Section 10.11(b) of the Base Indenture.

“Required Rating” means (i) a short-term certificate of deposit rating from S&P of at least “A-2” and (ii) a long-term unsecured debt rating of not less than “BBB-” by S&P.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and bylaws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including usury laws, the Federal Truth in Lending Act, state franchise laws and retail installment sales acts).

“Residual Amount” means, for any Weekly Allocation Date with respect to any Quarterly Fiscal Period, the amount, if any, by which the amount allocated to the Collection Account on such Weekly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Weekly Allocation Date pursuant to priorities (i) through (xxvi) of the Priority of Payments.

“Restaurant Operator” means each (i) Franchisee and (ii) Non-Securitization Entity that operates a Company-Owned Restaurant.

“Retained Collections” means, with respect to any specified period of time, the amount equal to (i) Collections received over such period minus (ii) without duplication, the Excluded Amounts over such period. Funds released from the Cash Trap Reserve Account will not constitute Retained Collections.

“Retained Collections Contribution” means, with respect to any Quarterly Fiscal Period, any cash contribution made to the Issuer at any time prior to the Final Series Legal Final Maturity Date to be included in Net Cash Flow in accordance with Section 5.16 of the Base Indenture.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series or any Class of any Series of Notes, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series or Class on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Fiscal Period, as of the Quarterly Calculation Date with respect to such Quarterly Fiscal Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payment Account after the last Weekly Allocation Date with respect to such Quarterly Fiscal Period is less than the Senior Notes Aggregate Scheduled Principal Payments for the next succeeding Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(d) of the Base Indenture.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means (i) the Trustee, (ii) the Noteholders, (iii) the Servicer, (iv) the Control Party, (v) the Manager, (vi) the Back-Up Manager, (vii) each Class A-1 Administrative Agent and (viii) each Hedge Counterparty, if any, together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 5.8(a) of the Base Indenture.

“Securitization Assets” means all assets owned by the Securitization Entities, including, but not limited to, the Collateral.

“Securitization Entities” means, collectively, the Issuer and the Guarantors.

“Securitization IP” means, collectively, the Closing Date Securitization IP and the After-Acquired Securitization IP, except that “Securitization IP” will not include, solely for purposes of the licenses granted under the IP License Agreements, any rights to use licensed third-party Intellectual Property to the extent that such rights are not sublicensable without the consent of or any payment to such third party, or any other action by the licensee thereof, unless such consent has been obtained or payment has been made.

“Securitization Jurisdiction” means the fifty (50) states of the United States and the District of Columbia.

“Securitization Operating Expense Account” has the meaning set forth in Section 5.6(a)(xi) of the Base Indenture.

“Securitization Operating Expenses” means all expenses incurred by the Securitization Entities and payable to third parties in connection with the maintenance and operation of the Securitization Entities and the transactions contemplated by the Transaction Documents to which they are a party (other than those paid for from the Concentration Account as described in the Indenture), including (i) accrued and unpaid taxes (other than federal, state, local and foreign taxes based on income, profits or capital, including franchise, excise, withholding or similar taxes), filing fees and registration fees payable by or directly attributable to the Securitization Entities to any federal, state, local or foreign Governmental Authority; (ii) fees and expenses payable to (A) the Trustee under the Indenture or the other Transaction Documents to which it is a party, (B) the Back-Up Manager as Back-Up Manager Fees, (C) any Rating Agency and (D) independent certified public accountants (including, for the avoidance of doubt, any incremental auditor costs) and external legal counsel; (iii) the indemnification obligations of the Securitization Entities under the Transaction Documents to which they are a party (including any interest thereon at the Advance Interest Rate, if applicable); and (iv) independent director and manager fees.

“Securitization Transaction” means the transactions contemplated by the Transaction Documents including, without limitation, the contribution to the applicable Securitization Entities of the Contributed Assets and the proceeds thereof in the manner provided in the applicable Transaction Documents.

“Senior Debt” means any issuance of Indebtedness under the Indenture by the Issuer that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Subordinated Debt.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) the aggregate principal amount of each Class of Senior Notes Outstanding (provided that, with respect to each Series of Class A-1 Notes Outstanding, the aggregate principal amount of such Series of Class A-1 Notes shall be deemed to be equal to the Class A-1 Notes Maximum Principal Amount for such Series) as of the end of the most recently ended Quarterly Fiscal Period less (ii) the sum of (x) the cash and cash equivalents of the Securitization Entities credited to the Senior Notes Interest Reserve Accounts, the Cash Trap Reserve Account and the Senior Notes Principal Payment Account as of the end of the most recently ended Quarterly Fiscal Period and (y) the available amount of each Interest Reserve Letter of Credit with respect to the Senior Notes as of the end of the most recently ended Quarterly Fiscal Period to (b) Net Cash Flow of the Securitization Entities for the immediately preceding four (4) Quarterly Fiscal Periods most recently ended as of such date, as set forth in the Quarterly Noteholders’ Reports for the related Quarterly Payment Date.

The “pro forma” adjustments that are made to the Holdco Leverage Ratio may be made to the Senior Leverage Ratio in a similar manner; provided that (i) references to “Holdco Entities” shall be read to be references to “Securitization Entities” (with appropriate adjustments for singular and plural terms); (ii) references to “Indebtedness” shall be read to be references to “Senior Notes”; and (iii) references to “Holdco Adjusted EBITDA” shall be read to be references to “Net Cash Flow”.

“Senior Interest Shortfall” has the meaning set forth in Section 5.12(a) of the Base Indenture.

“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” or “Class A Notes” means any issuance of Notes under the Indenture by the Issuer that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Notes) is senior in the right to receive interest and principal on such Notes to the right to receive interest and principal on any Senior Subordinated Notes and any Subordinated Notes.

“Senior Notes Accrued Quarterly Interest Amount” means for each Weekly Allocation Date with respect to each Quarterly Fiscal Period, an amount equal to the sum of: (A) the sum of (i) the product of (1) the Fiscal Quarter Percentage and (2) the sum of (I) the Senior Notes Estimated Quarterly Interest Amount for such Quarterly Fiscal Period and (II) any Senior Notes Interest Shortfall Amount together with any additional interest payable on such Senior Notes Interest Shortfall Amount (each as determined pursuant to Section 5.12(b)) (the aggregate amounts set forth in this clause (A)(i)(2), the “Senior Notes Accrued Estimated Quarterly Interest Amount”); and (ii) the Carryover Senior Notes Accrued Quarterly Interest Amount for such Weekly Allocation Date; provided that the amounts allocated under this clause (A) during any Quarterly Fiscal Period shall be capped at the Senior Notes Accrued Estimated Quarterly Interest Amount for such Quarterly Fiscal Period; and (B) without duplication, any Class A-1 Notes Interest Adjustment Amount with respect to the Interest Accrual Period ending in such Quarterly Fiscal Period, which amount in this clause (B) shall be limited to amounts on deposit in the Senior Notes Interest Payment Account if such Class A-1 Notes Interest Adjustment Amount is negative.

“Senior Notes Accrued Quarterly Post-ARD Contingent Additional Interest Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage and (2) the Senior Notes Quarterly Post-ARD Contingent Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period and (ii) the Carryover Senior Notes Accrued Quarterly Post-ARD Contingent Additional Interest Amount for such Weekly Allocation Date and (b) the amount, if any, by which (i) the Senior Notes Quarterly Post-ARD Contingent Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Post-ARD Contingent Additional Interest Account with respect to the Senior Notes Quarterly Post-ARD Contingent Additional Interest on each preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period.

“Senior Notes Accrued Scheduled Principal Payments Amount” means for each Weekly Allocation Date with respect to each Quarterly Fiscal Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage and (2) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Fiscal Period and (ii) the Carryover Senior Notes Accrued Scheduled Principal Payments Amount for such Weekly Allocation Date and (b) the amount, if any, by which (i) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Fiscal Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Principal Payment Account with respect to the Senior Notes Aggregate Scheduled Principal Payments on each preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period. As of each Weekly Allocation Date, if any Series Non-Amortization Test is satisfied as of the immediately preceding Quarterly Payment Date, the Scheduled Principal Payment with respect to such Series for purposes of calculating the Senior Notes Aggregate Scheduled Principal Payments in clause (i) shall be deemed to equal zero for such Weekly Allocation Date solely at the election of the Issuer (with written notice of such election to the Trustee and the Servicer).

“Senior Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Scheduled Principal Payments Amounts due and payable on all such Senior Notes on such Quarterly Payment Date.

“Senior Notes Estimated Quarterly Interest Amount” means, for any Quarterly Fiscal Period, with respect to any Senior Notes Outstanding, the aggregate amount that is identified as “Senior Notes Estimated Quarterly Interest Amount” in each applicable Series Supplement.

“Senior Notes Interest Payment Account I” has the meaning set forth in Section 5.2(a) of the Base Indenture.

“Senior Notes Interest Reserve Account II” has the meaning set forth in Section 5.2(a) of the Base Indenture.

“Senior Notes Interest Reserve Accounts” has the meaning set forth in Section 5.2(a) of the Base Indenture.

“Senior Notes Interest Reserve Account Deficit Amount” means, as of any date of determination, the excess, if any, of the Senior Notes Interest Reserve Amount over the sum of (a) the amount on deposit in the Senior Notes Interest Reserve Accounts and (b) the amount available under any Interest Reserve Letter of Credit relating to the Senior Notes.

“Senior Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto and any drawing date in respect of any Class A-1 Notes), an amount equal to the Senior Notes Quarterly Interest Amount and the Class A-1 Notes Quarterly Commitment Fees Amount due on such Quarterly Payment Date (with the interest and Class A-1 Notes Quarterly Commitment Fees Amount payable with respect to the Class A-1 Notes on such Quarterly Payment Date being based on the good faith utilization estimate of the Manager in accordance with certain estimation principles as set forth in the applicable Weekly Manager’s Certificate), it being understood that the Senior Notes Interest Reserve Amount may be funded in whole or in part with the proceeds of a drawing under any Class A-1 Notes. The Senior Notes Interest Reserve Amount will increase or decrease in accordance with any increase or reduction in the Outstanding Principal Amount of the Senior Notes or any reduction in the Class A-1 Notes Maximum Principal Amount in accordance with the Manager’s good faith utilization estimate with respect to the Class A-1 Notes as set forth in the applicable Weekly Manager’s Certificate.

“Senior Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(b) of the Base Indenture.

“Senior Notes Post-ARD Contingent Additional Interest Account” has the meaning set forth in Section 5.6(a)(viii) of the Base Indenture.

“Senior Notes Principal Payment Account” has the meaning set forth in Section 5.6(a)(v) of the Base Indenture.

“Senior Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, (a) the aggregate amount of interest due and payable, with respect to the related Interest Accrual Period, on the Senior Notes that is identified as a “Senior Notes Quarterly Interest Amount” in the applicable Series Supplement (other than any Post-ARD Contingent Additional Interest), plus (b) to the extent not otherwise included in clause (a), with respect to any Class A-1 Notes Outstanding, the aggregate amount of any letter of credit fees due and payable on issued but undrawn Letters of Credit, with respect to such Interest Accrual Period, on such Class A-1 Notes pursuant to the applicable Class A-1 Note Purchase Agreement.

“Senior Notes Quarterly Post-ARD Contingent Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Notes that is identified as “Senior Notes Quarterly Post-ARD Contingent Additional Interest” in the applicable Series Supplement (including, for the avoidance of doubt, any Post-ARD Contingent Additional Interest on any Class A-1 Notes).

“Senior Notes Scheduled Principal Payments Amounts” means, with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Notes Scheduled Principal Payment Deficiency Amount” means, with respect to any Senior Notes Outstanding and any Quarterly Payment Date, (1) the amount, if any, by which (a) the Senior Notes Aggregate Scheduled Principal Payments exceeds (b) the sum of (i) the amount of funds on deposit in the Senior Notes Principal Payment Account plus (ii) any other funds on deposit in the Indenture Trust Accounts that are available to pay the Senior Notes Aggregate Scheduled Principal Payments on such Quarterly Payment Date in accordance with the Indenture, plus (2) any Senior Notes Aggregate Scheduled Principal Payments due but unpaid from any previous Quarterly Payment Dates.

“Senior Subordinated Noteholder” means any Holder of Senior Subordinated Notes of any Series.

“Senior Subordinated Notes” means any issuance of Notes under the Indenture by the Issuer that are part of a Class with an alphanumerical designation that contains any letter from “B” through “L” of the alphabet.

“Senior Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Additional Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.6(a)(iii) of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Accounts” has the meaning set forth in Section 5.3(a) of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account Deficit Amount” means, as of any date of determination, the excess, if any, of the Senior Subordinated Notes Interest Reserve Amount over the sum of (a) the amount on deposit in the Senior Subordinated Notes Interest Reserve Account and (b) the amount available under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes.

“Senior Subordinated Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto), an amount equal to the Senior Subordinated Notes Quarterly Interest Amount due on the next Quarterly Payment Date.

“Senior Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(g) of the Base Indenture.

“Senior Subordinated Notes Post-ARD Contingent Additional Interest Account” has the meaning set forth in Section 5.6(a)(ix) of the Base Indenture.

“Senior Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.6(a)(vi) of the Base Indenture.

“Senior Subordinated Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of interest due and payable, with respect to any Class of Senior Subordinated Notes Outstanding, on the Senior Subordinated Notes that is identified as the “Senior Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement.

“Senior Subordinated Notes Quarterly Post-ARD Contingent Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Post-ARD Contingent Additional Interest” in the applicable Series Supplement.

“Senior Subordinated Notes Scheduled Principal Payments Amounts” means, with respect to any Class of Senior Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Subordinated Notes.

“Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount”, with respect to any Series of Senior Subordinated Notes, has the meaning specified in the related Series Supplement.

“Series” or “Series of Notes” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series 2016-1 Class A-2-I Notes” has the meaning specified in the Series 2016-1 Supplement referenced in the recitals hereto.

“Series 2016-1 Notes” has the meaning specified in the Series 2016-1 Supplement referenced in the recitals hereto.

“Series 2018-1 Class A-2 Notes” means the Series 2018-1 Fixed Rate Senior Secured Notes, Class A-2, issued by the Issuer pursuant to the Original Base Indenture and the Series 2018-1 Supplement thereto, between the Issuer and the Trustee, dated as of the Series 2018-1 Closing Date, and issued in two Tranches.

“Series 2018-1 Closing Date” means November 26, 2018.

“Series 2021-1 Closing Date” means August 19, 2021.

“Series 2025-1 Closing Date" means September 24, 2025.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to any Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, the “Anticipated Repayment Date” set forth in the related Series Supplement or amendment to the related Series Supplement, as applicable.

“Series Closing Date” means, with respect to any new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, the date of issuance of such new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, as specified in the applicable Series Supplement.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Series of Notes or such Class pursuant to the applicable Series Supplement.

“Series Hedge Agreement” means, with respect to any Series of Notes, the relevant Swap Contract, if any, described in the applicable Series Supplement.

“Series Hedge Payment Amount” means, collectively, all amounts payable by the Issuer under the Series Hedge Agreements, including any termination payment payable by the Issuer.

“Series Hedge Receipts” means, collectively, all amounts received by the Securitization Entities under any Series Hedge Agreements.

“Series Legal Final Maturity Date” means, with respect to any new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, the “Series Legal Final Maturity Date” set forth in the related Series Supplement or amendment to the related Series Supplement, as applicable.

“Series Non-Amortization Test” for any Series of Notes, has the meaning set forth in the applicable Series Supplement; or, if not specified therein, means a test that will be satisfied on any Quarterly Payment Date only if (x) both the Senior Leverage Ratio and the Holdco Leverage Ratio are less than or equal to 5.50x as calculated on the immediately preceding Quarterly Calculation Date and (y) no Rapid Amortization Event has occurred and is continuing.

“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums, make-whole payments and Series Hedge Payment Amounts, if any, at any time and from time to time, owing by the Issuer on such Series of Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Issuer or the Guarantors arising under the Indenture, the Notes or any other Indenture Document, in each case, solely with respect to such Series of Notes.

“Series Supplement” means a series supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture, as the same may be amended or otherwise modified from time to time, including in connection with the issuance of Additional Notes of an existing Series, Class, Subclass or Tranche of Notes pursuant to Section 2.3.

“Servicer” means Midland Loan Services, a division of PNC Bank, National Association, as servicer under the Servicing Agreement, and any successor thereto.

“Servicer Termination Event” has the meaning set forth in the Servicing Agreement.

“Services” has the meaning set forth in the Management Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of the Original Closing Date, by and among the Issuer, the other Securitization Entities party thereto, the Manager, the Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Servicing Fees” has the meaning set forth in the Servicing Agreement.

“Servicing Standard” has the meaning set forth in the Servicing Agreement.

“Software” has the meaning set forth in the definition of “Intellectual Property”.

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinion(s) delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with any of TBC, the Manager or any other Non-Securitization Affiliate.

“Specified Deferred Amount” means the amount of any deferred Franchisee Payment Amounts during the related Quarterly Fiscal Period.

“Standby Investment” means MS Fund 8344 or such Eligible Investment or as may be directed in writing from time to time by the Issuer to the Trustee.

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Sub-Manager” means any sub-manager appointed pursuant to the terms of the Management Agreement to provide Services thereunder, so long as the Manager remains primarily and directly liable for the performance of its obligations under the Management Agreement notwithstanding any such sub-managing arrangement.

“Subordinated Debt” means any issuance of Indebtedness under the Indenture by the Issuer that by its terms (through its alphabetical designation as “Class B” through “Class Z” pursuant to the Series Supplement applicable to such Indebtedness) subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Debt.

“Subordinated Debt Provisions” means, with respect to the issuance of any Series of Notes that includes Subordinated Debt, the terms of such Subordinated Debt will include the following provisions: (a) if there is an Extension Period in effect with respect to the Senior Debt issued on the Original Closing Date, the principal of any Subordinated Debt will not be permitted to be repaid out of the Priority of Payments unless such Senior Debt is no longer Outstanding, (b) if the Senior Debt issued on the Original Closing Date is refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt and any such Subordinated Debt having a Series Anticipated Repayment Date on or before the Series Anticipated Repayment Date of such Senior Debt is not refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt, such Subordinated Debt will begin to amortize on the date that the Senior Debt is refinanced pursuant to a scheduled principal payment schedule to be set forth in the applicable Series Supplement and (c) if the Senior Debt issued on the Original Closing Date is not refinanced on or prior to the Quarterly Payment Date following the seventh anniversary of the Original Closing Date, such Subordinated Debt will not be permitted to be refinanced.

“Subordinated Noteholder” means any Holder of Subordinated Notes of any Series.

“Subordinated Notes” means any issuance of Notes under the Indenture by the Issuer that are part of a Class with an alphanumerical designation that contains any letter from “M” through “Z” of the alphabet.

“Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Quarterly Post-ARD Contingent Additional Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.6(a)(iv) of the Base Indenture.

“Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(k) of the Base Indenture.

“Subordinated Notes Post-ARD Contingent Additional Interest Account” has the meaning set forth in Section 5.6(a)(x) of the Base Indenture.

“Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.6(a)(vii) of the Base Indenture.

“Subordinated Notes Quarterly Interest Amount” means, for each Quarterly Payment Date, with respect to each Class of Subordinated Notes Outstanding, the aggregate amounts identified as the “Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement.

“Subordinated Notes Quarterly Post-ARD Contingent Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Subordinated Notes that is identified as “Subordinated Notes Quarterly Post-ARD Contingent Additional Interest” in the applicable Series Supplement.

“Subordinated Notes Scheduled Principal Payments Amounts” means, with respect to any Class of Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Subordinated Notes.

“Subordinated Notes Scheduled Principal Payment Deficiency Amount”, with respect to any Series of Subordinated Notes, has the meaning specified in the related Series Supplement.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled by the parent and/or one or more subsidiaries of the parent.

“Successor Manager” has the meaning set forth in the Management Agreement.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a Successor Manager or Interim Successor Manager in connection with the termination, removal and replacement of the Manager under the Management Agreement.

“Successor Servicer Transition Expenses” means all costs and expenses incurred by a successor Servicer in connection with the termination, removal and replacement of the Servicer under the Servicing Agreement.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article XIII of the Base Indenture.

“Supplemental Management Fee” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, the amount, approved in writing by the Control Party acting at the direction of the Controlling Class Representative, by which, with respect to any Quarterly Fiscal Period, (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Quarterly Fiscal Period in connection with the performance of the Manager’s obligations under the Management Agreement and the amount of any current or projected Tax Payment Deficiency, if applicable, exceed (ii) the Weekly Management Fees received and to be received by the Manager on such Weekly Allocation Date and each preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taco Bell” means, prior to the Original Closing Date, Taco Bell Corp., Taco Bell of America, LLC and their respective Subsidiaries, and after the Original Closing Date, the Securitization Entities as managed by the Manager pursuant to the Management Agreement.

“Taco Bell Brand” means Taco Bell name and Taco Bell Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing.

“Taco Bell Franchisor” means Taco Bell Franchisor, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Franchisor Holdco.

“Taco Bell IP License Agreement” means the Taco Bell IP License Agreement, dated as of the Original Closing Date, between IP Holder, as licensor, and TBC, as licensee, as amended, supplemented or otherwise modified from time to time.

“Taco Bell System” means Company-Owned Restaurants and third-party franchised and licensed restaurants operating under the Taco Bell Brand in the Securitization Jurisdiction.

“Taco Bell U.S. System-Wide Sales” means, with respect to any Quarterly Calculation Date, aggregate Gross Sales (which shall be permitted to include estimated Gross Sales of up to 15% of the total) for all Branded Restaurants in the Taco Bell System for the four (4) Quarterly Fiscal Periods ended immediately prior to such Quarterly Calculation Date.

“Target Month” means, with respect to each Series, Class, Subclass or Tranche of Notes, the meaning set forth in the related Series Supplement.

“Tax” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto, and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including backup withholding and withholding required pursuant to FATCA.

“Tax Lien Reserve Amount” has the meaning set forth in Section 9.2(o) of the Base Indenture.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) properly treated as debt at the time of their issuance, (b) except with respect to any Future Securitization Entity (including Future Securitization Entities organized with the consent of the Control Party pursuant to Section 8.30(b) of the Base Indenture) that will be treated as a corporation for United States federal income tax purposes, the Issuer organized in the United States, the other Securitization Entity organized in the United States, and the other direct or indirect Subsidiary of the Issuer organized in the United States will not as of the date of issuance be classified as a corporation or as an association or publicly traded partnership taxable as a corporation and (c) such new Series of Notes will as of the date of issuance be properly treated as debt.

“Tax Payment Deficiency” means any Tax liability of TBC (or, if TBC is not the taxable parent entity of the Issuer, such other taxable parent entity and/or the parent entity of any consolidated group of which TBC is a member) (including Taxes imposed under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Securitization Entities or their direct or indirect Subsidiaries that the Manager determines cannot be satisfied by TBC (or such other taxable parent entity) from its available funds.

“TBA” means Taco Bell of America, LLC, a Delaware limited liability company.

“TBC” means Taco Bell Corp., a California corporation.

“Total Securitization Expenses” means (i) for any period prior to the Original Closing Date, an amount calculated by the Manager in its reasonable discretion in accordance with the principles and methods used to present “Total Securitization Expenses” (as defined in the Offering Memorandum for the offering of the Series 2016-1 Fixed Rate Senior Secured Notes, Class A-2, prepared by the Issuer) (for purposes of this definition, the “Calculation Methodology”) and (ii) for any other period, an amount calculated by the Manager in its reasonable discretion in accordance with the Calculation Methodology, as adjusted to account for the consummation of the Securitization Transaction and the generation of revenues by the Securitization Entities.

“Total Securitization Revenues” means (i) for any period prior to the Original Closing Date, an amount calculated by the Manager in its reasonable discretion in accordance with the principles and methods used to present “Total Securitization Revenues” (as defined in the Offering Memorandum for the offering of the Series 2016-1 Fixed Rate Senior Secured Notes, Class A-2, prepared by the Issuer) (for purposes of this definition, the “Calculation Methodology”) and (ii) for any other period, an amount calculated by the Manager in its reasonable discretion in accordance with the Calculation Methodology, as adjusted to account for the consummation of the Securitization Transaction and the generation of revenues by the Securitization Entities.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.

“Trademarks” has the meaning set forth in the definition of “Intellectual Property”.

“Tranche” means, with respect to any Class or Subclass of any Series of Notes, any one of the tranches of Notes of such Class or Subclass as specified in the applicable Series Supplement.

“Transaction Documents” means the Indenture, the Notes, the Guarantee and Collateral Agreement, each Account Control Agreement, the Management Agreement, the Servicing Agreement, the Back-Up Management Agreement, any Series Hedge Agreement, the Contribution Agreements, the Note Purchase Agreements, the IP License Agreements, the Charter Documents of each Securitization Entity, each Letter of Credit Reimbursement Agreement and any additional document identified as a “Transaction Document” in the Series Supplement for any Series of Notes Outstanding and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by any such officer, in each case having direct responsibility for the administration of the Indenture, and also any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“Trustee Accounts” has the meaning set forth in Section 5.8(a) of the Base Indenture.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“Uncertificated Note” means any Note issued in uncertificated, fully registered form evidenced by entry in the Note Register.

“United States” or “U.S.” means the United States of America, its 50 states and the District of Columbia. For the avoidance of doubt, “United States” and “U.S.” shall not include any territories, possessions or commonwealths of the United States of America.

“U.S. Intellectual Property” means rights in Intellectual Property as enforceable in the United States, including (i) Trademarks registered with the USPTO and rights in Trademarks based on use in the United States, (ii) Patents issued by the USPTO, (iii) Copyrights registered with the USCO and other Copyrights protected by U.S. law and (iv) U.S. rights in Trade Secrets and Software.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and any successor statute of similar import, in each case as in effect from time to time.

“USCO” means the U.S. Copyright Office and any successor U.S. Federal office.

“USPTO” means the U.S. Patent and Trademark Office and any successor U.S. Federal office.

“Voting Equity Interests” means, with respect to any Person as of any date, the Equity Interests of such Person that are at the time entitled to vote in the election of the board of directors or similar body of such Person.

“Warm Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Warm Back-Up Management Trigger Event” has the meaning set forth in the Back-Up Management Agreement.

“Weekly Allocation Date” means, with respect to each Weekly Collection Period, the last Business Day of the calendar week following the calendar week in which the related Weekly Collection Period ends or such earlier Business Day occurring no earlier than the Friday of the calendar week in which the related Weekly Collection Period ends that has been designated as the weekly allocation date by the Manager, in its sole discretion, in the related Weekly Manager’s Certificate delivered by the Manager on or prior to 4:30 p.m. (New York City time) on the Business Day preceding such Weekly Allocation Date or, if such Weekly Allocation Date is earlier than the last Business Day of the calendar week following the calendar week in which the related Weekly Collection Period ends, on or prior to 10:00 a.m. (New York City time) on the second Business Day preceding such Weekly Allocation Date; provided, that, in each case there will be no more than a single Weekly Allocation Date for any calendar week.

“Weekly Collection Period” means, with respect to Collections, each weekly period commencing at 12:00 a.m. (New York time) on each Wednesday per week and ending at 11:59 p.m. (New York time) on each Tuesday per week. References to “local time” refer to the local time at the Branded Restaurant or other location receiving the relevant Collections.

“Weekly Management Fee” has the meaning set forth in the Management Agreement.

“Weekly Manager’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Welfare Plan” means any “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA.

“Workout Fee” has the meaning set forth in the Servicing Agreement.

“written” or “in writing” means any form of written communication, including, without limitation, by means of e-mail, facsimile, telex, telecopier device, telegraph or cable.

“YBI” means YUM! Brands, Inc., a North Carolina corporation.

“YBI Quarterly Fiscal Period” means each calendar quarter comprised of three (3) months. YBI’s fiscal year and the fourth (4th) YBI Quarterly Fiscal Period in each fiscal year both end on December 31.